UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Stratus Properties Inc.
(Name of registrant as specified in its charter)

Not Applicable
(Name(s) of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Stockholders

	DATE Monday, June 1, 2026	TIME 8:30 a.m. Central Time	LOCATION 212 Lavaca Street Suite 300 Austin, TX 78701	RECORD DATE April 13, 2026

Items of Business				Board Recommendation
1	To elect three Class I directors			FOR each nominee

2	To approve, on an advisory basis, the compensation of our named executive officers			FOR

3	To ratify, on an advisory basis, the appointment of CohnReznick LLP as our independent registered public accounting firm for 2026			FOR

4	To approve the plan of complete liquidation and dissolution of the Company (the “Plan of Liquidation”) (the “Plan of Liquidation Proposal”)			FOR

5	To approve one or more adjournments of the 2026 Annual Meeting, if necessary or advisable as determined by the Board of Directors or a committee thereof (the “Adjournment Proposal”)			FOR

Notice is hereby given that the 2026 annual meeting of stockholders (including any adjournment or postponement thereof, the “2026 Annual Meeting”) of Stratus Properties Inc., a Delaware corporation, (including, as the context requires, its consolidated subsidiaries, the “Company,” “Stratus,” “we,” “us” and “our”) will be held on Monday, June 1, 2026 at 8:30 a.m. Central Time, at 212 Lavaca Street, Suite 300, Austin, TX 78701 for the purposes set forth above. Stockholders will also transact such other business as may properly come before the 2026 Annual Meeting by or at the direction of the Board of Directors (the “Board”) or an authorized committee thereof. Only stockholders of record at the close of business on April 13, 2026 (the “record date”) are entitled to vote at the 2026 Annual Meeting. The accompanying proxy statement provides detailed information about the matters to be considered at the 2026 Annual Meeting. Please read it carefully.

The principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our properties, paying our debts and distributing the net proceeds from liquidation to our stockholders.

The Company’s Board has carefully reviewed and considered the alternatives reasonably available to the Company at this time, the terms and conditions of the Plan of Liquidation and the types of transactions contemplated by the Plan of Liquidation, as well as the opinion of Eastdil Secured, the Company’s financial advisor in connection with the Company’s strategic review process, regarding its opinion as to the reasonableness, from a financial point of view, of our management’s estimated range of liquidating distributions equal to $29.73 to $37.69 per share of the Company’s common stock to be paid to stockholders pursuant to the Plan of Liquidation. After considering the foregoing, among other things, the Board unanimously determined that a planned liquidation and dissolution of the Company pursuant to the Plan of Liquidation (the “Liquidation and Dissolution”), as more fully described in the accompanying proxy statement, will be more likely to maximize stockholder value at this time, as compared to the other strategic alternatives reasonably available to the Company at this time considered by the Board, and that the terms of the Plan of Liquidation are advisable and in the best interests of the Company and its stockholders and unanimously approved, subject to stockholder approval, the dissolution of the Company and, following the dissolution, the sale of all of the Company’s assets pursuant to the Plan of Liquidation. Accordingly, the Board unanimously recommends that you vote “FOR” the Plan of Liquidation Proposal.

In reaching these conclusions, the Board reviewed the other alternatives described in the enclosed proxy statement and considered a number of factors, each of which is discussed in more detail in the enclosed proxy statement. We currently estimate that if the Plan of Liquidation Proposal is approved by our stockholders and we are able to implement the Plan of Liquidation successfully, our liquidating distributions per share and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, would range between approximately $29.73 and $37.69 per share.

YOUR VOTE IS IMPORTANT. As discussed in the enclosed proxy statement, the Board believes that the Plan of Liquidation is the best strategic alternative reasonably available to the Company to maximize stockholder returns at this time. We cannot complete the dissolution and sale of all of our properties pursuant to the terms of the Plan of Liquidation without the approval of a majority of the outstanding shares of our common stock entitled to vote on the Plan of Liquidation Proposal.

To assure that your shares are represented at the 2026 Annual Meeting, please promptly mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote by submitting your proxy by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the 2026 Annual Meeting. Please refer to “Information About the 2026 Annual Meeting” on page 99 of the attached proxy statement and the instructions on the proxy card. The Notice of 2026 Annual Meeting of Stockholders and Proxy Statement are first being made available to stockholders on or about April 24, 2026.

The enclosed proxy statement contains important information about the Company, the Plan of Liquidation and the 2026 Annual Meeting. We encourage you to read the enclosed proxy statement carefully and in its entirety before voting, including the section titled “Risk Factors Related to the Plan of Liquidation” beginning on page 76.

Thank you for your continued support of the Company.

By Order of the Board of Directors.

KENNETH N. JONES General Counsel & Secretary
April 24, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2026:

The proxy statement for the 2026 Annual Meeting and the Company’s 2025 annual report to stockholders are available free of charge at: www.edocumentview.com/STRS.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5830

Banks and Brokers may call collect: (212) 750-5833

Proxy Statement

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Stratus Properties Inc., a Delaware corporation, for use at our 2026 annual meeting of stockholders (including any adjournment or postponement thereof, the “2026 Annual Meeting”). This Proxy Statement, along with a proxy card or voting instruction form, Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 annual report”) are first being mailed to our stockholders of record on or about April 24, 2026. References in this Proxy Statement to “Stratus,” the “Company,” “we,” “us,” “our” and similar terms refer to Stratus Properties Inc. and, as the context requires, its consolidated subsidiaries.

Interests of Our Directors and Executive Officers	92
Regulatory Matters; Third-Party Consents	96
Marketing and Sale Process for the Company’s Real Estate Assets	96
Vote Required to Approve the Plan of Liquidation Proposal	96
Recommendation of the Board of Directors	96

Proposal No. 5: The Adjournment Proposal	97
Vote Required to Approve the Adjournment Proposal	97
Recommendation of the Board of Directors	97

Certain Transactions	97

Information About the 2026 Annual Meeting	99
Why am I receiving these proxy materials?	99
What is a proxy?	100
When and where will the 2026 Annual Meeting be held?	100
What should I bring if I plan to attend the 2026 Annual Meeting in person?	100
Who is soliciting my proxy?	100
On what matters will I be voting?	100
How does the Board recommend that I cast my vote?	101
How many votes may I cast?	101
How many shares of Common Stock are eligible to be voted?	101
How many shares of Common Stock must be present to hold the 2026 Annual Meeting?	101
How do I vote?	102
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?	103
Which proposals are considered “discretionary” and which are considered “non-discretionary”?	103
Will my shares be voted if I do nothing?	103
What vote is required, and how will my votes be counted, to elect the directors and to approve each of the other proposals discussed in this Proxy Statement?	105
What is the Plan of Liquidation?	106
Are there any risks related to the Plan of Liquidation?	106
Why did the Board approve the Plan of Liquidation?	106
What are the estimated liquidating distributions that stockholders will receive pursuant to the Plan of Liquidation?	106
Do the directors and executive officers of the Company have any interest in the Plan of Liquidation?	106
Will I still be able to sell or transfer my shares of Common Stock if stockholders approve the Plan of Liquidation Proposal?	107
When does the Company expect to complete the Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation?	107
Am I entitled to appraisal or dissenters’ rights in connection with the Plan of Liquidation?	107
Can I revoke my proxy or change my voting instructions after I deliver my proxy or voting instructions?	107
How will we solicit proxies and who pays for soliciting proxies?	108
Could other matters be considered and voted upon at the 2026 Annual Meeting?	108
What happens if the 2026 Annual Meeting is postponed or adjourned?	108
Where can I find the voting results of the 2026 Annual Meeting?	108
Where You Can Find Additional Information	108
2027 Stockholder Proposals	109
ANNEX A: Methodology Used to Calculate Certain AIP Metrics	A-1
ANNEX B: The Plan of Liquidation	B-1
ANNEX C: Opinion of Eastdil Secured	C-1

We include website addresses throughout this Proxy Statement for reference only. The information contained or referenced on our website and other websites mentioned in this Proxy Statement are not a part of this Proxy Statement and are not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (“SEC”). Printed versions of these materials are available, free of charge, to any stockholder who requests them from our corporate secretary.

Stratus Properties Inc.

212 Lavaca Street

Suite 300

Austin, Texas 78701

Proxy Summary

This summary highlights selected information contained elsewhere in this Proxy Statement, including the material terms of the Plan of Liquidation (as defined below), which is attached to this Proxy Statement as Annex B and would authorize the dissolution of the Company and the liquidation of its assets. This summary does not contain all of the information that you should consider before voting on the proposals in this Proxy Statement, and you should read the entire Proxy Statement, including the Annexes, carefully before voting. For more information regarding our 2025 performance, please review our 2025 annual report. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

2026 Annual Meeting of Stockholders

Date:	Monday, June 1, 2026

Time:	8:30 a.m. Central Time

Place:	212 Lavaca Street Suite 300 Austin, TX 78701

Record Date:	April 13, 2026

Voting:	Stockholders at the close of business on the record date will be entitled to vote at the 2026 Annual Meeting. As of the record date for the 2026 Annual Meeting, 7,982,723 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) were issued and outstanding and entitled to vote at the 2026 Annual Meeting. Stockholders are entitled to one vote for each share of Common Stock held. A majority of these shares present in person or represented by proxy at the 2026 Annual Meeting will constitute a quorum for the transaction of business. For more information on voting, attending the 2026 Annual Meeting and other meeting information, please see “Information About the 2026 Annual Meeting” on page 99 of this Proxy Statement.

Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page

1	Election of three Class I directors	FOR each nominee	25

2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	54

3	Ratification, on an advisory basis, of the appointment of CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for 2026	FOR	57

Item	Description	Board Vote Recommendation	Page

4	Approval of the plan of complete liquidation and dissolution of the Company (the “Plan of Liquidation”) (the “Plan of Liquidation Proposal”)	FOR	57

5	Approval of one or more adjournments of the 2026 Annual Meeting, if necessary or advisable as determined by the Board of Directors or a committee thereof (the “Adjournment Proposal”)	FOR	97

The Plan of Liquidation

The Company is seeking stockholder approval of the Plan of Liquidation Proposal at the 2026 Annual Meeting. The Plan of Liquidation was approved by the Board on March 24, 2026, subject to stockholder approval. The following is a brief summary of the material provisions of the Plan of Liquidation. The following summary is qualified in its entirety by reference to the full text of the Plan of Liquidation, which is attached to this Proxy Statement as Annex B and is incorporated herein by reference. We encourage you to read the Plan of Liquidation in its entirety.

Overview of the Plan of Liquidation

Pursuant to the Plan of Liquidation, we will among other things, undertake to:

•	dissolve the Company in accordance with applicable law and wind up our business and affairs;

•

dispose of all of our properties, which we expect to accomplish within 24 months after approval of the Plan of Liquidation, although the low-end of the Estimated Liquidating Distributions Per Share of Common Stock assumes completion within 36 months of such approval. Although we currently anticipate that we will sell our assets for cash and our discussion in this Proxy Statement contemplates that we will receive cash for the sale of our assets, the Plan of Liquidation provides that our assets may be sold for cash, notes or such other assets as may be conveniently liquidated or distributed to stockholders;

•	make initial and interim distributions of liquidation proceeds to our stockholders from time to time during the liquidation process and in accordance with applicable law;

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;

•

distribute the remaining proceeds of the liquidation to our stockholders after the payment of or provision for our liabilities and expenses, in accordance with our certificate of incorporation and bylaws and applicable law;

•

if we cannot sell our assets and pay our liabilities during the three-year period following the dissolution of the Company, or if the Board otherwise determines that it is advisable to do so, we may transfer our remaining assets and liabilities to a liquidating trust and distribute the beneficial interests in the liquidating trust to you; and

•	take such other actions as contemplated by the Plan of Liquidation attached hereto at Annex B and as contemplated by any amendments to the Plan of Liquidation that may be approved by the Board.

Authorization and Effectiveness

Following stockholder approval of the Plan of Liquidation, and at the time the Company determines is appropriate, the Company would file a certificate of dissolution with the Office of the Secretary of State of the State of Delaware in accordance with Section 275 of the Delaware General Corporation Law (“DGCL”). The dissolution would become effective when the certificate of dissolution is filed, or at any later date and time specified in the certificate of dissolution.

Survival Period

After the effective time of the certificate of dissolution, the Company will continue for a period of three years, or for a longer period if the Delaware Court of Chancery so directs, as a corporate body for the limited purposes of prosecuting and defending suits, settling and closing its business, disposing of and conveying its property, discharging its liabilities and distributing any remaining assets to its stockholders. During this period, the Company may not continue the business for which it was organized except to the extent necessary or appropriate to preserve or enhance value and wind up its affairs, and such other activities as the Company determines necessary to implement the dissolution as permitted under applicable law. Under the Plan of Liquidation, the Company (and its subsidiaries) may continue to develop and complete any projects or other activities that are in process (as determined by the Company) at the effective time of the dissolution of the Company, so long as the Company determines that doing so will increase or otherwise enhance the value of the project, property or asset for sale or other disposition.

Sale and Disposition of Assets

The Plan of Liquidation authorizes the Company, acting for itself and, as applicable, in its capacity as an equity holder, general partner or manager of direct or indirect subsidiaries or affiliates, to collect, sell, convey, transfer, assign, exchange, abandon or otherwise dispose of all or substantially all of its remaining non-cash property and assets in one or more transactions, on such terms and conditions as the Company, in its sole and absolute discretion, determines to be advisable and in the best interests of the Company and its stockholders, without further stockholder action, except as required by applicable law.

Calculation of the Range of Estimated Liquidating Distributions Per Share of Common Stock

The Company estimates that the liquidating distributions per share that may be distributed to stockholders will range from approximately $29.73 to $37.69 per share of Common Stock (the “Estimated Liquidating Distributions Per Share of Common Stock”). The estimated range of liquidating distributions per share, estimated as of December 31, 2025, as adjusted for material updates through March 21, 2026, is based upon (i) estimates of real estate sales values as discussed further below, (ii) the amount of indebtedness secured by the properties, including any estimated fees that the Company expects to incur at the time of the disposition of such properties for early payment thereof and other indebtedness of the Company, (iii) the amount of cash on hand, (iv) estimated cash flows to be generated by the continued operations of the Company during the liquidation process as reduced by working capital expenses assuming sales activity is completed (a) within 24 months after stockholder approval of the Plan of Liquidation for purposes of the high-end of the Estimated Liquidating Distributions Per Share of Common Stock and (b) within 36 months after stockholder approval of the Plan of Liquidation for purposes of the low-end of the Estimated Liquidating Distributions Per Share of Common Stock, (v) the estimated expenses to be incurred in connection with the sale of each property and the winding down and dissolution of the Company, and (vi) 8,179,774 shares of Common Stock outstanding on a fully-diluted basis. The Company estimated the liquidation values for each of the Company’s real estate assets based on a combination, as applicable, of the range of values provided in third-party appraisals for each property, Eastdil Secured and third-party brokers’ opinion of values, recent comparable sales transactions within each property’s respective market, discounted cash flow projections for our assets, the Company’s cost basis for each property, the nature and characteristics of each respective asset, and management’s estimate of the value of such assets, taking into account market knowledge and the experience of management, in consultation with Eastdil Secured. Although the Company provided an estimated range for the Estimated Liquidating Distributions Per Share of Common Stock and intends to make distributions during the liquidation process, including making an initial liquidating distribution as soon as practicable after the effectiveness of the filing of the certificate of dissolution, the timing and amount of those distributions may vary based on a number of factors and no assurance can be given as to when, or whether, the Company will be able to make any liquidating distributions to the stockholders or the amount of any such distributions. See the sections of this Proxy Statement titled “Risk Factors Related to the Plan of Liquidation” and “Calculation of the Range of Estimated Liquidating Distributions Per Share of Common Stock.”

Delisting of Common Stock

In connection with the Plan of Liquidation, the Company currently expects that, at a future date as the Board determines and subject to applicable rules of The Nasdaq Stock Market (“NASDAQ”), it may voluntarily delist its Common Stock from NASDAQ in order to reduce the Company’s operating expenses and maximize the Estimated Liquidating Distributions Per Share of Common Stock. In the event the Company elects to voluntarily delist its Common Stock from NASDAQ, the Company would be required to comply with applicable NASDAQ and SEC procedures, including advance notice to Nasdaq and public notice requirements, before filing a Form 25.

Although the Company currently expects that the Common Stock will remain listed on NASDAQ until the Board makes such determination to voluntarily delist, NASDAQ may commence delisting proceedings against the Company at any time if (i) the Company and/or the Common Stock do not meet the continued listing standards of NASDAQ or (ii) NASDAQ exercises its discretionary authority to delist the Common Stock under NASDAQ Listing Rule 5110. Even if NASDAQ does not move to delist the Common Stock, the Company may voluntarily delist the Common Stock from NASDAQ in an effort to reduce the Company’s operating expenses and maximize the Estimated Liquidating Distributions Per Share of Common Stock. If the Common Stock is delisted from NASDAQ, stockholders may have difficulty trading their shares of Common Stock on the secondary market.

Termination of the Registration of Common Stock

The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At such time as the Board deems appropriate, in addition to delisting the Common Stock from NASDAQ, the Board and the proper officers of the Company are authorized under the Plan of Liquidation to file a Form 15 (or take other appropriate action) to deregister the Common Stock under the Exchange Act.

Termination of Existence of the Company; Cancellation of Common Stock

The Plan of Liquidation authorizes the Board and the Company’s officers, when appropriate, to file a certificate of dissolution with the Delaware Secretary of State and to take any other appropriate and necessary action to dissolve the Company under the DGCL. Following the filing of the certificate of dissolution, the Company will continue in existence as provided under the DGCL for the purpose of winding up its affairs, including selling assets (after they have been developed to a stage the Company determines is advisable to enhance the sale value, as applicable), discharging liabilities and distributing any remaining assets to stockholders. Subject to the need for a liquidating trust (or other liquidating entity) and the terms of the Company’s governing documents, the distributions contemplated by the Plan of Liquidation will be in complete liquidation of the Company and, upon the complete distribution of all assets of the Company to the stockholders.

Amendment, Abandonment and Revocation

The Plan of Liquidation provides that, notwithstanding stockholder approval, the Board may modify, amend or abandon the Plan of Liquidation and the transactions contemplated by the Plan of Liquidation, without further stockholder action, to the extent permitted by the DGCL. Consistent with Section 275(e) of the DGCL, the Company expects that any abandonment of the dissolution without further stockholder action would occur, if at all, before the certificate of dissolution becomes effective. After the effective time of the dissolution, any revocation of the dissolution would be governed by Section 311 of the DGCL and would require, among other things, approval by the Board, approval by the requisite stockholders and the filing of a certificate of revocation of dissolution with the Office of the Delaware Secretary of State.

Accounting Treatment of Liquidation

The Company expects that the Plan of Liquidation would, at some time during the liquidation process, result in a change in the Company’s basis of accounting from the going-concern basis to the liquidation basis of accounting. Under the liquidation basis of accounting, the Company’s assets must be measured at the estimated amount of consideration the Company expects to collect, and the Company’s liabilities must be measured at contractual amounts due or the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Liquidation. Valuations of assets presented in the consolidated financial statements will represent management’s estimates, based on then-present facts and circumstances, of the net realizable values of assets. Estimated costs associated with carrying out the Plan of Liquidation based upon management’s assumptions will be included in the liabilities in the consolidated financial statements. Under the liquidation basis of accounting, the Company expects to present a statement of net assets in liquidation and a statement of changes in net assets in liquidation.

The valuation of assets and liabilities will require estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Liquidation. Net realized amounts recognized upon final sale and liquidation for the Company’s assets and the settlement amounts for liabilities may potentially differ from estimates recorded in the Company’s consolidated financial statements.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Plan of Liquidation.

For more detailed information regarding the Plan of Liquidation and the Plan of Liquidation Proposal, see “Proposal No. 4: The Plan of Liquidation Proposal.”

U.S. Federal Income Tax Considerations

You are urged to read the discussion in the section titled “Proposal No. 4: The Plan of Liquidation Proposal — U.S. Federal Income Tax Considerations” and to consult your tax advisor as to the U.S. federal income tax considerations relevant to the Plan of Liquidation and the actions and transactions effected pursuant thereto, as well as the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws.

Director Nominees

The Board is currently comprised of seven directors, who are divided into three director classes.

You are being asked to elect three Class I directors to serve on the Board until the 2029 annual meeting of stockholders (unless we do not hold an annual meeting of stockholders in 2029 due to the dissolution of the Company, as discussed in more detail elsewhere in this Proxy Statement), until their respective successors are duly elected and qualified or until their earlier resignation or removal. For more information about the background and qualifications of the director nominees and the entire Board, please see “Proposal No. 1: Election of Directors” on page 25 of this Proxy Statement and “Information About Nominees and Continuing Directors” on page 27 of this Proxy Statement. The Board’s nominees for Class I directors are:

Name	Age	Director Since	Principal Occupation	Independent	Board Committees

Laurie L. Dotter	65	2021	Retired President of Transwestern Corporate Properties	Yes	Audit; Compensation

James E. Joseph	65	2015	Vice President, Advancement & Innovation and Executive Dean of the Madden College of Business and Economics at Le Moyne College	Yes	Compensation (Chair); Nominating and Corporate Governance

Michael D. Madden	77	1992	Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C.	Yes	Audit; Compensation

Board Composition Highlights

Tenure
5 Years or Less
3
6-15 Years
2
More than
15 Years
2

Director Gender and Race/Ethnic Diversity

3
4

43% of our Board is diverse

Board Skills, Experience and Background

The following tables illustrate the diverse mix of skills, experiences and backgrounds that qualify our directors for service on our Board and that contribute to our ability to create value for our stockholders. The table below is intended to highlight each director’s particular strengths, and an individual director may have other skills, experiences and personal attributes not highlighted in the table. Additional information about each director can be found under the heading “Information About Nominees and Continuing Directors” on page 27 of this Proxy Statement.

Skills and Experience

CEO / Executive Management Experience	✓	✓	✓	✓		✓	✓	6 out of 7

Real Estate Industry Experience	✓	✓			✓	✓	✓	5 out of 7

Other Public Company Board Experience	✓		✓				✓	3 out of 7

Risk Management / Strategic Planning Experience	✓	✓	✓	✓	✓	✓	✓	7 out of 7

Public and Private Investment Experience	✓	✓		✓		✓		4 out of 7

Banking / Finance Experience	✓	✓	✓	✓		✓	✓	6 out of 7

Accounting and Financial Reporting Experience	✓	✓	✓	✓	✓	✓	✓	7 out of 7

Background*								Average

Tenure (Years)	4	5	10	33	14	5	27	14.0

Age (Years)	65	52	65	77	74	56	61	64.3
* As of the record date, April 13, 2026

We are committed to having a Board that is inclusive of a variety of backgrounds and experiences. Since 2020, we have added three independent directors to our Board: Neville L. Rhone, Jr., Kate B. Henriksen and Laurie L. Dotter. Additional information about each of these directors can be found under the heading “Information About Nominees and Continuing Directors” on page 27 of this Proxy Statement.

Corporate Responsibility

As a real estate development company centered in Austin, Texas, we have been on a sustainability journey for almost 20 years. We understand intuitively the intrinsic value that a healthy environment and people bring to our real estate development projects, our Company and our stakeholders.

With the guidance of our nominating and corporate governance committee, we maintain a corporate responsibility section on our website in order to share more information about our corporate responsibility and sustainability history and achievements as we continue to strive to be a leader in sustainable real estate development. Please visit our website at stratusproperties.com/corporate_responsibility/ for more information.

Governance Highlights

We are committed to strong and effective governance practices that are responsive to our stockholders. Our commitment to good corporate governance, including best practices that are part of our executive compensation program, is illustrated by the following practices:

Board Independence and Composition

✓ Regular review of Board composition and commitment to Board refreshment, including the addition of 3 independent directors to the Board since 2020

✓ Strong Board independence: 6 out of 7 directors are independent

✓ 100% independent audit, compensation, and nominating and corporate governance committees

✓ Refreshed Board committee composition and leadership over the last 5 years

✓ Lead independent director with strong and clear responsibilities

✓ Race/ethnic and gender diversity among our directors and executive officers

✓ Balance of tenure among directors, with 3 out of 7 directors with tenures of 5 years or less and 2 with tenures between 6 and 15 years

✓ 2 out of 7 directors age 56 years or less, 3 between 57 and 65 and 2 age 66 and above, with an average age of our independent directors of approximately 64.8 years

Key Responsibilities, Policies and Guidelines

✓ Robust corporate governance guidelines

✓ Ethics and business conduct policy applies to all directors, officers, employees and affiliated and unaffiliated service providers with annual certification process

✓ Overboarding policy

✓ Nominating and corporate governance committee oversight of sustainability matters

✓ Compensation committee oversight of culture and human capital management

✓ Audit committee oversight of cybersecurity

✓ Audit committee oversight of corporate political contributions and expenditures

✓ Stock ownership guidelines for executive officers and non-employee directors

Board Performance and Stockholder Rights

✓ Annual performance evaluation of the Board and its committees overseen by the nominating and corporate governance committee

✓ Over 92% attendance at Board and Board committee meetings by all directors during 2025

✓ Independent directors regularly meet in executive sessions without management present

✓ Redeemed stockholder rights agreement in response to 2021 stockholder vote

✓ One share, one vote standard

Executive Compensation

✓ Annual incentive plan effective in 2023, with awards primarily based on objective, pre-established annual performance goals

✓ Long-term incentive awards tied to profitability of our development projects and company performance

✓ Clawback policies applicable to incentive-based awards

✓ Anti-pledging and anti-hedging policies applicable to our executive officers

✓ “Double trigger” cash payments and equity acceleration after a change of control

✓ Independent compensation consultant engaged from time to time in the sole discretion of the compensation committee of the Board

✓ No excise tax gross-ups

✓ No retirement benefits that are not available to employees generally

✓ No excessive perquisites

Stockholder Engagement

✓ Engaged in dialogue with stockholders and stockholders’ representatives, including a stockholder representing 7.8% of our outstanding Common Stock who has a director designee on our Board

Performance Highlights

Financial

Consolidated cash and cash equivalents totaled $74.3 million at December 31, 2025, with $17.1 million available under our Comerica Bank revolving credit facility and no amounts drawn. We also extended the maturity on that facility to March 2028 and lowered the interest rate.

Our Board approved an increase in our share repurchase program authorizing repurchases of up to $25.0 million of our Common Stock. During 2025, we acquired 153,849 shares of our common stock for approximately $3.1 million at an average price of $20.36 per share, and through March 31, 2026, acquired a total of 235,421 shares for approximately $5.2 million at an average price of $22.14 per share under the program.

Sold three stabilized retail properties, West Killeen Market, Lantana Place, and Kingwood Place (closed January 2026), which generated an aggregate $50.9 million in pre-tax net cash proceeds to Stratus after repaying debt totaling $68.0 million.

Refinanced or amended the Jones Crossing (closed March 2025), Lantana Place (closed January 2025) and The Saint June (closed September 2025) loans on improved terms, taking advantage of lower interest rates and the success of our projects and generating an aggregate $5.7 million in net cash proceeds in 2025. We also negotiated an extension of the maturity of our Annie B land loan.

Established the Holden Hills Phase 2 partnership, which distributed $47.8 million in cash to us. We contributed the Holden Hills Phase 2 land to the partnership at an agreed value of approximately $95.7 million.

Sold three Amarra Villas homes in Barton Creek for an aggregate $10.5 million in 2025, resulting in full repayment of the construction revolver. The project includes one completed home available for sale and one home is under contract for sale.

Portfolio	Concluded our strategic alternatives review and our Board approved the Plan of Liquidation.
Completed construction and commenced lease-up of The Saint George, our 316-unit luxury wrap-style, multi-family property in north-central Austin.
Completed road and utility infrastructure construction on Holden Hills Phase 1, our final large residential development within the Barton Creek community, which consists of 495 acres.

Advanced the planning and permitting process for development of Barton Creek commercial and multi-family Holden Hills Phase 2, our approximately 570-acre tract located along Southwest Parkway adjacent to Holden Hills Phase 1.

Advanced and managed our development portfolio, including continuing to adjust our development plans for Holden Hills Phases 1 and 2 and advancing entitlements for Circle C and the planned multi-family project in Lakeway.

Cautionary Statement

This Proxy Statement contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the Plan of Liquidation, including the availability, timing and amount of potential future distributions to stockholders, the timing of asset sales and whether and when the sales of the retail component of Jones Crossing and the New Caney land will be completed, and Stratus’ estimated pre-tax proceeds from these sales. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the Plan of Liquidation, including the availability, timing and amount of the distributions to stockholders in connection with the Plan of Liquidation, including changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations, the amounts that will need to be set aside by Stratus, the adequacy of such reserves to satisfy Stratus’ obligations, risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the Plan of Liquidation, Stratus’ ability to favorably resolve potential tax claims, any litigation matters, including any litigation relating to the Plan of Liquidation and related matters, and other unresolved contingent liabilities, Stratus’ ability to successfully execute the Plan of Liquidation, including the ability to market and sell all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations, the incurrence of expenses and the diversion of management’s time in connection with the Plan of Liquidation, Stratus’ ability to retain and hire key personnel, consultants and other resources and maintain relationships with partners, suppliers, employees, stockholders and others as it carries out the Plan of Liquidation and on Stratus’ operating results and business generally, the possibility of converting to a liquidating trust or other liquidating entity, the possibility that Stratus’ stockholders will not approve the Plan of Liquidation, the ability of the Board to abandon, modify or delay implementation of the Plan of Liquidation, even after stockholder approval, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan of Liquidation, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan of Liquidation, whether Stratus and the purchasers will satisfy their respective obligations and conditions to closing under the agreement or offer, as applicable, for the retail component of Jones Crossing and the New Caney land in the anticipated timeframe or at all, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms the Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, inflation and elevated interest rates, the effect of changes in tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and other documents Stratus filed from time to time with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

Corporate Governance

Corporate Governance Framework

We are committed to strong and effective governance practices that are responsive to our stockholders. Our corporate governance guidelines, along with our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), our amended and restated by-laws (our “By-Laws”) and the charters of the standing committees of our Board, provide the framework for the governance of the Company and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at both the Board and management levels. Our Charter, By-Laws, committee charters and corporate governance guidelines are available at stratusproperties.com under Investors–Corporate Governance. In addition, our Ethics and Business Conduct Policy is available at stratusproperties.com under Investors–Ethics and Business Conduct. Amendments to or waivers of our Ethics and Business Conduct Policy granted to any of our directors or executive officers will be published promptly on our website.

Board Composition, Independence and Leadership Structure

Our Board has primary responsibility for overseeing the management of our business and affairs. As of the date of this Proxy Statement, our Board consists of seven members, six of whom have been determined by our Board to be independent. On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, our Board has affirmatively determined that none of Mses. Dotter and Henriksen and Messrs. Joseph, Madden, Porter and Rhone has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is independent as defined in the director independence standards of NASDAQ, as currently in effect. In making these determinations, our Board, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, our Board and legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships that any director may have with the Company or management, including the relationships described in “Designated Director” on page 14 of this Proxy Statement and in “Certain Transactions” on page 97 of this Proxy Statement. Mr. Armstrong, the chairman of our Board, is not considered an independent director because he is also our president and chief executive officer and receives compensation for his services to the Company as a member of our management team. Our Board believes that the independent directors provide effective oversight of management.

Our Board understands there is no single approach to providing board leadership and does not have a fixed policy regarding the separation of the roles of chief executive officer and chairman of our Board. Our Board believes that Mr. Armstrong’s service as both chairman of our Board and as president and chief executive officer is in the best interest of the Company and our stockholders at this time. With over 30 years of leadership experience with the Company, Mr. Armstrong possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its operations. His experience and relationships in the Austin area and other select Texas markets have been central to the Company’s ability to secure and maintain entitlements and successfully develop and sell its properties. He is thus best positioned to develop agendas that ensure that our Board’s time and attention are focused on the most critical challenges and opportunities facing the Company. His combined role enables decisive leadership, ensures clear accountability, facilitates an efficient board process, and enhances our ability to communicate the Company’s message and strategy clearly and consistently to our stockholders, employees and customers.

Our Board recognizes the importance of having a strong independent board leadership structure to ensure accountability and to facilitate the effective performance of the Board in its role of providing effective oversight of management. In 2013, our Board established the position of lead independent director. The role of our lead independent director is described in our corporate governance guidelines. On April 1, 2022, Dr. Joseph was appointed to serve a three-year term as lead independent director, which expired on April 1, 2025. On April 1, 2025, Dr. Joseph was reappointed to serve another three-year term as lead independent director, which expires on April 1, 2028. The lead independent director serves as a liaison between Mr. Armstrong and the independent directors, works with Mr. Armstrong in setting the agendas for Board meetings and, in Mr. Armstrong’s absence, chairs regular sessions of the Board. The lead independent director also sets the agenda and presides at all executive sessions of the independent directors. The lead independent director may be removed or replaced at any time with or without cause by a majority vote of our independent directors. In addition, our three standing committees are composed entirely of independent directors, and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management.

Designated Director

Pursuant to an Investor Rights Agreement with Moffett Holdings, L.L.C. (“MHLLC”) dated March 15, 2012 (the “Investor Rights Agreement”), and subsequently assigned to LCHM Holdings, LLC (“LCHM Holdings”), Mr. Porter was appointed to our Board as the designated director of MHLLC and subsequently, LCHM Holdings. Mr. Porter continues to serve as the designated director of LCHM Holdings pursuant to the Investor Rights Agreement. Mr. Porter’s current term as a Class II director expires at the 2027 annual meeting of stockholders. For more information, see “Certain Transactions” on page 97 of this Proxy Statement.

Director Attendance and Meetings

Our Board held a total of six meetings during 2025. During 2025, each director attended over 92% of the total number of meetings of the Board and all committees of the Board on which he or she served during the periods of his or her Board membership and committee service. Directors are invited but not required to attend annual meetings of our stockholders. Messrs. Armstrong and Rhone, Dr. Joseph and Ms. Henriksen attended our 2025 annual meeting of stockholders, and Ms. Dotter and Mr. Porter participated in the meeting virtually.

Board Committees

To provide for effective direction and management of our business, our Board has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee is composed entirely of independent directors.

During 2021 we refreshed the composition and size of our three standing committees and rotated all chair positions. Neville L. Rhone, Jr. became chair of the audit committee; James E. Joseph became chair of the compensation committee; and Kate B. Henriksen became chair of the nominating and corporate governance committee. The following table identifies the current committee members, including each committee chair.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

William H. Armstrong III (CEO)

Laurie L. Dotter	✓	✓

Kate B. Henriksen		✓	Chair

James E. Joseph (Lead Independent Director)		Chair	✓

Michael D. Madden	✓	✓

Charles W. Porter

Neville L. Rhone, Jr.	Chair		✓

Each committee operates under a written charter adopted by our Board. All of the committee charters are available on our website at stratusproperties.com under Investors–Corporate Governance. The following charts summarize the primary responsibilities of each of the committees.

AUDIT COMMITTEE

Members:

Neville L. Rhone, Jr. (Chair)

Laurie L. Dotter

Michael D. Madden

•

All members are independent as defined in the director independence standards of NASDAQ.

•

Each member also meets the additional independence criteria set forth the applicable NASDAQ listing standards and SEC rules.

•

Our Board has determined that each of Ms. Dotter and Messrs. Madden and Rhone qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Meetings in 2025: 4

Primary Responsibilities:

•

Assists the Board in fulfilling its oversight responsibilities relating to:

•   the Company’s accounting and financial reporting processes;

•   the effectiveness of the Company’s internal control over financial reporting;

•   the integrity of the Company’s financial statements;

•   audits of the Company’s financial statements;

•   the Company’s compliance with legal and regulatory requirements;

•   the qualifications, independence and performance of the Company’s independent registered public accounting firm;

•   the performance of the Company’s internal audit firm;

•   the review and approval or ratification of any transaction that would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC; and

•   the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity risks.

Committee Report: Page 55

COMPENSATION COMMITTEE

Members:

James E. Joseph (Chair)

Laurie L. Dotter

Kate B. Henriksen

Michael D. Madden

•

All members are independent as defined in the director independence standards of NASDAQ.

•

Each member also meets the additional independence criteria set forth the applicable NASDAQ listing standards and SEC rules.

Meetings in 2025: 3

Primary Responsibilities:

•

Assists the Board in fulfilling its oversight responsibilities by:

•   discharging the Board’s responsibilities relating to compensation of the Company’s executive officers;

•   administering the Company’s cash-based and equity-based incentive compensation plans;

•   overseeing the form and amount of director compensation;

•   reviewing the succession plans relating to senior executive officer positions and making recommendations to the Board with respect to succession planning; and

•   overseeing the Company’s policies and strategies relating to culture and human capital management.

Committee Report: Page 45

Please refer to “Compensation Committee Procedures” on page 16 of this Proxy Statement for more information.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Kate B. Henriksen (Chair)

James E. Joseph

Neville L. Rhone, Jr.

•

All members are independent as defined in the director independence standards of NASDAQ.

Meetings in 2025: 2

Primary Responsibilities:

•

Assists the Board in fulfilling its oversight responsibilities by:

•   identifying, considering and recommending to the Board candidates to be nominated for election or re-election to the Board at each annual meeting of stockholders or as necessary to fill vacancies and newly-created directorships;

•   monitoring the composition of the Board and its committees and making recommendations to the Board on membership of the committees and on the types and sizes of the Board committees;

•   overseeing the Company’s corporate governance practices and procedures including maintaining the Company’s corporate governance guidelines and recommending to the Board any desirable changes;

•   reviewing and making recommendations to the Board with respect to stockholder proposals, as necessary;

•   evaluating the effectiveness of the Board and its committees; and

•   reviewing the Company’s sustainability strategy, initiatives and practices, including any related policies.

Compensation Committee Procedures

The compensation committee has the sole authority to set annual compensation amounts and annual incentive program criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our cash-based and equity-based incentive programs. The compensation committee also reviews, approves and recommends to our Board any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to one of our executive officers.

The compensation committee also has oversight of director compensation, including the authority to grant cash-based and equity-based awards. The compensation committee reviews the form and amount of all director compensation, including cash, equity-based awards and other forms of director compensation, paid to our non-employee directors under our director compensation program.

The compensation committee oversees our assessment of whether our compensation policies and practices are likely to expose the Company to material risks. The compensation committee may form subcommittees and delegate responsibilities and authority to such subcommittees in its sole discretion, to the extent consistent with the compensation committee’s charter, our Charter or By-Laws, and applicable law.

If equity awards are granted in a given year, in accordance with the compensation committee’s written policies, such awards are generally granted at a compensation committee meeting in the first fiscal quarter of the year. To the extent the compensation committee approves any special awards at other times during the year, such awards will be made during an open window period when our executive officers and directors are permitted to trade in our securities.

The terms of our stock incentive plans permit the compensation committee to delegate to one or more officers of the Company its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. The compensation committee has delegated authority to the chairman of our Board to grant or modify awards to such employees, subject to the following conditions:

•	no individual grant may relate to more than 3,000 shares of our Common Stock;

•	such grants must be made during an open window period and must be approved in writing, the grant date being the date of such written approval;

•	the exercise price of any options granted may not be less than the fair market value of our Common Stock on the grant date; and

•	the officer must report any such grants to the compensation committee at its next meeting.

The compensation committee engages an independent compensation consultant from time to time to advise it on matters related to both executive and director compensation. Please refer to the section titled “Executive Officer Compensation—Compensation Discussion and Analysis” on page 33 of this Proxy Statement for more information related to the independent compensation consultant.

Succession Planning for Senior Executives

The compensation committee periodically reviews the Company’s succession plans relating to senior executive officer positions and makes recommendations to the Board with respect to succession planning. This process includes issues associated with preparedness for the possibility of an unexpected or emergency situation involving senior management and the long-term growth and development of the senior management team.

Board Evaluation Process

The nominating and corporate governance committee is responsible for overseeing the annual performance evaluation of our Board and its committees, which is a multi-step process designed to evaluate the performance of our Board and each of its committees, as follows:

STEP 1: Confidential Evaluations

Annually, each director completes an evaluation of the full Board and each of its committees. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and qualitative comments in key areas of Board practice, and asks each director to evaluate how well our Board and its committees operate and to make suggestions for improvements. These key areas include assessment of Board composition and director participation, meeting procedures, materials and format, allocation and delegation of responsibilities among our Board and its committees and adequacy and availability of resources.

STEP 2: Board Summary

The nominating and corporate governance committee reviews the results and presents its assessment of Board performance, including of the committees, to the full Board for candid discussion and feedback. After receiving feedback resulting from the Board discussion, the nominating and corporate governance committee recommends improvements for the Board to consider implementing, as needed.

STEP 3: Recommendations Implemented	Based on the results and recommendations presented by the nominating and corporate governance committee, Board and Company practices and policies are updated, as appropriate.

Board’s Role in Oversight of Risk Management

Our Board as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report to the full Board. The chart below provides an overview of the areas overseen by each committee.

Audit Committee

•

Reviews and discusses with management, the internal audit firm and our independent registered public accounting firm any guidelines and policies relating to risk assessment and risk management, and the steps management has taken to monitor, control and minimize the Company’s major financial risk exposures, if any

•	Discusses with the internal audit firm and our independent registered public accounting firm the results of their processes to assess risk in the context of their respective audit engagements
•	Meets periodically in executive session with the internal audit firm and our independent registered public accounting firm
•	Monitors the effectiveness of the Company’s internal control over financial reporting and legal and regulatory compliance, as well as information and technological security and cybersecurity risks

Compensation Committee

•	Oversees the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks
•	Oversees, in consultation with management, the Company’s compliance with regulations governing executive and director compensation

Nominating and Corporate Governance Committee

•	Oversees management of risks associated with our Board leadership structure, corporate governance matters, and sustainability strategy, initiatives and practices

In its risk oversight role, our Board reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the Company, including financial and operational risks. Our Board believes that full and open communication between senior management and our Board is essential to effective risk oversight. Our lead independent director regularly meets with our chairman, president and chief executive officer to discuss a variety of matters, including business strategies, opportunities, key challenges and risks facing the Company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled Board meetings where they make presentations to our Board on various strategic matters involving our operations and are available to address any questions or concerns raised by our Board on risk management or any other matters. Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

Limitation on Additional Board and Committee Service
It is the expectation of the Board that every member devotes the significant time and attention necessary to fulfill their duties as a director. Our corporate governance guidelines establish the following limits on our directors serving on public company boards and audit committees to ensure that our directors are not over-committed:

Director Category	Limit on Public Company Board and Committee Service, Including Stratus

All directors	4 boards

Directors who serve on our audit committee	3 audit committees
The nominating and corporate governance committee will take into account
the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. Service on boards or committees of other organizations should be consistent with the Company’s conflict of interest standards. Directors are expected to advise the chairman of the Board, the lead independent director and the chair of the nominating
and corporate governance committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.
Director and Executive Officer Stock Ownership Guidelines
Our Board adopted stock ownership guidelines applicable to our non-employee
directors and our executive officers. The guidelines are administered by the compensation committee. The guidelines for our non-employee
directors and executive officers are as follows:

Position	Aggregate Value

Non-employee Director	3x annual retainer, currently $35,000 ($105,000 total)

CEO	3x base salary

CFO	1x base salary
The value of the stock ownership is calculated based on the three-year trailing average monthly stock price. Shares of our Common Stock currently owned, but not pledged, and shares issuable upon the vesting of outstanding restricted stock units (“RSUs”) count as stock owned for purposes of the stock ownership guidelines. Performance-based equity awards and shares owned on behalf a spouse or children do not count toward the target level. Finally, shares held in trust may also be included; however, due to the complexities of the trust laws, the decision to include the shares will be made on a case-by-case
basis after reviewing the nature of the specific trust involved and considering whether the executive or director has maintained a pecuniary interest in the shares.
Non-employee
directors have five years from their initial appointment to achieve their target ownership level. Compliance with the guidelines is reported to the compensation committee as of December 31 of each year. As of the record date, both of our executive officers and each of our non-employee
directors exceeded the applicable target stock ownership levels.
Insider Trading Policy
Our Insider Trading Policy governs the purchase, sale, and other dispositions of our securities by our employees, consultants, contractors, officers and directors, and Stratus itself. We believe our
Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards. The full text of our Insider Trading Policy was incorporated by reference as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2025.

Anti-Hedging and Anti-Pledging Policies

Under our Insider Trading Policy, our directors and officers (defined as “insiders”) are prohibited from engaging in hedging transactions related to the Company’s securities. Specifically, our anti-hedging policy reads, in pertinent part, as follows:

Hedging transactions are often complex, may be perceived negatively by the public and can present unique insider trading risks. Accordingly, persons subject to this Policy are prohibited from engaging in hedging or derivative transactions.

In addition, since March 3, 2016, our Insider Trading Policy prohibits insiders from entering into new pledges of the Company’s securities.

Director Nomination Process and Board Refreshment

Process

At least annually, the nominating and corporate governance committee reviews the composition and size of the Board. In carrying out this responsibility, the nominating and corporate governance committee considers the Company’s business strategies, director independence requirements, the collective knowledge, experience, expertise and diversity of the Board, the specific experience, qualifications, attributes and skills of each director, any recent or anticipated changes in Board composition, any skills, experiences and backgrounds that may be helpful in maintaining or improving alignment between our Board’s composition, our business strategies, and the long-term interests of our stockholders, and any other criteria the nominating and corporate governance committee deems relevant.

When searching for, and evaluating the diversity of, potential director nominees, the nominating and corporate governance committee will consider a broad range of factors, including, but not limited to, professional experience, skills and background, Board tenure, age, gender, race, ethnicity, sexual orientation and disability, and any applicable legal or regulatory requirements.

In evaluating the suitability of potential Board nominees, the nominating and corporate governance committee will take into account many factors, including the following:

✓	personal and professional integrity	✓	educational and professional background

✓	independence	✓	risk management and strategic planning experience

✓	general understanding of the industry in which the Company operates	✓	public and private investment experience

✓	executive management and public company board experience	✓	broad range of diversity

✓	banking, corporate finance, accounting, and financial reporting experience	✓	ability and willingness to work cooperatively with other members of the Board and with senior management of the Company

✓	other experiences relevant to the successful oversight of the management of a publicly-traded company	✓	ability and willingness to devote adequate time to duties of the Board

The nominating and corporate governance committee evaluates each individual in the context of the Board as a whole, with the objective of recommending nominees who can best advance the success of the business, be an effective director in conjunction with the full Board, and represent stockholder interests through the exercise of sound judgment using his or her experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Candidates may come to the nominating and corporate governance committee’s attention through professional search firms, directors, stockholders, financial advisors, legal advisors or other persons. The nominating and corporate governance committee evaluates candidates proposed for nomination by the Company’s stockholders using the same criteria by which it evaluates other nominees.

Board and Board Committee Refreshment

Three independent directors have joined our seven-member Board since 2020: Mr. Rhone in December 2020, Ms. Henriksen in January 2021 and Ms. Dotter in August 2021. During 2021 we refreshed the composition and size of our three standing committees and rotated all chair positions. Neville L. Rhone, Jr. became chair of the audit committee; James E. Joseph became chair of the compensation committee; and Kate B. Henriksen became chair of the nominating and corporate governance committee.

Stockholder Nominations

The nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the nominating and corporate governance committee by submitting the names and supporting information to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder; (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director, taking into account the criteria identified in our corporate governance guidelines; (c) proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by each of the candidate and the proposing stockholder; and (d) a letter in writing from the candidate stating his or her willingness to serve, if elected as a director.

In addition, our By-Laws permit stockholders to nominate director candidates directly for consideration at annual meetings of stockholders. If the Company is dissolved prior to the date on which we would be required to hold an annual meeting of stockholders next year, we will not have an annual meeting of stockholders in 2027. The dissolution of the Company is effected at the time a certificate of dissolution is filed with the Office of the Delaware Secretary of State (or such later time as specified in that certificate). However, if the dissolution of the Company is not effected prior to the date on which we would be required to hold an annual meeting of stockholders next year, stockholders will continue to be entitled to attend and participate in such stockholder meeting. Accordingly, we intend to hold an annual meeting of stockholders in 2027 only if the dissolution of the Company is not effected by the date on which we would be required to hold an annual meeting of stockholders. If we hold an annual meeting of stockholders in 2027, any stockholder nomination of a director candidate must be in writing and received by our corporate secretary at our principal executive offices no later than the close of business on February 1, 2027 and no earlier than the close of business on November 3, 2026. If the date of next year’s annual meeting of stockholders is moved to a date more than 30 days before or 90 days after the anniversary of the 2026 Annual Meeting, the nomination must be received no earlier than the close of business on the 120th day prior to next year’s annual meeting, if any, and not later than the close of business on the later of the 90th day prior to next year’s annual meeting, if any, or the 10th day following the day on which public announcement of the date of next year’s annual meeting, if any, is first made. Any stockholder submitting a nomination under our By-Laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected), and (b) the name and address (as they appear on the Company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin,

Texas 78701. Candidates nominated by stockholders will be evaluated under the same criteria as other director nominees. Please see our By-Laws for detailed information regarding the process by which a stockholder may nominate a director at meetings of our stockholders.

In addition to satisfying the foregoing requirements under our By-Laws, including the notice deadline set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Stockholder Engagement

We engage in discussions with our stockholders and stockholders’ representatives throughout the year. Participants in our various engagements typically include our chairman, president and chief executive officer and our lead independent director. Our board and management have a history of engaging with stockholders and incorporating feedback into their decision-making processes. Stockholders or other interested parties may communicate directly with one or more members of our Board, or the non-employee directors as a group, by writing to the director or directors at the following address: Stratus Properties Inc., Attn: Board of Directors or the name of the individual director or directors, 212 Lavaca Street, Suite 300, Austin, Texas 78701. The communication will be forwarded to the appropriate director or directors.

Director Compensation

We use a combination of cash and equity-based compensation to compensate our non-employee directors. As an employee, Mr. Armstrong receives no additional compensation for his service as a director. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required to be an effective member of our Board. We also seek to align the directors’ compensation with our stockholders’ interests by delivering a portion of that compensation in the form of equity.

The compensation committee reviews the form and amount of director compensation and makes recommendations to the full Board. Our director compensation program was last revised in 2023 upon the recommendation of the Board’s independent compensation consultant, FTI Consulting, Inc. (“FTI”), following its review of prevailing market practices at the time. Our current director compensation program is described below.

2025 Cash Compensation

During 2025, each non-employee director serving the duration of the year received an annual fee consisting of, as applicable:

•	$35,000 for serving on our Board;

•	$25,000 for serving as lead independent director;

•	$17,500 for serving as chair of the audit committee;

•	$7,500 for serving on our audit committee (excluding the chair);

•	$12,500 for serving as chair of the compensation committee;

•	$6,000 for serving on our compensation committee (excluding the chair);

•	$10,000 for serving as chair of the nominating and corporate governance committee; and

•	$5,000 for serving on our nominating and corporate governance committee (excluding the chair).

In addition, each director received reimbursement for reasonable out of pocket expenses incurred in attending Board and committee meetings. Directors do not receive board or standing committee meeting attendance fees, although they may receive attendance fees related to special committee assignments.

The Company’s non-employee directors may also elect to have all or part of their annual retainer paid in shares of our Common Stock, in lieu of cash, in accordance with certain guidelines and procedures.

2025 Equity-Based Compensation

On May 13, 2025, each non-employee director was granted a number of RSUs determined by dividing $65,000 by the closing sale price of our Common Stock on the grant date, rounded to the nearest whole number. These awards will fully vest on the first anniversary of the grant date, with vesting accelerating in the event the non-employee director dies, incurs a disability, retires (as determined by the Board) or as a result of termination of the director’s term due to the director not being re-nominated by the Board. Each RSU entitles the director to receive one share of our Common Stock upon vesting. In addition, in connection with an initial appointment to the Board other than at an annual meeting, a director may receive a pro rata equity grant. See “Executive Officer Compensation—Potential Payments upon Termination or Change in Control” on page 47 of this Proxy Statement for definitions of “disability” and “change of control” used for purposes of the RSU acceleration provisions.

2025 Director Compensation

The following table summarizes the total compensation paid to or earned by our non-employee directors during 2025. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value of the RSUs and does not necessarily equate to the income that will ultimately be realized by the director for these stock awards. Mr. Armstrong’s compensation is reflected in the 2025 Summary Compensation Table in the section titled “Executive Officer Compensation” on page 45 of this Proxy Statement.

Director Compensation

Name of Director	Fees Earned or Paid in Cash (1)		Stock Awards (2)	Total

Laurie L. Dotter	$59,750	(3)	$64,997	$124,747

Kate B. Henriksen	62,250		64,997	127,247

James E. Joseph	77,500		64,997	142,497

Michael D. Madden	48,500		64,997	113,497

Charles W. Porter	35,000		64,997	99,997

Neville L. Rhone, Jr.	68,750		64,997	133,747

(1)	For Mses. Dotter and Henriksen and Mr. Rhone, includes $11,250 of special committee meeting attendance fees.

(2)

Pursuant to our director equity-based compensation program, on May 13, 2025, each non-employee director received a grant of 3,380 RSUs, with the number of RSUs determined by dividing $65,000 by the closing price per share of our Common Stock on May 13, 2025, rounded to the nearest whole number. Amounts reflect the aggregate grant date fair value of the RSUs, which are valued on the date of grant, or on the previous trading day if no sales occur on that date, at the closing price per share of our Common Stock. As of December 31, 2025, Messrs. Joseph, Madden, Porter and Rhone and Mses. Henriksen and Dotter each had 3,380 RSUs outstanding.

(3)

Ms. Dotter has elected to receive 50% of her annual cash retainer in an equivalent number of shares of our Common Stock. The amount reflected includes the fees used to purchase shares of our Common Stock during 2025.

Proposal No. 1: Election of Directors

Our Board currently consists of seven members. Our Charter currently provides that directors are divided into three director classes to be as nearly equal in number as possible and elected for three-year terms. Accordingly, approximately one-third of the Board is elected at each annual meeting of stockholders. Each director holds office until that director’s successor is duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. In accordance with our By-Laws, our Board has fixed the current number of directors at seven. Our directors are currently classified into the following three classes:

•	Class I directors are Laurie L. Dotter, James E. Joseph and Michael D. Madden, and their terms will expire at the 2026 Annual Meeting.

•	Class II directors are Charles W. Porter and Neville L. Rhone, Jr., and their terms will expire at our 2027 annual meeting of stockholders.

•	Class III directors are William H. Armstrong III and Kate B. Henriksen, and their terms will expire at our 2028 annual meeting of stockholders.

For more information about the background and qualifications of the director nominees and the entire Board of Directors, please see below and “Information About Nominees and Continuing Directors” on page 27 of this Proxy Statement.

Name	Age	Director Since	Principal Occupation	Independent	Board Committees

William H. Armstrong III	61	1998	Chairman of the Board, President and Chief Executive Officer of Stratus Properties Inc.	No	None

Laurie L. Dotter	65	2021	Retired President of Transwestern Corporate Properties	Yes	Audit Compensation

Kate B. Henriksen	52	2021	Co-Chief Investment Officer of RLJ Lodging Trust	Yes	Compensation Nominating and Corporate Governance*

James E. Joseph	65	2015	Vice President, Advancement & Innovation and Executive Dean of the Madden College of Business and Economics at Le Moyne College	Yes	Compensation* Nominating and Corporate Governance

Michael D. Madden	77	1992	Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C.	Yes	Audit Compensation

Charles W. Porter	74	2012	Chief Operating Officer of MG Holdings Services, LLC; Advisor and Consultant to Moffett Holdings, L.L.C.	Yes	None

Neville L. Rhone, Jr.	55	2020	Co-Founder and Managing Partner of Arc Capital Partners LLC	Yes	Audit* Nominating and Corporate Governance

*	Chair

Upon the recommendation of our nominating and corporate governance committee, our Board has nominated Laurie L. Dotter, James E. Joseph and Michael D. Madden for election at the 2026 Annual Meeting to serve as Class I directors, each for a three-year term. Ms. Dotter and Messrs. Joseph and Madden have each consented to being named as a nominee in this Proxy Statement and to serve as a director if elected. The persons named as proxies on the enclosed proxy card intend to vote your shares of our Common Stock for the election of each of the three Class I director nominees recommended by our Board, unless otherwise directed. If, contrary to our present expectations, either of the nominees is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by our Board, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our By-Laws, our directors are elected by a plurality vote. For more information on the voting requirements, see “Information About the 2026 Annual Meeting” on page 99 of this Proxy Statement.

Recommendation of our Board of Directors

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” OUR THREE CLASS I DIRECTOR NOMINEES, MS. DOTTER AND MESSRS. JOSEPH AND MADDEN.

Information About Nominees and Continuing Directors

The table below provides certain information as of April 13, 2026 with respect to the director nominees, Ms. Dotter and Messrs. Joseph and Madden, and each other director whose term will continue after the 2026 Annual Meeting. The biography of each of the directors contains information regarding the person’s business experience, director positions with other public companies held currently or at any time during at least the last five years, and the experiences, qualifications, attributes or skills that led our nominating and corporate governance committee and our Board to determine that the person should be nominated to serve as a director of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

William H. Armstrong III (Chief Executive Officer)	Principal Occupation, Business Experience and Other Public Company Directorships

Chairman of the Board, President and Chief Executive Officer of Stratus Properties Inc. Age: 61 Director Since: 1998 Board Committees: None

Chairman of the Board, President and Chief Executive Officer of the Company from 1998 to present. President, Chief Operating Officer and Chief Financial Officer of the Company from 1996 to 1998. Director of Moody National REIT II, Inc., a public real estate investment trust, from September 2017 to present. Director of Moody National REIT I, Inc., a publicly traded real estate investment trust, from September 2008 until September 2017. Secretary-treasurer of Green Business Certification Inc., an organization that drives implementation of the LEED green building program, from March 2021 to January 2024. Holds a B.A. in Economics from The University of Colorado.

Mr. Armstrong’s over 30-year career in real estate and over 30 years of leadership experience with the Company make him highly qualified to lead our Board. He has been employed by the Company since its inception in 1992, and has served as President since August 1996, Chief Executive Officer since May 1998 and Chairman of the Board since August 1998. He has built a highly regarded reputation in the real estate industry and has deep experience in and understanding of the Austin, Texas area, where most of our assets are located. He has long-standing, established relationships with tenants, lenders, regulators, community stakeholder groups, the City of Austin and the State of Texas. Mr. Armstrong’s strong leadership skills and comprehensive understanding of the Company and its management, operations and financial requirements make him highly qualified to guide the Company’s business strategy.

Laurie L. Dotter (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Retired President of Transwestern Corporate Properties Age: 65 Director Since: 2021 Board Committees: • Audit • Compensation

Chair of the investment advisory board at Employee Retirement System of Texas, since 2024, and member of the Comptrollers Investment Advisory Board for Texas Treasury Safekeeping Trust Company, since 2009. Chair of the Board of Directors of SWK Holdings Corporation, a publicly traded life science-focused specialty finance company, and member of its Audit and Compensation Committees. President of Transwestern Investment Group from 2010 to 2016, and President of Transwestern Corporate Properties from 2016 to 2017, where she led the formation and capitalization of large-scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion. Member of the Board of Directors of Parkway Properties, Inc. (“Parkway”), a national commercial real estate investment trust, from 2010 to 2016, Chair of Parkway’s Audit Committee and member of its Compensation Committee. Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. Executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company, a petroleum exploration and production company, from 1998 until 2010. Director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998, and a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Holds a B.B.A. in Accounting from Texas A&M University and a CPA license in Texas.

Ms. Dotter has more than 30 years of experience in the real asset investment sector, including as founding partner of a suite of real estate investment vehicles with a multi-billion dollar capitalization. Ms. Dotter’s experience in the areas of accounting, finance and investments on behalf of private and public funds, as well as her public company board experience, make her highly qualified and allow her to provide valuable guidance regarding the Company’s strategy.

Kate B. Henriksen (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Co-Chief Investment Officer of RLJ Lodging Trust Age: 52 Director Since: 2021 Board Committees: • Compensation • Nominating and Corporate Governance (Chair)

Co-Chief Investment Officer of RLJ Lodging Trust (“RLJ”), a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. Senior Vice President Investment & Portfolio Analysis of RLJ from 2007 to February 2019. Prior to joining RLJ in 2002, served as Director of Development Planning and Feasibility at Marriott International. Holds a B.S. from Cornell University, School of Hotel Administration, with a concentration in real estate and property asset management.

Ms. Henriksen has a deep understanding of real estate investing, the real estate and hospitality industries, asset management, REIT operations and investor relations, gained from her more than 20 years of experience at RLJ and Marriott, making her highly qualified to serve on our Board and as chair of our nominating and corporate governance committee. Her experience at RLJ overseeing acquisitions and dispositions, helping to develop and implement strategy, managing assets on a strategic level, tracking investment portfolio performance, and assisting with capital raising and investor relations allow Ms. Henriksen to provide invaluable guidance to our Board in its consideration of the Company’s real estate investment opportunities and business strategy.

James E. Joseph (Lead Independent Director)	Principal Occupation, Business Experience and Other Public Company Directorships

Vice President, Advancement & Innovation and Executive Dean of the Madden College of Business and Economics at Le Moyne College

Age: 65

Director Since: 2015

Board Committees:

•

Compensation (Chair)

•

Nominating and Corporate Governance

Vice President, Advancement & Innovation and Executive Dean of the Madden College of Business and Economics at Le Moyne College from 2014 to present and Executive-in-Residence from 2012 to 2014. President and Chief Executive Officer of Oneida Ltd. (“Oneida”), one of the world’s largest designers, marketers, and distributors of housewares products, from 2007 to 2012. President of Oneida from 2006 to 2007. Executive Vice President, Worldwide Sales and Marketing of Oneida from 2005 to 2006. Senior Vice President, Food Service of Oneida from 2000 to 2005. Senior Vice President, International Operations of Oneida from 1995 to 2000. Inducted as an honorary member of the Cornell Hotel Society at Cornell University’s School of Hotel Administration in 2010. Fellow at the Culinary Institute of America from 2009 through 2012. Member of the board of directors of the Oneida Group, formerly known as EveryWare Global, Inc., a previously publicly traded company and the parent company of Oneida Ltd. from 2012 to 2013. Holds an M.P.A. from the Maxwell School of Citizenship and Public Affairs at Syracuse University, and an Ed.D. in Executive Leadership and a B.S. in Accounting, each from Le Moyne College.

Dr. Joseph has over 25 years of experience in the consumer products, hospitality and entertainment industries, including experience as a chief executive officer, making him highly qualified to serve as a member of our Board and as our lead independent director and chair of our compensation committee. His leadership role in the dramatic turnaround of Oneida, which regained significant profitability and significantly reduced debt during Dr. Joseph’s tenure as president and chief executive officer, allows Dr. Joseph to provide valuable guidance regarding the Company’s business strategy.

Michael D. Madden (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C. Age: 77 Director Since: 1992 Board Committees: • Audit • Compensation

Managing Partner and co-founder of BlackEagle Partners, LLC (formerly Centurion Capital Partners LLC), a private equity firm, from April 2005 to present. Chairman of the Board of Hanover Advisors L.L.C., investment bankers, since 1995. Director of US LBM Holdings, Inc., a specialty building materials distributor, from April 2017 to 2020. Partner of Questor Management Co., merchant bankers, from 1999 to 2005. Partner at Beacon Group Holdings, a merchant bank, from 1996 to 1999. Vice Chairman of Paine Webber Inc., an investment bank, from 1994 to 1995. Executive Vice President and Chief Origination Officer during 1994, and Executive Managing Director and Head of Global Business Development of Kidder Peabody & Co., Inc., an investment bank, from 1993 to 1994. Holds an M.B.A. in Finance from the University of Pennsylvania, Wharton School of Business and a B.A. in Economics from Le Moyne College.

Mr. Madden has been an investment banker for more than 30 years and in that role has advised multiple public and private companies, making him a valuable member of our Board. Mr. Madden has extensive knowledge of capital markets and finance, which is invaluable to our Board’s planning for the Company’s capital and liquidity needs. His business experience allows him to provide strategic insight in the areas of finance and accounting and positions him well to serve on our Board.

Charles W. Porter (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Chief Operating Officer of MG Holdings Services, LLC; Advisor and Consultant to Moffett Holdings, L.L.C. Age: 74 Director Since: 2012 Board Committees: None

Chief Operating Officer of MG Holdings Services, LLC, a private asset management company, from 2014 to present. Advisor and Consultant to Moffett Holdings, L.L.C., a private, closely-held family company, from August 2008 to present. General Manager of Sheraton Steamboat Resort, managed by Starwood Hotels & Resorts Worldwide, Inc., from 1989 to 2008. Holds a Certified Hotel Administrator certification from the American Hotel & Lodging Association Educational Institution.

Mr. Porter’s over 35 years of experience in the hospitality industry, as well as experience in conceptualizing and planning two residential single-family developments and a condominium tower through entitlements, financing, construction, documentation and sales, provide him with a wealth of knowledge regarding real estate operations and make him highly qualified to serve on our Board.

Mr. Porter is the designated director of LCHM Holdings pursuant to the Investor Rights Agreement dated March 15, 2012.

Neville L. Rhone, Jr. (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Co-Founder and Managing Partner of Arc Capital Partners LLC Age: 55 Director Since: 2020 Board Committees: • Audit (Chair) • Nominating and Corporate Governance

Co-Founder and Managing Partner of Arc Capital Partners (“Arc”), a Los Angeles-based real estate investment manager that invests in middle-market Sunbelt properties across the equity capital stack, from 2013 to present. Managing Director and member of the investment committee of Canyon Partners Real Estate (“Canyon”), a real estate investment company, from 2005 to 2013. Real estate private equity and investment banker at Morgan Stanley from 2000 to 2004. Active member of the Urban Land Institute and the Pension Real Estate Association. Holds an MBA from Columbia Business School and a B.S. in Civil Engineering and Master of Engineering (Civil Engineering) from Cornell University.

Mr. Rhone’s over 30 years’ experience in the areas of real estate development, finance, investments, operations, entrepreneurship and executive leadership make him highly qualified to serve as a member of our Board and as chair of our audit committee. His current role at Arc, an institutional quality, minority-owned investment manager, where he specializes in middle-market real estate in the Sunbelt, and his roles at Canyon, where he led investments in Texas, and Morgan Stanley, where he focused on investment banking and real estate, allow him to provide valuable guidance and leadership regarding the Company’s strategy.

Stock Ownership of Directors, Director Nominees and Executive Officers

We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers.

The table below shows the amount of our Common Stock beneficially owned as of April 13, 2026, by each of our directors, our director nominees and our president and chief executive officer and chief financial officer (such officers together being our named executive officers). Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Vesting of RSUs	Number of Shares Subject to Vesting of RSUs (1)	Total Number of Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)

William H. Armstrong III (4)	649,431	—	649,431	8.1%

Erin D. Pickens (5)	61,976	—	61,976	*

Laurie L. Dotter	15,627	3,380	19,007	*

Kate B. Henriksen	9,035	3,380	12,415	*

James E. Joseph	12,335	3,380	15,715	*

Michael D. Madden	51,335	3,380	54,715	*

Charles W. Porter (6)	26,335	3,380	29,715	*

Neville L. Rhone, Jr.	9,235	3,380	12,615	*

All directors and executive officers as a group (8 persons)	835,309	20,280	855,589	10.7%

*	Ownership is less than one percent.

(1)	Reflects our Common Stock that could be acquired within sixty days of the record date upon the vesting of RSUs.

(2)

In addition to the RSUs included in “Number of Shares Subject to Vesting of RSUs,” each beneficial owner holds the following unvested RSUs, which are not included in the table above because they do not vest within sixty days of the record date. For more information regarding the RSUs, see “Director Compensation—2025 Equity-Based Compensation” on page 24 of this Proxy Statement and “Executive Officer Compensation—Compensation Discussion and Analysis—Components of Executive Compensation for 2025—Long-Term Incentive Awards” on page 40 of this Proxy Statement.

Name of Beneficial Owner	Unvested RSUs
William H. Armstrong III	37,691
Erin D. Pickens	11,647

(3)	Based on 7,982,723 shares of our Common Stock outstanding as of April 13, 2026.

(4)

Includes 3,250 shares held in his individual retirement account. Mr. Armstrong has pledged 363,489 shares of our Common Stock to secure a line of credit, which pledge occurred prior to March 3, 2016 under the Company’s grandfathered pledge policy. Mr. Armstrong’s address is 212 Lavaca Street, Suite 300, Austin, Texas 78701.

(5)	Holds shares of our Common Stock with her husband in a joint account, through which they share voting power.

(6)	Includes 1,000 shares held in his individual retirement account.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, the table below shows the beneficial owners of more than five percent of our outstanding Common Stock other than Mr. Armstrong, whose beneficial ownership is reflected in the table in the section above titled “Stock Ownership of Directors, Director Nominees and Executive Officers” on page 31 of this Proxy Statement. Unless otherwise indicated, all information is presented as of April 13, 2026, and all shares beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)

Oasis Management Company Ltd. (2) 25/F, LHT Tower 31 Queen’s Road Central Central, Hong Kong	1,116,095	14.0%

Ingalls & Snyder LLC (3) 1325 Avenue of the Americas New York, New York 10019	1,092,084	13.7%

LCHM Holdings, LLC (4) 1615 Poydras Street, Suite 2279 New Orleans, Louisiana 70112	625,000	7.8%

(1)	Based on 7,982,723 shares of our Common Stock outstanding as of April 13, 2026.

(2)

Amounts reported in the table are based on a Form 4 filed with the SEC on April 9, 2026. Additionally, Oasis Management Company Ltd. and its affiliates previously reported ownership of 1,158,426 shares of our Common Stock on an amended Schedule 13D filed with the SEC on February 20, 2024, for which they reported shared voting and investment power over all of the shares of our Common Stock.

(3)

Based on an amended Schedule 13G filed with the SEC on February 21, 2025. Ingalls & Snyder LLC (“Ingalls & Snyder”) is a registered broker dealer and a registered investment advisor. Amounts reported include shares owned by clients of Ingalls & Snyder in accounts managed under investment advisory contracts. Ingalls & Snyder has no voting power but shares investment power over all of the shares of our Common Stock reported.

(4)

Based on a Schedule 13D filed with the SEC on March 5, 2014, jointly by LCHM Holdings, James R. Moffett, Jr. and Louise H. Moffett. LCHM Holdings, Mr. Moffett and Ms. Moffett share voting and investment power over all of the shares of our Common Stock reported.

Executive Officer Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and the material elements of our executive compensation program in the context of the compensation paid during the last fiscal year to our president and chief executive officer and our chief financial officer (our only executive officers, referred to as our named executive officers or NEOs). Our named executive officers for 2025 are:

•	William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer (our “CEO”); and

•	Erin D. Pickens, Senior Vice President and Chief Financial Officer (our “CFO”).

Executive Summary

We are a residential and retail-focused real estate company with headquarters in Austin, Texas. We are engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas.

2025 Performance Highlights

We made meaningful progress executing our strategy during 2024 and 2025, advancing key development projects, strategically selling stabilized assets, maintaining disciplined cost management, strengthening our capital position and concluding our strategic alternatives review, which resulted in the Board’s approval of the Plan of Liquidation in March 2026.

We maintained strong liquidity in 2025, ending the year with consolidated cash and cash equivalents of $74.3 million and $17.1 million of availability and no amounts drawn under our Comerica Bank revolving credit facility. The Board also increased our share repurchase program authorization to $25.0 million, and we repurchased 153,849 shares for approximately $3.1 million in 2025.

We sold three stabilized retail properties, West Killeen Market, Lantana Place and Kingwood Place (closed in January 2026), generating $50.9 million in pre-tax net cash proceeds after repaying project debt.

We also sold three Amarra Villas homes for $10.5 million, fully repaying the construction revolver. We refinanced or amended the Jones Crossing, Lantana Place and The Saint June loans on improved terms, generating $5.7 million in net cash proceeds.

We continued to operate in a challenging real estate environment, as elevated costs persisted and headwinds remained in the suburban multi-family market. Although interest rates stabilized in 2024 and generally declined through 2025, market conditions remained difficult. Even so, we advanced our development portfolio by forming the Holden Hills Phase 2 partnership, which resulted in a $47.8 million cash distribution. We also completed construction and commenced lease-up of The Saint George, and completed road and utility infrastructure for Holden Hills Phase 1, while continuing to advance entitlements for our other development opportunities.

Please refer to “Performance Highlights” on page 10 for additional information regarding our significant accomplishments during 2025.

Our Executive Compensation Program

Our current executive compensation program has been in place since early 2023, when it was significantly revised by the compensation committee after a holistic review by FTI, the compensation committee’s independent compensation consultant. The revised program is designed to further align the program with Company performance and stockholder interests, while also ensuring that we continue to provide an appropriate level of compensation to effectively reward and retain our senior leadership team.

Our executive compensation program has the following components: (1) base salary, (2) annual incentive awards granted under a formulaic annual incentive plan (the “AIP”), which provides for awards primarily based on objective, pre-established metrics, and (3) a long-term incentive program under which our executives could receive cash and RSUs based on the success of development projects, originally named the Profit Participation Incentive Plan (the “Profit Plan”), but revised and re-named the Long-Term Incentive Plan (the “LTIP”). The amended and restated Profit Plan, now the LTIP, incorporated additional features to better align the program with the overall stockholder experience and our operating performance, as described below.

Our executive compensation program reflects the compensation committee’s intent that the LTIP should become the primary element of incentive compensation. The compensation committee believes that this approach better aligns executive compensation with the results of the Company’s development efforts. However, the compensation committee recognizes that development projects are multi-year endeavors and that our senior leadership team cannot control real estate market conditions. Consequently, results and payouts under the LTIP are likely to be inconsistent year to year. With its “greater of” approach, described below, the AIP has been designed to complement the LTIP and ensure that the executive team is appropriately compensated in those off years when there are either minimal or no payouts in connection with development projects under the LTIP.

Highlights of our executive compensation program and 2025 results are as follows:

Executive Compensation Program

Base Salary:	• There were no base salary changes made during 2025. The base salary of each of our NEOs was increased effective March 1, 2023: Mr. Armstrong to $750,000 and Ms. Pickens to $400,000.
AIP:

•

Annual incentive awards are earned by our NEOs under the AIP, which provides for awards (i) based on the achievement of pre-established performance goals set by the compensation committee (representing 70% of the target award for our CEO), and (ii) capped at a multiple of the executive’s base salary (150% for our CEO). In the compensation committee’s discretion, up to 50% of the awards may be paid in RSUs that vest in one year, with the remainder paid in cash.

•

The AIP and the LTIP, which is described below, work in tandem. For each calendar year, our NEOs will receive the greater of the incentive award payable under the AIP or the payout of awards granted under the LTIP. There is currently only one outstanding development project with participation interests granted under the LTIP.

•

For 2025, (1) performance relative to the target objective goals resulted in an aggregate possible payout of 107.0% of salary for Mr. Armstrong and 83.5% of salary for Mrs. Pickens under the AIP allocated to the objective goals, and (2) the compensation committee determined that each of our NEOs had achieved the maximum level of performance on the individual component of the award, resulting in total AIP amounts of $899,226 for Mr. Armstrong and $400,389 for Ms. Pickens. Because there was no payout in 2025 of awards granted under the LTIP, our NEOs received the amounts payable under the AIP. The compensation committee elected to pay these awards 50% in cash and 50% in RSUs.

LTIP:

•

The LTIP is effective for participation interests in development projects approved on or after February 24, 2023. Any participation interests previously granted under the Profit Plan will continue to be governed by the terms of the Profit Plan.

•

The LTIP incorporates features intended to further align the awards with the overall stockholder experience and our operating performance by providing that payouts to our NEOs under the LTIP will be reduced as follows:

➣ if required NAV-based results (which will be established by the compensation committee) have not been achieved, the amounts payable will be reduced by up to 25%; and

➣   if the average of the payouts under the AIP for the objective and/or operationally-focused metrics for the three-year period preceding the year of payout (or such shorter period of time that the AIP has been in effect) is below the target level, the amounts payable will be reduced by between 5% and 10%.

Profit Plan:

•

During 2025, Magnolia Place reached a valuation event, which was paid out to participants in RSUs in early 2026. There are no amounts reflected in 2025 compensation in the 2025 Summary Compensation Table on page 45 relating to payouts under the Profit Plan or LTIP.

Compensation Governance and Stockholder Engagement

Our executive compensation program is designed and managed by the compensation committee, which is comprised entirely of independent directors. The compensation committee values stockholder perspectives as an element of the review process. The compensation committee ensures it is aware of our stockholders’ views both through direct conversations with stockholders, including one large stockholder with a representative on our Board, and through the broad feedback mechanism of our annual say-on-pay advisory vote on executive compensation. Our conversations with stockholders, and our experience with the outcomes of the Profit Plan and its interaction with the other components of our former executive compensation program, provided the basis for the redesign of our executive compensation program in 2023, as described above. At our 2025 annual meeting, approximately 74% of the votes cast voted in support of our say-on-pay proposal.

Compensation Best Practices

The compensation committee strives to incorporate compensation “best practices” into our program design, some of which are highlighted below and discussed elsewhere in this CD&A.

Executive Compensation Best Practices

➣   Long-Term Incentive Program Tied to Profitability of Our Development Projects and Company Performance – Since 2018, with the adoption of the Profit Plan, our executives and other key employees have received economic incentives tied to the profitability of approved development projects. As discussed above, the Profit Plan was modified with respect to participation interests approved on or after February 24, 2023, and renamed as our Long-Term Incentive Plan, or LTIP. Such modifications provide for potential reductions to awards based on our operating performance.

➣   Annual Incentives Based Primarily on Objective, Pre-established Performance Criteria – Our executives’ annual incentive awards are earned under our AIP, with the majority of the target awards based primarily on objective, pre-established annual performance goals (70% of the target award for our CEO). For each calendar year, our NEOs will receive the greater of the AIP payout or the payout of awards granted under the LTIP, if any, and will not receive payments under both.

➣   Paying for Performance – The majority of our executive officers’ compensation is variable, at risk and tied to our performance.

➣   Clawbacks – Incentive-based awards are subject to clawback provisions.

➣   Anti-Pledging and Anti-Hedging Policies – Since 2016, we have prohibited our NEOs and directors from entering into new pledges of our securities, and we prohibit our NEOs from entering into hedging arrangements with respect to our securities.

➣   “Double Trigger” Equity Acceleration due to a Change of Control – A change of control alone will not trigger acceleration of our RSUs. Rather, our employees must experience a qualifying termination within two years following a change of control to accelerate vesting. Further, awards under our Profit Plan and LTIP do not accelerate upon a change of control.

➣   “Double Trigger” Change of Control Cash Payments – The severance and change of control agreements with our NEOs provide for change of control cash payments only upon a qualifying termination of employment.

➣   Engagement of Independent Compensation Consultant – From time to time, the compensation committee, in its sole discretion, retains an independent compensation consultant who reports directly to the compensation committee and does not provide any other services to management or the Company.

➣   Executives Subject to Stock Ownership Guidelines – We expect our executive officers to maintain certain levels of ownership in our Company, thus aligning their interests with our stockholders’ interests. Both of our NEOs currently exceed their stock ownership requirements.

➣   No Excise Tax Gross-Ups – We do not provide any excise tax gross-ups to our NEOs.

➣   No Retirement Benefits that are Not Available to Employees Generally – We provide our executive officers with the same retirement benefits that are generally available to our other full-time employees.

➣   No Excessive Perquisites – We provide limited perquisites to our executive officers.

Objectives of Our Compensation Program

The compensation committee is responsible for designing, implementing, and administering our executive compensation program. The compensation committee seeks to increase stockholder value by:

•	rewarding performance tied primarily to the success of our development projects;

•	aligning the interests of the executive officers with the interests of our stockholders; and

•	providing a level of total compensation that will enable the Company to attract, incentivize and retain talented executive officers.

As a result of our implementation of these objectives, the majority of our CEO’s total compensation paid during the three-year period ended December 31, 2025, consisted of variable, at risk forms of pay that were dependent on our performance. For this period, the graph below reflects the percentage of our CEO’s compensation based on (i) fixed pay components (base salary and other compensation), and (ii) performance pay components (payouts under our AIP for each year (whether paid in cash or equity) and payouts under the Profit Plan and the LTIP during each year (whether paid in cash or equity).

Allocation of CEO Compensation – 2023-2025

Total Fixed Pay = 46.42% Total Variable, At-Risk and Performance Pay = 53.58%

Components of Executive Compensation for 2025

For 2025, our executive compensation program included three primary components: (1) base salary, (2) an opportunity for an annual cash incentive award under our AIP, and (3) participation interests in the development projects in the LTIP and predecessor Profit Plan.

After reviewing these components of our compensation program, the compensation committee believes that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the Company. The compensation committee believes the mix of short-term compensation (in the form of salary and annual incentive awards, if any), and long-term compensation (in the form of payouts under our Profit Plan and LTIP awards, as applicable) also prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

Base Salaries.

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. In addition, given the potential for significant variability in payouts under the LTIP and Profit Plan due to the nature of real estate development and substantial business risks involved, the compensation committee strives to ensure that our executives receive competitive levels of fixed compensation. Base salaries are reviewed and determined by the compensation committee annually. With regard to our CEO, our goal is to allocate more compensation to the variable, performance-dependent elements of the total compensation package.

Until 2023, the compensation committee had not increased our executive officers’ base salaries since 2018. In connection with its holistic review of our executive compensation program, our executives’ base salaries were increased in 2023, with no additional changes since that date.

Annual Incentive Awards.

Annual cash incentives are a variable “at-risk” component of compensation designed to reward our executive officers for maximizing annual operating and financial performance. Beginning in 2023, annual incentive awards for our executive officers are determined under our AIP, which provides for awards subject to threshold, target and maximum payouts capped at a multiple of each officer’s base salary, as set forth below:

Executive	Title	Base Salary	Threshold (% of Base Salary)	Target (% of Base Salary)	Maximum (% of Base Salary)	Target ($)
William H. Armstrong III	CEO	$750,000	50%	100%	150%	$750,000
Erin D. Pickens	CFO	$400,000	25%	75%	125%	$300,000

Objective Component. The AIP awards are primarily driven by the Company’s achievement of certain objective, pre-established annual performance goals. For 2025, the pre-established performance goals included annual financial goals and strategic goals, with targets established based on the Company’s annual budget as reviewed and approved by our Board. These objective metrics were responsible for 70% of our CEO’s AIP award and 60% of our CFO’s AIP award.

The table below summarizes the 2025 objective performance measures, targets and results.

Performance Metric	Weighting	Threshold	Target	Maximum	Actual Performance	CEO Earned Bonus (as a % of Salary)	CFO Earned Bonus (as a % of Salary)
Financial Goals:(1)
NOI(2)	15%	$11,959,363	$13,288,181	$14,616,999	$13,349,161	15.3%	11.6%
Cash G&A(3)	15%	$12,352,798	$11,229,816	$10,106,835	$11,581,496	12.7%	8.9%
Manage Liquidity(4)	30%	$58,949,600	$73,687,000	$88,424,400	$97,582,659	45.0%	37.5%
Strategic Goals(5)	40%	-	-	-	-	34.0%	25.5%

% of Target Goals Achieved (as rounded)						107.0%	83.5%

(1)	See Annex A for information regarding the methodology we used to calculate the financial goals, including reconciliations.

(2)

Measures actual net operating income compared to budget for Leasing Operations segment properties stabilized prior to 2025 (Jones Crossing, Kingwood Place, Lantana Place, West Killeen Market and The Saint June), with adjustments to annualize net operating income for any of these properties sold during 2025.

(3)

Measures general and administrative expenses before annual incentive awards for 2025 less non-cash compensation associated with equity awards and awards under the Profit Plan and LTIP, as adjusted for agreed upon new hires and compensation increases.

(4)

Measures cash and revolving credit facility availability at year-end compared to budget (excluding cash and cash equivalents of consolidated limited partnerships), as adjusted for duplication of any letters of credit that reduce availability under the revolving credit facility where financing is in place to fund the related costs, changes in appraised values of the collateral properties, and approved stock repurchases or cash dividends.

(5)

The compensation committee approved the following strategic objectives for our NEOs for 2025: (i) achievement of certain development milestones with respect to our development projects (6%), (ii) finalize new partnerships with third parties (4%), (iii) advancement of entitlements for pipeline properties (15%), (iv) management of debt (9%), and (v) management of relationships with third-party investors in the Company’s joint ventures (6%).

Based on this achievement level, the payout amount of the objective portion of each executive’s AIP award was calculated as follows:

Base Salary	x	% of Target Goals Achieved	x	% of Target Based on Objective Component	=	AIP Award Based on Objective Component ($)

Individual Component. For 2025, a portion of each executive’s award was based on the compensation committee’s assessment of individual performance – 30% for our CEO and 40% for our CFO. After considering each officer’s performance and contributions to the Company, the compensation committee determined that each executive had earned the maximum payout of the individual portion of the AIP for 2025.

Payout of AIP Awards. As noted above, the AIP and the LTIP work in tandem. For each calendar year, our NEOs will receive the greater of the incentive award payable under the AIP or the payout of awards granted under the LTIP. For 2025, no award payouts were generated under the LTIP.

Based on the above, in February 2026, the compensation committee awarded each of our executive officers an award under the AIP as follows:

Executive	Target AIP Award	Weight of Objective Component	AIP Award- Objective Component	Weight of Individual Component	AIP Award- Individual Component	Total AIP Award
William H. Armstrong III	$750,000	70%	$561,726	30%	$337,500	$899,226
Erin D. Pickens	$300,000	60%	$200,389	40%	$200,000	$400,389

In accordance with the terms of the AIP, the compensation committee elected to pay 50% of the award in the form of RSUs that will vest on the first anniversary of the date of grant, with the number of RSUs determined by dividing the portion of the AIP award to be paid in RSUs by the closing price of our common stock on February 19, 2026, the date of grant. As such, our executive officers received the following in payment of their 2025 AIP Awards, with the “value paid in RSUs” representing the grant date value of the RSUs received:

Executive	Total 2025 AIP Award	Value Paid in Cash	Value Paid in RSUs	# of RSUs Granted In February 2026
William H. Armstrong III	$899,226	$449,613	$449,613	15,638
Erin D. Pickens	$400,389	$200,195.50	$200,194.50	6,963

Long-Term Incentive Awards.

As described above, our long-term incentive program currently consists only of awards under our LTIP (which is an amended and restated version of the Profit Plan). Awards under the LTIP may be granted throughout the year in connection with the Board’s approval of a new development project. The awards provide an opportunity for participants, including our NEOs, to receive cash bonuses (and/or RSUs in certain circumstances) based on the profitability of the approved development project.

Description of the LTIP. The LTIP is modeled after a “promote” arrangement that is a common compensation structure used by our private company peers. The plan aligns with our business strategy by tying a significant element of our NEOs’ compensation to the success of our development projects. It also creates an ownership mentality among participants with respect to the projects, encouraging high performance and strengthening the team mindset of key members of our project teams. Payouts under the LTIP are made in cash and RSU awards in the year following the year in which a payout event occurs, and are determined as follows:

•

Profits Pool – 25% of the “net company profits” (described below) from each approved development project will be set aside in a “profits pool” to fund payouts, and the compensation committee will allocate participation interests in each pool to our executive officers, and select employees and consultants determined to be instrumental in the success of the project.

•	Payout Events – payouts, if any, under the LTIP are triggered by either a capital transaction or a valuation event for each approved development project under the plan.

○

Capital Transactions – The “net company profits” generated by each project is calculated as net proceeds to the Company from a capital transaction (generally defined as the sale or exchange of the project to an unaffiliated party) after the Company has received (i) a return of its costs and any capital contributions, and (ii) a preferred return of 10% per annum. Any such payments will be paid in cash prior to March 15th of the year following the capital transaction (provided the total payouts due for the year do not exceed a participant’s cash limit, if applicable). If a participant’s cash limit is exceeded, then payouts in excess of the cash limit will be made in stock-settled RSUs, based on the 12-month trailing average price of our Common Stock during the year in which the capital transaction occurred, that will vest on the first anniversary of the grant date, provided that the participant satisfies the applicable service conditions.

○

Valuation Events – If a capital transaction has not occurred prior to the third anniversary of the date the project is substantially complete (a valuation event), the compensation committee will obtain a third-party appraisal of the project as of the date of the valuation event. Based on that value, the compensation committee will determine if any net company profits would have been generated after applying the hurdles described above. If so, then in lieu of receiving a cash payout, the participant will receive an award of an equivalent number of stock-settled RSUs, based on the 12-month trailing average price of our Common Stock during the year in which the valuation event occurred, that will vest in annual installments over a three-year period, provided that the participant satisfies the applicable service conditions.

LTIP Features Designed to Protect Company and Stockholder Interests. The following features of the LTIP are designed to protect Company and stockholder interests by limiting the Company’s required cash outlay and ensuring the Board retains flexibility to determine when and if the sale of an approved development project is appropriate:

•

Significant Hurdles – the financial hurdles that must be met before a profit pool is funded (return of all costs and capital contributions and a preferred return of 10% per annum) ensure a significant return for the Company before any payouts are made.

•

Limits on Cash Payouts to Executive Officers – the total cash payments made for a given year to an executive officer may not exceed four times the executive officer’s base salary, and any amounts due under the LTIP in excess of that amount will be converted to an equivalent number of stock-settled RSUs with a one-year vesting period.

•

No Cash Payouts without a Corresponding Sale – any amounts due in connection with a valuation event rather than a capital transaction are paid in an equivalent number of RSUs (with a three-year vesting period requiring continued employment to earn the award), in lieu of a lump-sum cash payment.

•

Board Flexibility – the inclusion of a stock payout, via the grant of a stock-settled RSU award, in the case of a valuation event gives the Board the flexibility to retain an asset if it determines that is in the best interest of the Company and its stockholders, without disadvantaging the participants or putting a cash burden on the Company.

•

Reduction of Certain Payouts for NEOs – payouts to our NEOs under new participation interests granted on or after February 24, 2023 will be subject to reduction of up to 25% if specific NAV-based results (which will be established by the compensation committee) are not achieved and a reduction of between 5% and 10% if the average payout under the objective metrics under our AIP for the prior three years (or such shorter period of time that the AIP has been in effect) is below the target level.

•

Elimination of Certain Payouts for NEOs – payouts to our NEOs under new participation interests granted on or after February 24, 2023 will be eliminated if the amounts payable under the AIP for a given calendar year are greater than the amounts payable under the LTIP for the same calendar year.

Profit Plan and LTIP Results for 2025. As noted above, in structuring our current executive compensation program, the compensation committee recognized that given the nature of our development projects and the business risks involved, payouts under the LTIP and the Profit Plan would not necessarily occur every year.

For 2025, the only payout trigger under the plans was the valuation event for Magnolia Place in August 2025, which resulted in the grant of stock-settled RSUs in early 2026, with the number of RSUs based on the 12-month trailing average price of our Common Stock during 2025 ($19.21). The following table summarizes each NEO’s payout as determined by the compensation committee under the Profit Plan with respect to this development project.

No. of RSUs granted in 2026 for Magnolia Place

Mr. Armstrong	16,588

Ms. Pickens	3,318

Outstanding Development Projects under the Profit Plan and LTIP. The following table sets forth the outstanding approved development projects under the Profit Plan and LTIP, the participation interests in each project granted to our NEOs and the valuation event date for each project that is substantially complete:

Approved Development Projects		Participation Interests (1)		Grant Date	Substantial Completion Date	Valuation Event Date (2)
	Plan	Mr. Armstrong	Ms. Pickens

Amarra Villas	Profit Plan	32%	8%	August 2, 2018	May 19, 2025	May 19, 2028

Jones Crossing	Profit Plan	30%	7.5%	August 2, 2018	N/A	N/A

The Saint June	Profit Plan	27.5%	7.5%	February 17, 2022	October 31, 2023	October 31, 2026

The Saint George	LTIP	25%	7.5%	August 10, 2023	June 11, 2025	June 11, 2028

(1)	As a non-equity incentive award, participation interests granted under the Profit Plan and LTIP are reflected in the 2025 Summary Compensation Table at payout rather than at grant.

(2)

The valuation event date is the third anniversary of the date the approved development project is substantially complete. If a capital transaction (generally defined as the sale or exchange of the project to an unaffiliated party) has not occurred by this date, the Profit Plan and LTIP provide for a potential grant of RSUs as described above.

Limited Executive Perquisites and No Special Retirement Benefits

We provide limited perquisites to our executive officers. Please see the 2025 Summary Compensation Table on page 45 for a description of the limited perquisites provided in 2025.

We provide our executive officers with the same retirement benefits that are generally available to our other full-time employees. Specifically, we maintain a 401(k) plan, which is a tax-qualified defined contribution retirement plan. Our 401(k) plan provides a 5% employer match, a 3% safe harbor contribution and a discretionary match of up to 10% of employee eligible compensation. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans. We provide life insurance to all full-time Company employees.

Change of Control and Severance Benefits

We provide our executive officers with certain contractual protections in the event of an involuntary separation either prior to or in connection with a change of control of the Company. Effective April 1, 2025, each of Mr. Armstrong and Ms. Pickens entered into a severance and change of control agreement with the Company. These agreements have a three-year term and include terms generally consistent with their previous agreements, except for certain changes to the severance payment calculations. These agreements and the terms of our outstanding RSUs and awards under our Profit Plan and LTIP provide our executives with contractual protections in the event of certain terminations of employment, both before and after a change of control. We believe that severance protections can play a valuable role in attracting and retaining key executive officers, and that these benefits also serve our stockholders’ interests by promoting a continuity of management in the context of an actual or threatened change of control transaction.

We also believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during the important time when their prospects for continued employment following a transaction are often uncertain, we provide them with enhanced severance benefits if their employment is terminated by the Company without cause or by the executive with good reason in connection with a change of control. We do not provide excise tax gross-up protections under any change of control arrangements with our executive officers.

The payment of cash severance benefits following a change of control transaction is only triggered by an actual or constructive termination of employment following the change of control (i.e., a “double trigger”). In addition, accelerated vesting of our outstanding RSUs is also a double trigger, as vesting will not be triggered by a change of control alone and requires a qualifying termination within two years following the change of control. Finally, participation interests granted under our Profit Plan and LTIP will not accelerate upon a change of control or a qualifying termination, but will remain outstanding and be paid out in accordance with the terms of the applicable plan.

The potential severance and change of control benefits payable under these agreements as of December 31, 2025 are more fully described in “Potential Payments upon Termination or Change in Control” on page 47. In addition, the potential severance and change of control benefits payable under these agreements in connection with the Plan of Liquidation is more fully described under “Interests of Our Directors and Executive Officers” beginning on page 92.

Compensation Processes and Policies

Role of Advisors.

To assist in evaluating our compensation practices and the level of compensation provided to our executives, the compensation committee has engaged an independent compensation consultant from time to time. Consistent with the compensation committee’s longstanding policy, any such consultant will not provide, and has not provided, any services to the Company’s management. As noted above, the compensation committee last engaged FTI in 2022 and early 2023 to conduct a holistic review of the Company’s executive compensation program. FTI (1) provided certain background information on market practices relating to how development-focused companies compensate their key executive officers, (2) compared the Company’s executive compensation programs to a group of peer companies, and (3) recommended the structure of a new annual incentive plan with objective, pre-established performance goals and changes to the Profit Plan to further align with Company performance and stockholder interests.

Market Data and Peer Group.

In connection with its comprehensive review during 2022 and early 2023, FTI evaluated the following group of public real estate investment trusts (“REITs”) and real estate management companies that it believed represented an appropriate peer group based on asset focus and size (the “peer group”):

• Armada Hoffler Properties, Inc.	• One Liberty Properties, Inc.

• CatchMark Timber Trust, Inc.	• SoTHERLY Hotels Inc.

• CTO Realty Growth, Inc.	• Tejon Ranch Co.

• Farmland Partners Inc.	• The InterGroup Corporation

• Forestar Group Inc.	• UMH Properties, Inc.

• FRP Holdings, Inc.	• Whitestone REIT

• Maui Land & Pineapple Company, Inc.

FTI used this peer group to prepare its executive compensation study, which compared our NEOs’ base salaries, annual incentive awards, long-term incentive awards and total remuneration to their counterparts in the peer group. FTI also reviewed the structure of the short-term and long-term incentive programs of the peer group in its evaluation of the Company’s executive compensation program structure. The compensation committee used FTI’s report to assess competitive compensation, industry trends and best practices regarding executive compensation in connection with its implementation of our current executive compensation program in 2023.
Role of Executive Officers
.
Our CEO makes recommendations to the compensation committee regarding the compensation for our CFO, based on his qualitative judgment regarding her individual performance, although the compensation committee makes all final compensation decisions regarding our executive officers. Neither of our executive officers is present when the compensation committee discusses or determines any aspect of their compensation.
Clawback Policies
.
Awards under the Profit Plan, LTIP and our stock incentive plan are subject to clawback provisions that enable the Company to clawback all or a portion of incentive compensation paid under an award in the event a participant’s misconduct either causes the Company to issue a restatement of its financial statements or results in an overpayment in connection with an award. Effective as of October 2, 2023 we also adopted a new clawback policy, the Incentive-Based Compensation Recovery Policy, a copy of which is incorporated by reference as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2025, in accordance with SEC and NASDAQ requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Stock Ownership Guidelines
.
Our Board has adopted stock ownership guidelines applicable to our executive officers because we believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. The guidelines are administered by the compensation committee. Under the guidelines, Mr. Armstrong and Ms. Pickens are expected to maintain ownership of shares of our Common Stock valued at three times and one time, respectively, his or her base salary, determined by reference to the three-year trailing average monthly stock price. Shares of our Common Stock currently owned but not pledged and shares issuable upon the vesting of outstanding time-vested RSUs are counted for purposes of the stock ownership guidelines. Shares pledged under our grandfathered pledge policy, shares issuable under any performance-based equity awards and shares owned on behalf of a spouse or children are not counted for purposes of the stock ownership guidelines. Finally, shares held in trust may also be included; however, due to the complexities of the trust laws, the decision to include the shares will be made on a case-by-case
basis after reviewing the nature of the specific trust involved and considering whether the executive has maintained a pecuniary interest in the shares. Mr. Armstrong and Ms. Pickens both currently exceed their target ownership levels.
Accounting and Tax Considerations
.
The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation awarded to our executive officers.
Equity Award Timing Practices
.
The compensation committee generally approves equity awards to our NEOs under the Profit Plan or LTIP, or under our AIP in partial payment of earned bonuses, as described above. Awards are typically made at a meeting in February in advance of our fourth quarter earnings release, which typically is issued in late March. The compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company does not grant stock options.

Compensation Committee Report

The compensation committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis, and based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the compensation committee on March 24, 2026:

James E. Joseph, Chair

Laurie L. Dotter

Kate B. Henriksen

Michael D. Madden

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our NEOs for the fiscal years ended December 31, 2025 and 2024. Mr. Armstrong and Ms. Pickens were our only executive officers during such fiscal years. For additional information regarding the compensation paid to our NEOs, see “Compensation Discussion and Analysis” on page 33.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
William H. Armstrong III Chairman of the Board, President and Chief Executive Officer	2025	$750,000	$344,470	$449,613	$63,576	$1,607,659
	2024	750,000	587,923	344,505	68,948	1,751,376

Erin D. Pickens	2025	400,000	133,552	200,195	77,382	811,129
Senior Vice President and Chief Financial Officer	2024	400,000	178,248	133,579	75,425	787,252

(1)

The “Stock Awards” represents RSUs valued on the date of grant at the closing sale price per share of our Common Stock in accordance with ASC Topic 718, disregarding the effect of forfeitures. Amounts for 2025 represent RSUs granted in February 2025 for the portion of the executive’s award under the AIP for 2024 performance that was paid in RSUs (50% of the award was paid in RSUs, with the remainder in cash, which cash portion was reported in the 2024 Summary Compensation Table in the 2025 Proxy Statement). A valuation event related to Magnolia Place occurred during 2025 under the Profit Plan and RSUs related to that event were granted in early 2026, thus are not reflected in the table.

(2)

Reflects the cash portion of the annual incentive award payments received under our AIP as approved by the compensation committee. In connection with approving the payout of the 2025 AIP in February 2026, the compensation committee elected to pay 50% of the amount awarded in the form of RSUs that will vest on the first anniversary of the date of grant. For more information, see “Compensation Discussion and Analysis—Components of Executive Compensation for 2025—Annual Incentive Awards” on page 38.

(3)

The amounts reported in the “All Other Compensation” column for 2025 are set forth in the table below and reflect, for each named executive officer, the sum of the incremental cost to the Company of all perquisites and other personal benefits, which consists of payments for automobile leases, maintenance and insurance, and all other additional compensation, which consists of amounts contributed by the Company to the 401(k) plan and the dollar value of life insurance premiums paid by the Company. The 401(k) plan and life insurance benefits are available to our named executive officers on the same basis as other Company employees.

	Perquisites and Other Personal Benefits (a)	Additional All Other Compensation

Name		401(k) Plan Contributions	Life Insurance Premiums
Mr. Armstrong	$14,449	$46,400	$2,727
Ms. Pickens	28,255	46,400	2,727

(a)	Consists of payments for automobile leases, maintenance and insurance.

Outstanding Equity Awards at December 31, 2025

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
William H. Armstrong III	30,688	$742,036
Erin D. Pickens	10,173	245,983

(1)

Consists of RSUs awarded under our Profit Plan, in connection with our AIP payouts, and under our annual equity award program (which our executive officers ceased participating in effective for 2023). Unless the award is forfeited or vesting accelerates pursuant to the terms of the RSU agreement, the RSUs held by the NEOs will vest and be paid out in an equivalent number of shares of our Common Stock as follows:

Name	RSUs	Vesting Date
Mr. Armstrong	17,258 5,465 2,500 5,465	February 13, 2026 February 15, 2026 March 15, 2026 February 15, 2027

Ms. Pickens	6,691 1,366 750 1,366	February 13, 2026 February 15, 2026 March 15, 2026 February 15, 2027

(2)	The market value of the awards as reflected in this table was based on the $24.18 closing market price per share of our Common Stock on December 31, 2025.

Equity Compensation Plan Information

The following table presents information as of December 31, 2025, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)
Equity compensation plans approved by security holders	108,290	N/A	138,425
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	108,290	N/A	138,425

(1)

The number of securities to be issued upon the exercise of outstanding options, warrants and rights represents shares issuable upon the vesting of RSUs. These awards are not reflected in column (b) as they do not have an exercise price.

(2)

Represents shares available for grant of new awards under the 2022 Stock Incentive Plan as of December 31, 2025, all of which may be issued pursuant to awards of stock options, SARs, restricted stock, RSUs or “other stock-based awards.”

Potential Payments upon Termination or Change in Control

Severance and Change of Control Agreements.

As of December 31, 2025, our named executive officers were each a party to a severance and change of control agreement with the Company entered into effective April 1, 2025 and expiring March 31, 2028 (the “COC Agreements”). The COC Agreements entitle each executive to receive additional benefits in the event of the termination of his or her employment under certain circumstances, as described below, and are generally consistent with the NEO’s prior agreements, except for the following changes:

•

the lump-sum cash payment due in connection with a termination without cause or with good reason unrelated to a change of control shall equal 2 times (instead of 1 times) the sum of (a) the executive’s base salary in effect at the time of termination and (b) the average annual bonus awarded to the executive for the three fiscal years immediately preceding the termination date (the “Average Bonus”);

•

the lump-sum cash payment due in connection with a termination without cause or with good reason in connection with a change of control shall equal 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the Average Bonus (instead of highest); and

•

for purposes of calculating the Average Bonus, the COC Agreements clarified that each year’s annual bonus amount shall include amounts paid in cash or in restricted stock units, if applicable, in accordance with the terms of the AIP, and if the executive receives an LTIP award in lieu of an annual bonus for a given fiscal year (pursuant to the terms of the AIP and the LTIP requiring the payment of only the greater of the two awards), the executive’s annual bonus for such fiscal year shall be the calculated annual bonus the executive would have received for such fiscal year.

Termination without Cause or with Good Reason.

Each COC Agreement provides that if the executive officer’s employment is terminated by the Company without cause or by the executive with good reason, the executive will receive from the Company:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•	a lump-sum cash payment equal to 2 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the Average Bonus; and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

Termination after Change of Control as a Result of Death, Disability or Retirement.

Each COC Agreement provides that if, during the three-year period following a change of control, the executive’s employment with the Company or its successor is terminated as a result of death, disability or retirement, the executive or his or her legal representatives will receive from the Company or its successor any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated.

Termination after Change of Control for Cause or Voluntary Termination without Good Reason.

Each COC Agreement provides that if, following a change of control, the executive’s employment with the Company or its successor is terminated for cause (as defined below) or by the executive for other than good reason (as defined below), the executive will receive from the Company or its successor any accrued but unpaid salary.

Termination after Change of Control without Cause or with Good Reason.

Each COC Agreement provides that if, during the three-year period following a change of control, the Company or its successor terminates the executive without cause, or the executive voluntarily terminates his or her employment for good reason, the executive will receive from the Company or its successor:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•	a lump-sum cash payment equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the Average Bonus; and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

As a condition to receipt of these benefits, Mr. Armstrong and Ms. Pickens must retain in confidence all confidential information known to him or her concerning our business. Such obligations continue to apply after a change of control. Notwithstanding the timing of benefits noted above, in the event that Mr. Armstrong or Ms. Pickens are considered to be “specified employees” under Section 409A of the Internal Revenue Code at the time of their termination of employment, they may not receive certain severance benefits until the expiration of a six-month period following their respective terminations of employment.

Equity-Based Awards – Impact of Termination of Employment or Change of Control.

Pursuant to the terms of our RSU agreements, the impact of a termination of employment on the awards differs based on the origin of the RSU grant, as follows:

•	For all RSUs, a termination of employment as a result of death, disability or retirement results in accelerated vesting of the executive officer’s outstanding RSUs.

•

For RSUs granted as a payout under our Profit Plan, LTIP or AIP, the termination of the recipient’s employment by the Company without cause or by the recipient for good reason will result in vesting of the RSUs, whether or not in connection with a change of control.

•

For RSUs granted as part of our annual equity award program (which our executive officers ceased participating in effective for 2023), a termination of employment by the Company without cause or by the recipient for good reason will only result in accelerated vesting of the RSUs if such termination occurs within two years following the change of control; provided, however, that the compensation committee may in its discretion accelerate vesting in connection with a termination of employment without cause unrelated to a change of control.

Profit Participation Incentive Plan and Long-Term Incentive Plan – Impact of Termination of Employment or Change of Control.

Pursuant to the terms of the Profit Plan and the LTIP, except as noted below, upon termination of employment prior to completion of a capital transaction with respect to an approved project or the grant of RSUs in connection with a valuation event for an approved project, an executive officer will forfeit his or her award relating to the approved project. However, if the termination is by the Company without cause or by the executive officer with good reason, then outstanding unvested awards will not be forfeited, and will remain outstanding and be paid out in accordance with the terms of the applicable plan; provided, that any payout owed due to a valuation event that otherwise would have been paid in RSUs instead will be made in a lump sum cash payment prior to March 15th of the following year. This treatment applies both before and after a change of control.

The following table quantifies the potential payments to our NEOs that would be due or accelerated under the contracts, arrangements, plans and scenarios discussed above, assuming a December 31, 2025 termination date, and where applicable, using the closing price of our Common Stock of $24.18 (as reported on the NASDAQ on December 31, 2025). The table does not include amounts that may be payable under our 401(k) plan. All amounts below include certain estimates and assumptions that existed as of December 31, 2025. Actual amounts or benefits that could be payable to any NEO upon a termination of employment or a change of control cannot be known with certainty until the actual event occurs.

Potential Payments Upon Termination or Change in Control

Name	Lump Sum Severance Payment (1)	Long-Term Incentives (Unvested) (2)	Accrued Dividend Equivalents	Health and Life Benefits	Total (3)

William H. Armstrong III

• Death, Disability, or Retirement (4)	N/A	$742,036	$11,675	N/A	$753,711

• Termination without Cause (5)	$3,833,033	742,036	11,675	$30,671	4,617,414

• Termination with Good Reason	3,833,033	681,586	N/A	30,671	4,545,289

• Change of Control	N/A	N/A	N/A	N/A	N/A

• Termination after Change of Control (without Cause or with Good Reason)	5,730,384	742,036	11,675	30,671	6,514,765

Erin D. Pickens

• Death, Disability, or Retirement (4)	N/A	245,983	3,503	N/A	249,486

• Termination without Cause (5)	1,529,881	245,983	3,503	30,671	1,810,038

• Termination with Good Reason	1,529,881	227,848	N/A	30,671	1,788,400

• Change of Control	N/A	N/A	N/A	N/A	N/A

• Termination after Change of Control (without Cause or with Good Reason)	2,287,173	245,983	3,503	30,671	2,567,329

(1)	Amounts reflected do not include accrued base salary or a pro-rata bonus for 2025, as these amounts would have been earned by the executive as of December 31, 2025, the assumed date of termination.

(2)

Amounts represent the value of the RSUs that would have vested for each NEO. In addition, under the Profit Plan and LTIP, upon a termination without cause or with good reason, participation interests will remain outstanding and pay out pursuant to the terms of the Profit Plan and LTIP.

(3)

Pursuant to the terms of the COC Agreements, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, but for purposes of this table we have not reflected any modifications that could occur as a result of Section 280G of the Internal Revenue Code.

(4)	Assumes for purposes of this table that the executive satisfies the applicable conditions for disability and retirement.

(5)

Reflects vesting acceleration for outstanding RSUs granted pursuant to the terms of the Profit Plan and under the AIP. Vesting of the RSUs previously granted to the executives under our annual equity award program (which our executive officers ceased participating in effective for 2023) upon a termination without cause is at the discretion of the compensation committee, and we have assumed for purposes of the table that the compensation committee would vest the RSUs.

Definition of Cause
.
For purposes of the COC agreements, “cause” generally means:

•	the executive’s failure to perform his or her duties with the Company or its successor following written demand;

•	the executive’s engagement in conduct that is injurious to the Company or its successor; or

•	the final conviction of the executive of a felony or the entering by the executive of a guilty plea or a plea of no contest to a felony.
For purposes of the RSU agreements, “cause” generally means:

•	the executive’s commission of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine);

•	the executive’s engagement in dishonest or unethical conduct;

•	the executive’s commission of any fraud, theft, embezzlement, or misappropriation of funds;

•	the executive’s failure to carry out a directive of his or her superior; or

•	the breach by the executive of the terms of his or her engagement.
Definition of Change of Control
.
For purposes of the COC agreements and the RSU agreements, a qualifying “change of control” will generally have occurred upon:

•	the acquisition by any person of beneficial ownership of 30% or more of the Company’s outstanding Common Stock;

•
our incumbent Board and individuals whose election or nomination to serve on our Board was approved by a majority of our Board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our Board;

•	the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; or

•	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
Definition of Good Reason
.
For purposes of the COC agreements, “good reason” generally means:

•
any failure of the Company or its successor to provide the executive with the position, duties and responsibilities at least commensurate with the most significant of those held, exercised and assigned prior to the change of control, which, after a change of control, includes the executive failing to hold an equivalent position with a company that has a class of equity securities registered pursuant to the Exchange Act;

•	the assignment to the executive of any duties inconsistent with such executive’s position, duties or responsibilities;

•	the failure of the Company or its successor to comply with the terms of the agreement; or

•	the Company or its successor requiring the executive to be based at any office or location 35 miles or greater from the location at which such executive was based prior to the change of control.

Pay Versus Performance
We are providing the following information in the format required by the SEC regarding compensation for our CEO (also referred to as our principal executive officer or “PEO”) and our CFO, who are our only named executive officers, or NEOs, included in our Summary Compensation Table (or “SCT”) for fiscal years 2023, 2024 and 2025 along with our “total stockholder return” (or “TSR”) as defined by the SEC and our reported net income attributable to common stockholders for those years. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with our performance, refer to “Ex
e
cutive Officer Compensation—Compensation Discussion and Analysis” on page 33.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO- NEO (3)	Average Compensation Actually Paid to Non-PEO- NEO (4)	Value of Initial Fixed $100 Investment Based on Company Total Stockholder Return (5)	Net Income (Loss) Attributable to Common Stockholders

2025	$1,607,659	$1,683,210	$811,129	$844,299	$125.35	$11,982,000

2024	1,751,376	1,287,433	787,252	674,698	107.62	1,956,000

2023	1,386,781	1,901,890	697,721	996,976	149.61	(14,807,000)

(1)
For each fiscal year included in the table, William H. Armstrong III served as our PEO. The amounts in this column are equal to the amounts in the “total” compensation column in the SCT for the PEO for each applicable year.

(2)
The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” to
Mr. Ar
mstrong as defined by and computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the rule, the adjustments reflected in the table below were made
to Mr. Armstrong’s total compensation for each year reflected in the SCT to determine the CAP values. The assumptions used to calculate the equity award fair values did not materially differ from those disclosed as of the grant date of such equity awards.

		Adjust Value of Current Year’s Equity Award Grants		Adjust For Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Award Grants
Year	SCT Total	Subtract Grant Date Fair Value as reported in SCT	Add Fair Value at 12/31	Unvested Awards as of 12/31	Vested Awards during Year	CAP

2025	$1,607,659	$(344,470)	$417,298	$45,931	$(43,208)	$1,683,210

2024	1,751,376	(587,923)	519,373	(189,208)	(206,185)	1,287,433

2023	1,386,781	0	0	$540,360	$(25,251)	1,901,890

(3)
Our only other NEO (other than Mr. Armstrong) for each fiscal year included in the table was Erin D. Pickens, our CFO. The amounts in this c olu
mn are equal to the amounts in the “total” compensation column in the SCT for Ms. Pickens for each applicable year.

(4)
The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” to Ms. Pickens as defined by and computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the rule, the adjustments reflected in the table below were made to Ms. Pickens’ total compensation for each year reflected in the SCT to determine the CAP values. The assumptions used to calculate the equity award fair values did not materially differ from those disclosed as of the grant date of such equity awards.

		Adjust Value of Current Year’s Equity Award Grants		Adjust For Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Award Grants
Year	SCT Total	Subtract Grant Date Fair Value as reported in SCT	Add Fair Value at 12/31	Unvested Awards as of 12/31	Vested Awards during Year	CAP

2025	$811,129	$(133,552)	$161,788	$11,908	$(6,974)	$844,299

2024	787,252	(178,248)	157,465	(45,911)	(45,860)	674,698

2023	697,721	0	0	300,464	(1,209)	996,976

(5)
Reflects the cumulative total stockholder return on the Company’s Common Stock as measured by (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, divided by (ii) the share price at the beginning of the measurement period. The “measurement period” is the period beginning at the “measurement point” established by the market close on the last trading day before the earliest fiscal year in the table, through and including the end of the fiscal year for which the TSR is being calculated. The closing price at the measurement point is converted into a fixed investment of $100 in the Company’s Common Stock, and for each year, the amount in the table is the value of such fixed investment based on the cumulative TSR as of the end of that year. The closing price per share of our common stock on the last trading day in 2022 was $19.29, in 2023 was $28.86, in 2024 was $20.76, and in 2025 was $24.18.

Relationship between Company Performance and Compensation Actually Paid
For 2023, we had a net loss attributable to common stockholders of $14.8 million, and our executives saw a decline in compensation actually paid as compared to the prior year. For 2024, we had net income attributable to common stockholders of $2.0 million, but our PEO and other NEO saw a further decline in compensation actually paid. For 2025, we had net income attributable to common stockholders of $12.0 million, and our executives saw an increase in compensation actually paid as compared to the prior year.
Under our executive compensation program, our PEO’s and other NEO’s compensation over the last three years included RSUs that settle in stock and vest over time. These equity awards are tied to the performance of our stock price and also serve as a retention tool. Over the last three fiscal years our stock price has been volatile, declining as of the end of 2024 compared to the end of 2023, but then increasing again as of the end of 2025. This resulted in an increase in TSR and contributed to the increase in our PEO’s and other NEO’s compensation actually paid for 2025 compared to 2024, and a decrease in TSR and related decrease in compensation actually paid for 2024 compared to 2023.

Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that it is not binding on the Company, the board of directors or the compensation committee of the board of directors. However, our Board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. The vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this Proxy Statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables.

At last year’s annual meeting of stockholders, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our NEOs, and our stockholders approved the “say-on-pay” proposal, with approximately 74% of the shares present and entitled to vote voting for the proposal. This year we are again asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Stratus Properties Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our stockholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders, as more fully discussed in “Executive Officer Compensation—Compensation Discussion and Analysis” on page 33 of this Proxy Statement.

In considering how to vote on this proposal, we encourage you to review the relevant disclosures in this Proxy Statement, especially the Compensation Discussion and Analysis, which contains detailed information about our executive compensation program.

Although this advisory vote is not binding, our Board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. We currently hold a say-on-pay vote at each annual meeting of stockholders. Accordingly, we expect the next say-on-pay vote will occur at our 2027 annual meeting of stockholders, unless we do not hold an annual meeting of stockholders in 2027 due to the dissolution of the Company, as discussed in more detail elsewhere in this Proxy Statement.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

The Board will deem that approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the 2026 Annual Meeting. For more information on the voting requirements, see “Information About the 2026 Annual Meeting” on page 99 of this Proxy Statement.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Audit Committee Report

The audit committee is currently composed of three directors, Neville L. Rhone, Jr., Chair, Laurie L. Dotter and Michael D. Madden, all of whom are independent, as defined by SEC rules and under NASDAQ listing standards. In addition, the Board has determined that each of Messrs. Rhone and Madden and Ms. Dotter qualifies as an “audit committee financial expert,” as such term is defined in the SEC rules. We operate under a written charter approved by us and adopted by the Board. Our primary function is to assist the Board in fulfilling its oversight responsibilities relating to (1) the Company’s accounting and financial reporting processes; (2) the effectiveness of the Company’s internal control over financial reporting; (3) the integrity of the Company’s financial statements; (4) audits of the Company’s financial statements; (5) the Company’s compliance with legal and regulatory requirements; (6) the qualifications, independence and performance of the Company’s independent registered public accounting firm; (7) the performance of the Company’s internal audit firm; and (8) the review and approval or ratification of any transaction that would require disclosure under Item 404 of Regulation S-K of the Exchange Act.

We oversee the Company’s financial reporting process on behalf of the Board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls; those are the responsibilities of the Company’s management. We are also not responsible for auditing the Company’s financial statements and reviewing the Company’s unaudited interim financial statements; those are the responsibilities of the Company’s independent registered public accounting firm.

During 2025, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management, Armanino LLP, the Company’s internal audit firm, and CohnReznick, the Company’s independent registered public accounting firm, management’s report on internal control over financial reporting as of December 31, 2025, which is included in our 2025 annual report.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In March 2025, in accordance with our charter, we appointed CohnReznick as the Company’s independent registered public accounting firm for 2025. We have reviewed and discussed the Company’s audited financial statements for 2025 with management and CohnReznick. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and CohnReznick provided an opinion to the same effect.

We have received from CohnReznick the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with CohnReznick their independence. We have also discussed with CohnReznick the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, we have discussed with CohnReznick the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, including the identified critical audit matter addressed during the audit, their understanding and evaluation of the Company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2025, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. CohnReznick also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements for 2025 in the Company’s Annual Report on Form 10-K for filing with the SEC.

Internal Audit

We also review the Company’s internal audit function, including the selection and compensation of the Company’s internal auditor. In March 2025, in accordance with our charter, our committee appointed Armanino LLP as the Company’s internal auditor for 2025.

Submitted by the audit committee on March 24, 2026:

Neville L. Rhone, Jr., Chair

Laurie L. Dotter

Michael D. Madden

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table lists the aggregate fees billed for professional services rendered by CohnReznick in 2025 and 2024:

	2025	2024
Audit Fees (1)	$293,034	$284,557
Audit-Related Fees (2)	12,981	—
Tax Fees	—	—
All Other Fees	—	—

(1)

Audit Fees were primarily for professional services rendered to comply with all statutory and financial audit requirements for the Company and its subsidiaries and affiliates and certain services related to consultations with the Company’s management as to the accounting or disclosure treatment of transactions or events and the impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies.

(2)

Audit-Related Fees consisted primarily of fees for assurance and related services that are reasonably related to the performance of the audit, including the review of disposition-related pro forma financial information included in the Company’s Form 8-Ks.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the audit committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the chair of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the chair during any fiscal quarter does not exceed $30,000.

At each regularly scheduled audit committee meeting, management updates the audit committee on the scope and anticipated cost of (1) any service pre-approved by the chair since the last meeting of the audit committee; and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm. All of the services provided by our independent registered public accounting firm during the last two fiscal years have been approved in advance by the audit committee, and none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Proposal No. 3: Ratification, on an Advisory Basis, of the Appointment of Our Independent Registered Public Accounting Firm for 2026

In accordance with our charter, our Audit Committee appointed CohnReznick to serve as the Company’s independent registered public accounting firm for 2026. Our Board and the audit committee are seeking stockholder ratification of the audit committee’s appointment of CohnReznick as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2026. If our stockholders do not ratify the appointment of CohnReznick, the audit committee will reconsider this appointment. Representatives of CohnReznick are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Vote Required to Ratify, on an Advisory Basis, the Appointment of Our Independent Registered Public Accounting Firm for 2026

The Board will deem that approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the 2026 Annual Meeting. For more information on the voting requirements, see “Information About the 2026 Annual Meeting” on page 99 of this Proxy Statement.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

Proposal No. 4: The Plan of Liquidation Proposal

General

The Company is seeking stockholder approval of the Plan of Liquidation Proposal at the 2026 Annual Meeting. The Plan of Liquidation (including the proposed dissolution of the Company) was approved and deemed advisable by the Board on March 24, 2026. The Plan of Liquidation may be implemented only if it is approved by stockholders. Among other things, the following summary describes the Board’s assessment of strategic alternatives, the Board’s reasons for approving the Plan of Liquidation, and the material provisions of the Plan of Liquidation. This summary does not purport to be complete and may not contain all of the information about the Plan of Liquidation that is important to you. The Plan of Liquidation is attached hereto as Annex B and is incorporated by reference in this Proxy Statement. The Company encourages you to read the Plan of Liquidation carefully and in its entirety for a more complete understanding of the Plan of Liquidation. By approving the Plan of Liquidation, our stockholders will be approving our dissolution under Section 275 of the DGCL.

Background of the Plan of Liquidation

Stratus is a Delaware corporation. Over the last few years, Stratus has been engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus currently has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

Over the past decade, Stratus has engaged in a number of key transactions that have transformed the Company, culminating in a significant cash position from recent asset sales, a streamlined portfolio and a more mature asset base. Along the way, the Board has periodically and in the ordinary course of business and in connection with certain transformative transactions, reviewed, with Stratus’ management team, its outside legal counsel and financial advisors, Stratus’ long-term strategies and objectives. Despite the Board’s belief that Stratus has effectively executed on its business strategy and objectives, the Board has consistently considered Stratus’ shares to trade at a meaningful discount to the inherent value of Stratus’ assets. Against that backdrop, the Board, from time to time, has evaluated and considered various potential strategic alternatives to Stratus’ existing business strategy, including potential strategic acquisitions, dispositions, business combination transactions and joint ventures, and the sale or liquidation of Stratus. In addition, from time to time, Stratus has received unsolicited inquiries from third parties regarding Stratus’ interest in potential strategic transaction opportunities, including whole company sales. None of these prior strategic alternatives reviews or unsolicited inquiries resulted in viable opportunities that the Board believed were in the best interests of its stockholders when compared to Stratus’ existing business strategy and objectives at that time, as further detailed below.

In April 2016, the Board announced the engagement of an independent financial advisor to assist Stratus in a review of strategic alternatives. Between April 2016 and early March 2017, with its financial advisor, Stratus engaged in an extensive process, approaching 105 potential transaction parties including public, private, domestic and foreign investors, of which 24 executed nondisclosure agreements and were provided access to a data room. There were no restrictions on the form or nature of the transaction to be proposed, no price or form of consideration requirements, and no requirements concerning retention or compensation of management. Stratus and its financial advisor engaged in meetings, discussions and negotiations with many of these participants, 10 of whom submitted written or verbal indications of interest.

In February 2017, Stratus completed the sale of The Oaks at Lakeway, an HEB grocery-anchored retail project, for $114.0 million in cash, resulting in net cash proceeds of $50.8 million.

In March 2017, Stratus concluded its strategic review. None of the participants ultimately sustained an indication of interest in acquiring the entire Company at a price per share at or above Stratus’ trading prices at that time. The Board, in consultation with its financial advisor, determined that the indications of interest would not at that time provide adequate value to stockholders. At the time of this strategic review, issues arising in connection with a potential sale of the Company included differences of opinion as to the value that could be created from Stratus’ substantial portfolio of undeveloped land, the value of the W Austin Hotel, the impact on value of the real estate market cycle at that time, and how values that could be created in the future from Stratus’ portfolio of development opportunities should be allocated between Stratus and a buyer. In addition, the diverse nature of Stratus’ assets presented a challenge for participants with narrower investment interests. The Board declared a special cash dividend of $1.00 per share, after the Board’s consideration of the results of the sale of The Oaks at Lakeway and the conclusion of the strategic review.

Prior to May 2022, Stratus owned a more diversified portfolio of assets, which included hotel and entertainment assets known as Block 21. Block 21 was Stratus’ wholly owned mixed-use real estate development and entertainment business containing the W Austin Hotel and the ACL Live and 3TEN ACL Live entertainment venues in downtown Austin, Texas. In December 2019, Stratus entered into an agreement to sell Block 21 for $275 million.

The COVID-19 pandemic, which began in March 2020, caused substantial disruption in international and U.S. economies and markets, and had a significant impact on Stratus’ business, especially its hotel and entertainment segments. In May 2020 as a result of the negative impact on capital markets and the overall economic environment caused by the COVID-19 pandemic, the buyer terminated the December 2019 agreement to purchase Block 21 from Stratus. As a result of the termination of the transaction, the buyer forfeited to Stratus $15.0 million of earnest money.

In January 2021, Stratus completed the sale of The Saint Mary, a 240-unit luxury garden-style multi-family project located in the Circle C community in Austin, Texas, for $60.0 million in cash, resulting in net proceeds of approximately $34 million with Stratus receiving $21.3 million.

In December 2021, Stratus completed the sale of The Santal, a 448-unit luxury garden-style multi-family project located in Barton Creek in Austin, Texas, for $152.0 million in cash, resulting in net proceeds of approximately $74 million.

In May 2022, Stratus completed the sale of Block 21 for $260.0 million, including the buyer’s assumption of $136.2 million of existing mortgage debt, with the remainder paid in cash. Stratus’ net proceeds from the sale of Block 21 totaled $112.3 million.

As described above, in 2021 and 2022, Stratus generated pre-tax earnings of $218.9 million and after-tax cash flow of approximately $166 million from the sales of Block 21, The Santal and The Saint Mary. After the sale of Block 21 in May 2022, which eliminated Stratus’ hotel and entertainment segments, the Board and management team engaged in a strategic planning process, which included consideration of the uses of proceeds from recent property sales and Stratus’ future business strategy. As a result of the Board’s strategic planning process, in August 2022, Stratus announced that the Board had approved returning $50.0 million cash to stockholders. In September 2022, the Board declared a special cash dividend of $4.67 per share (totaling $40.0 million) on its common stock. The Board also approved a share repurchase program authorizing repurchases of up to $10.0 million of Stratus’ common stock, which was completed in October 2023. Further, after streamlining Stratus’ business through the sale of Block 21, the Board decided to continue Stratus’ successful development program, with its proven team focusing on pure residential and residential-focused mixed-use projects in Austin and other select markets in Texas. The Board also decided to continue to focus on developing properties using project-level debt and third-party equity capital through joint ventures in which Stratus receives development management fees and asset management fees, with Stratus’ potential returns increasing above our relative equity interest in each project as negotiated return hurdles are achieved.

In January 2023, Stratus completed the formation of a joint venture to develop its Holden Hills Phase 1 project, a 495-acre residential project within the Barton Creek community in Austin, resulting in a cash distribution and payment of $35.8 million to Stratus.

In November 2023, the Board authorized a new $5.0 million share repurchase program.

Beginning in 2023 and continuing through 2024, Stratus operated in a challenging real estate environment marked by rising interest rates, elevated construction costs and limited opportunities to transact on favorable terms. Although interest rates stabilized in 2024, costs remained high, and the Company focused on maintaining disciplined operations, advancing developments already underway, controlling expenses and positioning its portfolio for value creation when market conditions improved. During this period, Stratus completed construction and lease-up of The Saint June multi-family project, made significant progress on construction of The Saint George multi-family project, managed its completed retail assets and advanced entitlements for other development projects. Stratus also monetized select assets in 2023 and 2024, including the sale of six Amarra Villas homes for $21.4 million, 47 acres of undeveloped land at Magnolia Place for $14.5 million, Magnolia Place – Retail for $8.9 million and one Amarra Phase III lot for $1.4 million.

In June 2025, Stratus completed the formation of a joint venture to develop its Holden Hills Phase 2 project, an approximately 570-acre mixed-use development located along Southwest Parkway in the southern portion of the Barton Creek community in Austin, Texas adjacent to Holden Hills Phase 1, resulting in a cash distribution and payment of $47.8 million to Stratus.

In June 2025, the Board approved an increase in the share repurchase program to $25.0 million.

In August 2025, at a regularly scheduled meeting of the Board, the Board discussed, among other things, with management and legal counsel, Stratus’ business strategy. Following the discussion, the Board requested that management obtain and provide to the Board further information regarding strategic options, including having discussions with potential financial advisors. In connection with the release of second-quarter results, Stratus also announced that it was exploring opportunities for the use of cash from the Holden Hills Phase 2 partnership and recent asset sales.

On October 14, 2025, the Board held a meeting and discussed, among other things, Stratus’ strategy, potential uses of cash and potential strategic options for Stratus to maximize shareholder value. The Board interviewed and received presentations from several investment banking firms. Following the discussion, the Board requested that management continue to review various strategic options and requested additional information from certain of the investment banking firms for the Board to further consider whether and if so when the Board should engage in a formal review of strategic alternatives for Stratus and engage an investment banking firm to assist.

In November 2025, Stratus completed the sale of Lantana Place – Retail, part of Stratus’ partially developed, mixed-use Lantana Place project within the Lantana community, located south of Barton Creek in Austin, Texas, for $57.5 million in cash, resulting in cash proceeds of approximately $26.9 million.

On November 6, 2025, the Board held a strategic planning session and discussed, among other things, Stratus’ business and strategy, its anticipated cash flows and cash balance, potential uses of cash, strategic alternatives and retention of a financial advisor to explore strategic alternatives. Following discussion, the Board determined that it was in the best interests of Stratus and its stockholders to undertake a review of strategic alternatives, including evaluating a range of potential transactions available to Stratus, which may include, among others, a business combination involving Stratus, a sale of all or part of Stratus and/or its assets or a plan of dissolution, with the goal to maximize stockholder value. The Board directed management to further explore retention of a financial advisor to explore strategic alternatives.

In December 2025, the Board engaged Eastdil Secured and Stratus announced the initiation of a process to explore strategic alternatives to maximize stockholder value with the assistance of outside, independent financial and legal advisors. The Board stated its intention to consider a comprehensive range of alternatives, including but not limited to the sale of Stratus, a plan of dissolution and liquidation, further share repurchases and other strategic or financial transactions.

Throughout January 2026 to March 2026, the Board, management and Stratus’ financial and legal advisors consulted regarding, among other things, strategies for narrowing Stratus’ share price discount to NAV and reviewed various strategic alternatives.

On January 22, 2026, the Board met, with attendance from management and Stratus’ legal advisors. During the meeting, management reviewed, among other things, the strategic alternatives review process to date.

In January 2026, Stratus completed the sale of Kingwood Place for $60.8 million in cash, resulting in net proceeds of $27.1 million, with Stratus receiving $16.2 million.

On February 25, 2026, the Board met, with attendance from management and Stratus’ financial and legal advisors. During the meeting, management and Eastdil Secured reviewed the strategic alternatives review process to date. At the meeting management and Eastdil Secured presented on, among other things, a review of strategic alternatives. Eastdil Secured reviewed the composition of the Company and its assets as well as its historic stock price. Eastdil Secured discussed with the Board various strategic alternatives, including continuing Stratus’ current business strategy, a merger or sale of the whole Company and a plan of liquidation, focusing on maximizing stockholder value. The Board directed Eastdil Secured and management to continue its review of strategic alternatives.

On March 11, 2026, the Board met, with attendance from management and Stratus’ financial and legal advisors. During the meeting, management and Eastdil Secured reviewed the strategic alternatives review process to date, including the strategic alternatives previously discussed at the February 2026 Board meeting. The Board considered and discussed with management and Eastdil Secured the Company’s options and related considerations (including, among other things, the matters described below under “— Assessment of Strategic Alternatives”). Among other things, the Board discussed with management and Eastdil Secured the estimated per share distributions that could be expected to result from a liquidation process. The Board reviewed a summary of the range of asset-level liquidation values of the Company’s properties and estimated liquidating distributions, each prepared by management, noting the various assumptions used in and sensitivities associated with such valuations and estimates. Stratus’ legal advisors reviewed certain legal considerations in connection with the dissolution and liquidation process under Delaware law and certain legal considerations under NASDAQ and SEC rules. Following these presentations and discussions by the Board, management and the Company’s advisors, and after considering the alternatives presented and all relevant factors, the Board unanimously determined that it was in the best interests of the Company and its stockholders to conclude its review of strategic alternatives and pursue a plan of liquidation and dissolution for the reasons described below under “— Reasons for the Plan of Liquidation.” The Board noted that additional work needed to be done in connection with evaluating and pursuing the plan of liquidation, including formalizing an estimation of liquidating distributions to be distributed to the Company’s stockholders pursuant to a plan of liquidation. That same day, on March 11, 2026, the Company announced that the Board had concluded its review of strategic alternatives and had determined that it was in the best interests of the Company and its stockholders to pursue a plan of liquidation and dissolution providing for the sale of all or substantially all of the Company’s assets and the distribution of the net proceeds to the Company’s stockholders.

On March 24, 2026, the Board met, with attendance from management and Stratus’ financial and legal advisors. Eastdil Secured presented its review and analysis with respect to a plan of liquidation and the estimated distribution per share of Common Stock prepared by management that may be paid to the Company’s stockholders in connection with the proposed Plan of Liquidation. A representative of Eastdil Secured then delivered the oral opinion of Eastdil Secured, which was subsequently confirmed by delivery of Eastdil Secured’s written opinion dated March 24, 2026, for the benefit of the Board as to the reasonableness, from a financial point of view, of the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to the Company’s stockholders pursuant to the Plan of Liquidation, as more fully described below in the section entitled “— Opinion of Eastdil Secured.” Stratus’ legal advisors presented the proposed terms of the Plan of Liquidation and reviewed the related proxy materials for the Plan of Liquidation Proposal. Following these presentations and discussions by the Board, management and the Company’s advisors, and after considering all relevant factors, the Board unanimously determined that it was in the best interests of the Company and its stockholders to dissolve the Company, conduct an orderly sale of all or substantially all of the Company’s assets, distribute over time the net proceeds to the stockholders of the Company on the terms set forth in the Plan of Liquidation and present the Plan of Liquidation for stockholder approval. That same day, on March 24, 2026, the Company announced that the Board had unanimously approved a plan of complete liquidation and dissolution following conclusion of the strategic review announced on March 11, 2026. The Company also announced its estimate that aggregate net proceeds from the asset sales could result in total distributions to stockholders of $29.73 to $37.69 per share.

Assessment of Strategic Alternatives

The decision of the Board to approve, and seek stockholder approval of, the Plan of Liquidation followed a process in which the Board, in consultation with Eastdil Secured and the Company’s legal advisors, reviewed and considered different strategic alternatives for the Company, in addition to the Plan of Liquidation, including the following:

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Continuing the Company’s current business strategy, including selectively pursuing dispositions of properties and joint ventures to fund new development as the market allows and raising additional capital; and

•	Seeking to dispose of all of the Company’s assets through a merger or sale of the Company.

Continuation of Current Business Strategy

The Board considered various factors in determining that the continuation of the Company’s current business strategy, including selectively pursuing dispositions of properties and joint ventures to fund new development as the market allows and raising additional capital, was not reasonably likely to maximize stockholder value to a greater extent at this time than a planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation. In particular, the Board noted that the Common Stock has traded at a meaningful discount to the underlying net asset value of the Company’s portfolio because of the limited liquidity and trading in the Common Stock, which magnifies the impact of general and administrative expenses, the fact that, following various assets sales over the last few years, the majority of the Company’s portfolio consists of land holdings with limited recurring cash flow, and other macroeconomic factors that weigh against near-term development such as increasing construction costs, inflation, elevated interest rates, and over-supply concerns in the Company’s geographic markets. The Board further noted that raising additional capital for the Company would not be expected to maximize stockholder value over the long term because of the cost of new capital, the significant dilution expected for current stockholders for new investors to come in, and the limited growth potential of the Company given its current financial situation and composition of the Company’s portfolio.

Merger or Sale of the Company

The Board also considered various factors in determining that disposing of all of the Company’s assets through a merger or sale of the Company was not reasonably likely to maximize stockholder value to a greater extent at this time than a planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation. In particular, the Board noted the extensive strategic review process that was previously undertaken by the Company in 2017, in which the Board, in consultation with a financial advisor, determined that indications of interest would not at that time provide adequate value to stockholders. The Board noted the work the Company had already undertaken in reviewing various unsolicited acquisition proposals since the 2017 strategic review process, which substantially undervalued the Company and its future prospects, indicating a significant bid/ask spread for a whole company sale. The Board also noted that because of the diversified composition of the Company’s portfolio (in terms of asset class, size and risk profiles), there existed a limited universe of buyers that could or would be interested in acquiring the Company’s entire portfolio and any sale of the Company’s entire portfolio would likely reflect a “wholesale” discount. Considering the foregoing, the Board determined that a public marketing process for the Company and its portfolio would not reasonably be expected to result in a better outcome for stockholders than a planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation, would involve additional time and expense and would likely lead to a discounted price for the Company’s stockholders, compared to the liquidation value and net asset value of the Company’s underlying portfolio.

Reasons for the Plan of Liquidation

After considering the other strategic alternatives described in this Proxy Statement, the Board concluded that a planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation was in the Company’s and its stockholders’ best interests.

In making this determination and evaluating the Plan of Liquidation, the Board consulted with Eastdil Secured and the Company’s legal advisors, and the Board considered a number of factors, including the following material factors that the Board viewed as supporting its decision to approve the Plan of Liquidation and to recommend approval of the Plan of Liquidation Proposal to the Company’s stockholders:

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The determination by the Board, after conducting a strategic review process, that the planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation is the strategic alternative that is most likely to result in the greatest value for stockholders as compared to the Company’s other strategic alternatives considered by the Board, including the continuation of the Company’s current business strategy and the merger or sale of the Company.

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The Board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, its knowledge of the current and prospective environment in which the Company operates (including general economic and market conditions and the economic and market conditions in the Company’s geographic markets) and its understanding of the challenges of the continuation of the Company as an independent company, including the Company’s subscale size compared to other publicly traded real estate companies resulting in limited liquidity and trading, the diversified composition of the Company’s assets, and that the majority of the Company’s value consists of land holdings with limited cash flow impacting investors’ ability to invest.

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Given the diversified composition of the Company’s assets, it is likely that selling individual assets as contemplated by the Plan of Liquidation would deliver greater value to stockholders, as compared to other strategic alternatives, including maintaining the status quo.

•	Discounts the Company and its stockholders might have received through the merger or sale of the Company.

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The Estimated Liquidating Distributions Per Share of Common Stock and, therefore, the estimated amount of cash that stockholders would receive for each share of Common Stock held by such stockholders, which the Company expects to range between approximately $29.73 and $37.69 per share of Common Stock.

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The Board’s belief that the Estimated Liquidating Distributions Per Share of Common Stock is fair relative to the Board’s assessment of the Company’s current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which it operates.

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The liquidity that the Plan of Liquidation is expected to provide to the Company’s stockholders compared to the uncertainty of continuing to pursue the other strategic alternatives described in this Proxy Statement.

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Stockholder engagement undertaken by Company management indicated stockholder support for the sale of all or substantially all of the Company’s assets and distribution of the net proceeds to the Company’s stockholders, winding down the Company’s business and affairs and terminating the Company’s existence by voluntary dissolution.

•	The fact that the Plan of Liquidation would be subject to approval by the Company’s stockholders, and the Company’s stockholders would be free to reject the wind-down of the Company’s business and affairs and termination of the Company’s existence pursuant to the Plan of Liquidation for any reason by voting against the Plan of Liquidation Proposal.

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The fact that approval of the Plan of Liquidation by the requisite stockholder vote authorizes the Board and the Company’s officers to implement and authorizes the Board (or an authorized committee of the Board) to amend the Plan of Liquidation without further stockholder approval, to the extent permitted by the DGCL.

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The opinion of Eastdil Secured, dated March 24, 2026, delivered to the Board as to the reasonableness, from a financial point of view, of management’s Estimated Liquidating Distributions Per Share of Common Stock to be paid to the Company’s stockholders pursuant to the Plan of Liquidation, which opinion was based upon and subject to the assumptions, limitations and qualifications set forth in such written opinion, as further described under the section of this Proxy Statement titled “—Opinion of Eastdil Secured.”

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There are potential U.S. federal income tax benefits of the Plan of Liquidation to the Company’s stockholders, including that distributions received by a U.S. holder (as defined in “—U.S. Federal Income Tax Considerations”) pursuant to the Plan of Liquidation are intended to be treated as a reduction in the U.S. holder’s tax basis in such holder’s Common Stock, but not below zero, with any excess taxable as capital gain, rather than each distribution being taxable in full rates applicable to dividends if distributions were made in the ordinary course of business rather than as liquidating distributions.

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The fact that approval of the Plan of Liquidation Proposal does not preclude a corporate transaction or the sale of the entirety of the Company and would allow the Company to engage potential buyers and complete sales of the Company’s portfolio through individual-asset, multiple-asset or portfolio sales without the need to subject any such future transaction to the delay and conditionality that would be associated with having to seek and obtain stockholder approval to complete future asset sales.

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The terms and conditions of the Plan of Liquidation, which among other things, permit the Board to abandon the Plan of Liquidation prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the Liquidation and Dissolution of the Company is no longer advisable and in the best interests of the Company and its stockholders.

In arriving at its conclusion that the planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation is the strategic alternative that is most likely to result in the greatest value for stockholders, as compared to the Company’s other strategic alternatives, and is in the best interests of the Company and its stockholders, the Board also considered, among other things, the risk factors included in the “—Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 27, 2026, the risk factors included in the “Risk Factors Related to the Plan of Liquidation Proposal” section of this Proxy Statement, and certain other risks and uncertainties, including, but not limited to the following:

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There is no assurance that the Company would be successful in disposing of its assets for values equal to or exceeding those in the Company’s estimated range of gross asset sales, or that the dispositions would occur within the estimated timeframe under the Plan of Liquidation.

•	Future litigation or other contingent liabilities might prevent or delay the Company from making liquidating distributions to stockholders in the amounts contemplated, or at all.

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There are challenges to estimating the costs and expenses of the liquidation process, including unknown or future costs and expenses that the Company cannot reasonably estimate at this time, which could be higher than anticipated, and the costs incurred by the

Company in connection with implementing the Plan of Liquidation could be significant and greater than the Company estimated or anticipated.

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In the event the Company fails to create adequate reserves for payment of the amounts ultimately payable in respect of expenses and liabilities, creditors may seek recovery from the Company’s stockholders and the Company’s stockholders may be required to return to certain creditors some or all of their liquidating distributions.

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If the Company’s stockholders approve the Plan of Liquidation Proposal, the Company’s focus will be on the orderly wind-down of the Company’s business and affairs and sales of the Company’s assets, and it will no longer pursue its current business strategy (other than to develop current assets to the point where sale value may be maximized); accordingly, stockholders will no longer participate in any future earnings or growth of the Company’s assets or benefit from any increases in the value of the Company’s assets once such assets are sold.

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There are uncertainties as to the timing, nature and amount of any liquidating distributions to stockholders, including the risk that there could be unanticipated delays in selling the Company’s assets and the amounts that would ultimately be distributed to the Company’s stockholders pursuant to the Plan of Liquidation may be substantially less than the amounts currently estimated if the Company’s contingencies, liabilities, other obligations and expenses are higher than currently anticipated.

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The range of Estimated Liquidating Distributions Per Share of Common Stock was derived based on data and information evaluated by the Company’s management as of or prior to December 31, 2025, as adjusted for material updates through March 21, 2026, but does not take into account interest rate, market or other changes since that time.

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The possibility that continuing with the status quo or pursuing one or more other strategic alternatives could result in greater returns in a reasonable period of time than the Estimated Liquidating Distributions Per Share of Common Stock that would be paid to a stockholder under the Plan of Liquidation.

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Following stockholder approval of the Plan of Liquidation, the Board may transfer the Company’s assets to a liquidating trust in the Board’s sole and absolute discretion, which may cause stockholders to recognize taxable gain at the time of such transfer, prior to the receipt of cash, and may have adverse tax consequences on tax-exempt and non-U.S. stockholders.

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Depending on the tax basis in their shares, U.S. stockholders may recognize taxable gain in connection with the receipt of the Estimated Liquidating Distributions Per Share of Common Stock, and non-U.S. stockholders under certain circumstances may recognize taxable gain and may be subject to U.S. withholding taxes.

•	If the Company establishes a liquidating trust, such trust would provide for a prohibition on the transfer of trust interests, subject to certain limited exceptions.

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The obligation to repay all of the existing outstanding indebtedness of the Company, including any prepayment penalties, which will become payable in connection with the closing of sales of the Company’s assets.

•	The price of the Common Stock is likely to decline or become more volatile due to the gradual liquidation of the Company and payments of liquidating distributions to stockholders.

•	Risks related to diverting management’s focus and resources from operational matters while working to implement the Plan of Liquidation, and the potential loss of executive officers and other key Company personnel, which could adversely impact the Company’s day-to-day operations and its ability to complete sales of the Company’s assets and timely complete the Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation.

•	The Company’s ability to maintain its relationships with its current or prospective partners, suppliers, employees, stockholders and others as it carries out the Plan of Liquidation.

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The risks of potential market disruptions that could impact the Company’s ability to liquidate the Company’s assets, including other general risks outside the Company’s control, such as changes in general economic, macroeconomic or local conditions, future changes in interest rates or availability of mortgage funds, supply and demand dynamics, changes in tax, real estate, environmental and zoning laws, the availability of suitable buyers, operating performance and the perceived quality and dependability of income flows, and potential major repairs or other contingent liabilities associated with the Company’s assets.

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The material costs associated with the Company’s business operations, including accounting, legal and other expenses in connection with required filings with the SEC and to support the day-to-day operations during the winding-down process under the Plan of Liquidation.

Pursuant to Delaware law, the Company’s stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Plan of Liquidation. In addition, the Board was aware of and considered the fact that the directors and executive officers of the Company may have interests in the Plan of Liquidation that are different from, or in addition to, our stockholders generally, including those interests that are a result of compensation arrangements with the Company. See “—Interests of Our Directors and Executive Officers” below.

This discussion of the foregoing information and material factors considered by the Board in reaching its conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Board in evaluating the Plan of Liquidation and the other strategic alternatives described in this Proxy Statement and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. The grouping of material factors above is for convenience only. In addition, different members of the Board may have given different weight or merit to different factors. The Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of declaring advisable and approving the Plan of Liquidation.

The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this Proxy Statement titled “Cautionary Statement” beginning on page 11 of this Proxy Statement. After considering the foregoing potentially positive factors and potential risks, the Board concluded that the potentially positive factors relating to the Plan of Liquidation substantially outweighed the potential risks.

Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation

Although the Company has provided an estimated range for the Estimated Liquidating Distributions Per Share of Common Stock and intends to make distributions during the liquidation process, including making an initial liquidating distribution to stockholders as soon as practicable after the effectiveness of filing of the certificate of dissolution, the Company cannot predict with certainty the amount or timing of liquidating distributions to its stockholders. The timing and amount of any distributions remain subject to discretion of the Board and applicable law.

If the Plan of Liquidation is approved by the stockholders, and the Company is able to successfully complete the sale of its real estate assets on the estimated timeline, then, based on the assumptions and estimates summarized elsewhere in this proposal, the Company estimates that the Estimated Liquidating Distributions Per Share of Common Stock will be between $29.73 and $37.69.

The Company’s estimate of the range of Estimated Liquidating Distributions Per Share of Common Stock was derived from the estimated number of shares of Common Stock outstanding on a fully-diluted basis. The actual per share amounts will change if the number of outstanding shares of Common Stock is different from this estimate at the time each liquidating distribution is declared by the Board. Additionally, the Estimated Liquidating Distributions Per Share of Common Stock were derived from the estimated net proceeds to be received by the Company from the sales of the Company’s real estate assets, taking the following into account:

•	estimated transaction costs associated with future sales of the Company’s real estate assets;

•	estimated debt service costs and allocated debt repayment amounts associated with future sales of the Company’s real estate assets;

•	estimated joint venture waterfall distributions reflecting our ownership interest in our limited partnerships, where applicable;

•	estimated repayments of operating loans and advances made to our limited partnerships, where applicable;

•	estimated federal income and Texas margin taxes;

•	estimated municipal utility district (“MUD”) reimbursements for certain projects;

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estimated operating costs and corporate expenses to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company pursuant to the Plan of Liquidation, including employment compensation, change of control costs, and employee retention and severance costs, as well as other general and administrative costs and expenses;

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estimated rental revenue and asset and other management fees to be received from and leasing operating costs, capital expenditures and carry costs to be incurred on the Company’s real estate assets prior to their sale;

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estimated timing of completion of the sales of the Company’s real estate assets, which the Company is aiming to complete within 24 months after stockholder approval of the Plan of Liquidation Proposal, although the low-end of the Estimated Liquidating Distributions Per Share of Common Stock assumes completion within 36 months of such approval;

•	estimated expenses, including advisors’ fees, associated with the Plan of Liquidation;

•	estimated reserves to be established to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses; and

•	the estimated amount of cash flow/net working capital to be generated from the Company’s operations prior to completing the sale of all of the Company’s real estate assets.

Although the Company has provided an estimated range for the total Estimated Liquidating Distributions Per Share of Common Stock and intends to make liquidating distributions to stockholders during the liquidation process, the timing and amount of those liquidating distributions may vary based on a number of factors. See “—Risk Factors Related to the Plan of Liquidation.”

Calculation of the Range of Estimated Liquidating Distributions Per Share of Common Stock

The Company estimates that the Estimated Liquidating Distributions Per Share of Common Stock will range from approximately $29.73 to $37.69. The Estimated Liquidating Distributions Per

Share of Common Stock, estimated as of December 31, 2025, as adjusted for material updates through March 21, 2026, is based upon (i) estimates of real estate sales values as discussed further below, (ii) the amount of indebtedness secured by the properties, including any estimated fees that the Company expects to incur at the time of the disposition of such properties for early payment thereof and other indebtedness of the Company, (iii) the amount of cash on hand, (iv) estimated cash flows to be generated by the continued operations of the Company during the liquidation process as reduced by working capital expenses assuming sales activity is completed (a) within 24 months after stockholder approval of the Plan of Liquidation for purposes of the high-end of the Estimated Liquidating Distributions Per Share of Common Stock and (b) within 36 months after stockholder approval of the Plan of Liquidation for purposes of the low-end of the Estimated Liquidating Distributions Per Share of Common Stock, (v) the estimated expenses to be incurred in connection with the sale of each property and the winding down and dissolution of the Company, and (vi) 8,179,774 shares of Common Stock outstanding on a fully-diluted basis. The Company estimated the liquidation values for each of the Company’s real estate assets based on a combination, as applicable, of the range of values provided in third-party appraisals for each property, Eastdil Secured and third-party brokers’ opinion of values, recent comparable sales transactions within each property’s respective market, discounted cash flow projections for our assets, the Company’s cost basis for each property, the nature and characteristics of each respective asset, and management’s estimate of the value of such assets, taking into account market knowledge and the experience of management, in consultation with Eastdil Secured.

The estimated range of Estimated Liquidating Distributions Per Share of Common Stock was derived, in part, from the estimated range of gross asset sales proceeds described above, less estimates for transaction costs, debt service costs and debt, operating loan and advance repayment amounts, joint venture waterfall distributions, as applicable, federal income and Texas margin taxes, MUD reimbursements, operating costs and corporate expenses to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company, capital expenditure requirements and carry costs, estimated expenses associated with the Plan of Liquidation, and estimated reserves, but adjusted upwards for estimated cash flow/net working capital, including from rental revenue and asset and other management fees, to be generated from the Company’s operations prior to completing sales of the Company’s assets.

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Our estimated transaction costs include costs associated with, among other things, brokerage commissions, legal fees, transfer tax liabilities, as well as our advisor fees payable in connection with such sales;

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Our estimated rental revenue and asset and other management fees to be received from and leasing operating costs, capital expenditures and carry costs include, among other things, estimated amounts for repair and maintenance to be incurred on our assets, property taxes, association dues, security, property management and payroll costs, utilities, ground and master lease costs, professional fees and costs associated with development activities that are in process that are expected to increase or otherwise enhance the value of the asset (as determined by the Company) prior to their sale;

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Our estimated joint venture waterfall distributions reflecting our ownership interest in our joint venture partnerships, namely The Saint George partnership, The Saint June partnership, The Annie B partnership and the Holden Hills Phases 1 and 2 partnerships, and the distribution percentages in which our potential returns may increase above our relative equity interest if certain hurdles are achieved and estimated repayments of operating loans and advances made to these partnerships;

•	Our estimated federal income and Texas margin taxes;

•	Our estimated reimbursements from MUDs for costs for certain projects;

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Our estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company pursuant to the Plan of Liquidation include estimated employee retention costs and other severance costs, change of control and other compensation payments triggered by the Plan of Liquidation, an estimate of any known financial obligations, an estimate of other general and administrative costs and other estimated costs to implement the wind-down of the Company’s business and affairs and dissolution of the Company in accordance with the Plan of Liquidation; and

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Our estimated range of Estimated Liquidating Distributions Per Share of Common Stock also reflects certain assumptions around ongoing personnel needs as the Company sells assets and progresses the wind-down of its business and activities. The Company expects to continue, as appropriate, downsizing with a focus on retaining an appropriate level of personnel with the necessary skill set commensurate with the reduced size of the Company, including those executive officers and other key personnel necessary for the continued operation of the Company and completion of the wind-down activities, which downsizing is expected to affect both officers and other employees. Certain assumptions around the amount and timing of personnel reductions, including the effects on compensation expense, are reflected in the assumptions and estimates used to estimate the Estimated Liquidating Distributions Per Share of Common Stock.

We will seek to sell all of the Company’s assets as soon as practicable while seeking to maximize stockholder value. As of the date of this Proxy Statement, at the direction of the Board, we have commenced marketing and sale activities with respect to certain of the Company’s assets, and certain of these remaining sales are likely to move forward regardless of whether stockholders approve the Plan of Liquidation Proposal, subject to the acceptability of pricing and other terms.

Uncertainties Related to the Range of Estimated Liquidating Distributions Per Share of Common Stock

The preparation of the range of Estimated Liquidating Distributions Per Share of Common Stock involved judgments and assumptions with respect to the sales of the Company’s real estate assets pursuant to the Plan of Liquidation that may not be realized. The Company cannot assure you that the actual amounts available for distribution to stockholders will be within the estimated range of Estimated Liquidating Distributions Per Share of Common Stock. The Company’s range of Estimated Liquidating Distributions Per Share of Common Stock was determined as of December 31, 2025, as adjusted for material updates through March 21, 2026, and does not take into account future changes in interest rates, market volatility or other changes since that time. As the Company has disclosed under “—Risk Factors Related to the Plan of Liquidation”, certain examples of uncertainties that could cause the aggregate amount of liquidating distributions to be less or more than the Estimated Liquidating Distributions Per Share of Common Stock include the following:

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the price that potential buyers of the Company’s real estate assets may be willing to pay may change due to a number of factors beyond the Company’s control, including changes in general economic or local conditions, changes in interest rates or availability of mortgage funds, supply and demand dynamics, changes in tax, real estate, environmental and zoning laws and regulations, occupancy percentages, rental rates, competition, operating performance and the perceived quality and dependability of income flows, potential major repairs or other contingent liabilities associated with the assets, and a number of other factors, both local and national;

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delays in the Company’s ability to find suitable buyers, complete the asset sales on the terms currently expected and the wind-down of the Company’s business and affairs and termination of the Company’s existence could require the Company to incur expenses for a longer period than anticipated;

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the ability to make liquidating distributions will be subject to ongoing compliance with the covenants and other terms of our outstanding indebtedness and joint venture agreements and our debt agreements and other obligations may require us to obtain lender consents, amendments, waivers or releases in connection with asset sales, changes in business plans, transfers of interests or other steps in the winding-down process, which could impact the Company’s ability to liquidate or make, or the timing of, distributions;

•	the costs and expenses of the Plan of Liquidation may differ from the Company’s estimates;

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the estimated amount of cash flow and net working capital to be generated from the Company’s operations prior to completing the wind-down of the Company’s business and affairs and termination of the Company’s existence pursuant to the Plan of Liquidation may be lower than anticipated;

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costs and expenses of continuing to operate the Company, including as a public company, such as the need for additional retention costs, particularly if the liquidation takes longer than expected, may be higher than estimated;

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unanticipated or emergency capital expenditures may result in the need to incur additional debt financing or other costs and expenses that are not included in the Company’s estimates and which the Company cannot reasonably estimate at this time;

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unknown or additional costs or liabilities that arise in the future, including future litigation, which the Company cannot reasonably estimate at this time, could delay completion of the Liquidation and Dissolution and cause the Company to incur additional costs and expenses;

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the number of issued and outstanding shares of Common Stock could change from the estimated number used to calculate the estimated range of Estimated Liquidating Distributions Per Share of Common Stock; and

•	the reserve amounts the Company may establish to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses may be insufficient.

Except to the extent required by applicable law and accounting principles generally accepted in the United States (“U.S. GAAP”), the Company does not anticipate updating or otherwise publicly revising the estimates presented in this Proxy Statement to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of subsequent events. The estimates have not been audited, reviewed or compiled by independent auditors.

The Plan of Liquidation gives the Board the authority, in its discretion, to determine how to provide for any unknown or contingent liabilities consistent with Delaware law. The Board may authorize the Company to obtain insurance policies to cover such costs and/or to establish a reserve fund. If a reserve fund is established, taking into account the payment of, or establishment of reserves for, known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, or transfer assets to a liquidating trust out of which to pay such costs, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout to stockholders from the fund, after payment of claims against the fund, may not occur for two or more years following the receipt of stockholder approval of the Plan of Liquidation Proposal, and may be made through a liquidating trust.

Although the Company provided an estimated range for the Estimated Liquidating Distributions Per Share of Common Stock and intends to make distributions during the liquidation process, including making an initial liquidating distribution to stockholders as soon as practicable after the effectiveness of the filing of the certificate of dissolution, the timing and amount of those distributions may vary based on a number of factors and no assurance can be given as to when, or whether, the Company will be able to make any liquidating distributions to the stockholders or the amount of any such distributions. These determinations depend on a variety of factors described in this section titled “Amount and Timing of Distributions to Stockholders as a Result of the Liquidation.” The actual amounts and times of payment of the liquidating distributions will be determined by the Board in its sole discretion. See “—Risk Factors Related to the Plan of Liquidation” beginning on page 76 of this Proxy Statement.

Opinion of Eastdil Secured

In connection with the Board’s approval of the Plan of Liquidation, Eastdil Secured Advisors, LLC (which we refer to in this Proxy Statement as “Eastdil Secured”), an independent financial advisory and investment banking firm with substantial real estate transaction experience, rendered an opinion, dated March 24, 2026, to the Board as to the reasonableness, from a financial point of view, of the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to our stockholders pursuant to the Plan of Liquidation. The full text of Eastdil Secured’s written opinion is attached as Annex C to this Proxy Statement and is incorporated herein by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Eastdil Secured in rendering its opinion. Eastdil Secured’s opinion did not address the merits of the underlying decision by the Board to approve the Plan of Liquidation or related documents or the relative merits of any related transactions compared with other business strategies or transactions available or that have been or might be considered by us or the Board or in which the Company might engage. Eastdil Secured’s advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the Plan of Liquidation and the opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to the Plan of Liquidation Proposal or any other matter. The material assumptions and qualifications to the opinion are summarized below, although this summary does not purport to be a complete description of the various inquiries and analyses undertaken by Eastdil Secured in rendering its opinion. Arriving at an opinion of reasonableness is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

Qualifications to Opinion

In connection with rendering the opinion, Eastdil Secured was not engaged to and, therefore, did not: (i) appraise the Company or the assets and liabilities of the Company; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to the Company, the Board, or our stockholders with respect to whether or not to pursue a Plan of Liquidation, whether to accept or reject any transaction, or the tax impact of acceptance or rejection of any transaction or the Plan of Liquidation; (iv) express any opinion as to (a) the business decision to pursue a Plan of Liquidation, (b) the amount of total corporate expenses, including corporate general and administrative expenses, public company costs and other relevant wind-down costs over the course of the projected liquidation period, and cash flow items utilized in the calculation of the estimate prepared by our management of the range of expected per share aggregate liquidating distributions, and (c) any terms of any transaction; (v) provide any implied or explicit guarantee or warranty that the amounts actually realized upon the sale of all or substantially all of our properties will be within the estimates contained within the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to our stockholders pursuant to the Plan of Liquidation and that the distributions per share resulting from the Plan of Liquidation will be within the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to our stockholders pursuant to the Plan of Liquidation, which realized amounts may be higher or lower than our management’s estimates; or (vi) opine as to the fairness of the amount or the nature of any compensation to any of the Company’s officers or directors or any officers, directors, or employees of any affiliates of the Company, or any class of such persons, relative to the compensation to our stockholders.

Eastdil Secured’s opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of Eastdil Secured’s analysis and addresses our management’s estimates in the context of information available as of the date of Eastdil Secured’s analysis. Eastdil Secured also has not evaluated the solvency or fair value, as the case may be, of our properties, the Company or any other entity under state, federal or other laws relating to bankruptcy, insolvency or similar matters. Events occurring after the date hereof may affect Eastdil Secured’s opinion and the assumptions used in preparing it, and Eastdil Secured does not assume any obligation to update, revise or reaffirm the opinion.

In connection with preparing its opinion, Eastdil Secured provided the Board with a presentation of its findings and the opinion set forth in Annex C.

Experience of Eastdil Secured

Eastdil Secured is an internationally recognized real estate investment banking firm which is regularly engaged in providing financial advisory services including asset and securities valuations, mergers and acquisitions, joint ventures and recapitalizations, capital formation, advisory and fairness opinions, and industry and company analysis. Eastdil Secured, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, liquidations and reorganizations.

Eastdil Secured was selected because of its experience in the real estate industry and for its experience in connection with mergers, acquisitions, asset and portfolio sales, liquidations and financial advisory services.

Summary of Materials Considered and Reviews Undertaken

Eastdil Secured’s analysis of our proposed liquidation involved, among other things, the review of the following information: (i) certain publicly available business, financial and other information regarding the Company, including information set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, quarterly report on Form 10-Q for the quarter ended September 30, 2025 and certain current reports on Form 8-K filed thereafter; (ii) certain other business and financial information regarding the Company and our properties furnished to Eastdil Secured by our management, including historical operating statements, projected budgets, appraisals, broker opinions of value, regional property sale transactions, internal financial analyses and projections prepared for the Plan of Liquidation; (iii) our management’s estimates of our expenses, including but not limited to, corporate general and administrative expenses, public company costs and other relevant wind-down costs over the course of the projected liquidation period; (iv) our management’s estimated range of liquidation values, inclusive of transaction costs and debt repayment, where applicable, for each of our properties; (v) the estimated timeline for the liquidation of each of our properties provided by our management; (vi) the number of outstanding shares of our common stock on a fully-diluted basis provided by our management; and (vii) such other information, such as financial, economic and market criteria, and made such other inquiries as Eastdil Secured deemed relevant.

In addition, representatives of Eastdil Secured performed site visits of certain of our properties and discussed with our management the physical conditions, market conditions and current and projected operations and performance of each property and our management’s estimates of our expenses, including but not limited to, corporate general and administrative expenses, public company costs and other relevant wind-down costs over the course of the projected liquidation period.

Eastdil Secured’s Analysis

Eastdil Secured’s analysis and reviews included the following: (i) reviews of third-party appraisals, (ii) review of broker opinions of value prepared by Eastdil Secured; (iii) analyses of recent comparable sales transactions within certain of the properties’ respective markets; (iv) analyses of certain properties based on such property’s projected net cash flows; (v) reviews of historical capital invested in development and capital improvements and remaining capital expenditure requirements; and (vi) reviews of the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to our stockholders pursuant to the Plan of Liquidation prepared by our management.

Review of Third-Party Appraisals

Eastdil Secured reviewed the most recently available third-party appraisals for each of the properties, which were performed between September 9, 2025 and October 25, 2025 (collectively, the “Appraisals”). Eastdil Secured evaluated the valuation methodologies utilized in the Appraisals, which consisted of the income capitalization, discounted cash flow and sales cost approaches, as applicable. Eastdil Secured reviewed key assumptions of the Appraisals, including assumptions related to capitalization rates, discount rates, market rent growth, operating expense trends and terminal value assumptions.

Review of Broker Opinions of Value

Eastdil Secured also reviewed broker opinions of value performed between February 2026 and March 2026 for The Saint George, The Saint June, Jones Crossing, Circle C Tract 102 and 110 and Annie B properties. A broker opinion of value reflects a local market broker’s current estimates of the likely liquidation value of a property following a standard marketing process.

Sales Comparison Approach

The sales comparison approach to valuation involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the applicable market. Comparable sale data is analyzed and indices of value are extracted to develop a market value estimate for a property. For each property, except the Saint George, Saint June and Jones Crossing properties, Eastdil Secured analyzed recent comparable sales transactions within the property’s respective market. Based upon available data gathered for actual sale transactions identified in each such property’s region, an index of value based on a range of observed sale prices per rentable square foot was derived considering each property’s age, location and other factors and considering adjustments in asset quality, market positioning and capital expenditure requirements. The range of prices per square foot, as estimated by reference to comparable sales transactions, was multiplied by the square footage of each property per the Appraisals.

Discounted Cash Flow Approach

The discounted cash flow (“DCF”) approach to valuation involves an economic analysis of a subject property based on its potential to provide future net lot sale income and/or annual operating income. This approach is based on the assumption that the value of a property is dependent upon the property’s ability to produce income. A DCF analysis was used to determine the value of the Holden Hills Phase 1 and Phase 2 properties (the “Holden Hills Property”). The DCF analysis utilizes projections of net cash flow from a property and estimated residual proceeds from sale of the property at the end of a multi-year holding period and discounts such cash flows to present value at a rate deemed appropriate to estimate the present value of the property. The indicated value by the DCF approach represents the amount an investor may pay for the expectation of receiving the net cash flow from the property.

In the course of preparing the DCF analysis, Eastdil Secured was provided with multi-year property income, and expense projections prepared by our management commencing for the fiscal year ending December 31, 2026 (the “Holden Hills Projections”). Eastdil Secured then employed the DCF analysis to estimate a range of value of the Holden Hills Property. In conducting its analysis, Eastdil Secured relied upon our information concerning any material deferred maintenance, adverse physical conditions, or the existence of any hazardous materials on the Holden Hills Property.

In applying the DCF analysis, Eastdil Secured utilized the Holden Hills Projections and utilized an investment holding period of 12-years, commencing January 1, 2026, solely as a valuation methodology to estimate the current liquidation value of that asset and does not reflect an assumption that Holden Hills would be held for that period. At the end of such holding period the Holden Hills Property was assumed to be sold to produce an estimated reversion value for the Holden Hills Property.

Company Cost Basis Approach

For the Holden Hills Property, Eastdil Secured also reviewed historical capital invested in development and capital improvements. Eastdil Secured considered replacement cost estimates relative to current construction pricing and entitlement timelines and evaluated remaining capital expenditure requirements.

Review of Management’s Estimated Range of Liquidating Distributions Per Share of Common Stock

Following Eastdil Secured’s analysis and review described above, Eastdil Secured reviewed the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to our stockholders pursuant to the Plan of Liquidation prepared by our management. Eastdil Secured reviewed the following information prepared by our management: (i) the range of estimated liquidation values for each property, (ii) the estimated liquidation values for each property, adjusted for the Company’s ownership interest in each of the properties and net of debt related to the property then in existence, repayment of operating loans, preferred distributions or any other cash flow adjustments, (iii) cash flow projections for each property for the three-year period beginning January 1, 2026, (iv) corporate expense projections for the five-year period beginning January 1, 2026, including expenses for corporate G&A, capitalized overhead and carry costs, income and margin taxes, transaction costs including liquidation expenses, change of control expenses and retention and severance payments, and net working capital, (v) corporate cash flow projections for the five-year period beginning January 1, 2026 and (vi) the number of outstanding shares of common stock of the Company on a fully-diluted basis.

Assumptions

In connection with Eastdil Secured’s review, Eastdil Secured assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to Eastdil Secured, including property-level information and financial projections (both corporate and property-level), and Eastdil Secured has not made (and has not assumed any responsibility for) any independent verification of such information. Eastdil Secured has relied upon assurances of our management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. Eastdil Secured has not performed an independent appraisal of our assets and liabilities, including our real estate portfolio, and has relied upon and assumed the accuracy of information (and have not made any independent verification of such information) provided by our management concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) our ownership interest in each of our properties and the economic terms of any interests held by other parties in our properties; (iv) the number of shares Common Stock assumed to be outstanding on a fully-diluted basis and class of such shares; and (v) the balance sheet value determinations for our non-real estate assets and liabilities and any transaction expenses, general liquidation costs and other adjustments to determine the estimate prepared by our management of the range of expected per share aggregate liquidating distributions, including but not limited to, corporate general and administrative expenses, public company costs and other relevant wind-down costs.

Eastdil Secured has further assumed that: (i) the Company will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in the estimate prepared by our management of the range of expected per share aggregate liquidating distributions; (ii) the Company’s interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or third-party profit participation other than for those included in the estimate prepared by our management of the range of expected per share aggregate liquidating distributions and identified to Eastdil Secured; (iii) the Company will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation; (iv) the Company will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, or accept any consideration for the sale or exchange of any Company assets which has a market value which is less than the assets exchanged therefor, including any deferred, contingent or earn-out type consideration; (v) the Company will not incur any costs associated with the assumption or prepayment of its loans other than for those included in the estimate prepared by our management of the range of expected per share aggregate liquidating distributions; (vi) the Company will not incur any additional wind-down costs associated with the Plan of Liquidation other than those included in the estimate prepared by our management of the range of expected per share aggregate liquidating distributions; (vii) the Company will sell its real estate assets within three years from the date of adoption of the Plan of Liquidation; and (viii) any potential options, warrants or grants are included in the number of shares of Common Stock assumed to be outstanding on a fully-diluted basis.

With respect to the financial forecasts, estimates, projections, budgets, value or distribution estimates or adjustments and other information relating to the Company or our properties that Eastdil Secured has been directed to utilize in its analyses, Eastdil Secured has been advised by our management and Eastdil Secured has assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of our management and, as the case may be, as to the future financial performance of the Company and our properties. Eastdil Secured assumes no responsibility for, and expresses no view as to, any forecasts, estimates or other information utilized in its analyses or the judgments or assumptions upon which they are based. Eastdil Secured also has assumed that there have been no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of the Company or our properties since the respective dates of the most recent financial statements as of the date of Eastdil Secured’s opinion and other information provided to Eastdil Secured.

Conclusion

Eastdil Secured concluded that, based upon and subject to its analysis and assumptions, qualifications and limiting conditions, and as of the date of its opinion, the estimate prepared by our management of the range of expected per share aggregate liquidating distributions to be paid to our stockholders pursuant to the Plan of Liquidation is reasonable from a financial point of view. The issuance of Eastdil Secured’s opinion was approved by the Opinion Committee of Eastdil Secured.

The above does not purport to be a complete description of the analyses performed or the matters considered by Eastdil Secured in rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Eastdil Secured has advised the Board that its entire analysis must be considered as a whole and that selecting portions of the analysis and the factors considered by Eastdil Secured, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. In rendering its opinion, Eastdil Secured’s judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinion are not readily susceptible to partial analysis or summary description.

Compensation and Material Relationships

The Board engaged Eastdil Secured to serve as financial advisor to the Company to assist the Company and the Board with the exploration of strategic alternatives. The Company engaged Eastdil Secured to deliver its opinion and related services described herein. The Company may elect to engage Eastdil Secured on an exclusive basis to provide real estate brokerage services to sell one or more of the properties in connection with the Plan of Liquidation. The Company is not affiliated with Eastdil Secured or any of its affiliates. While the Company has engaged and may engage Eastdil Secured or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Board believes that there are no material conflicts of interest with respect to our engagement of Eastdil Secured.

We have paid Eastdil Secured for its services as financial advisor to the Company in connection with the exploration of strategic alternatives a fee of $750,000. In addition, Eastdil Secured was paid a fee of $750,000 for delivery of its opinion and related services described herein. In the event that we engage Eastdil Secured to provide real estate brokerage services to sell one or more properties in connection with our proposed liquidation, we have agreed to pay Eastdil Secured the following fees: (i) for the sale of properties for which Eastdil Secured is the lead broker, compensation equal to 1.0% of the first $40 million of aggregate gross proceeds to the Company plus 0.75% of that portion of the aggregate gross proceeds to the Company that exceeds $40 million but is less than $100 million plus 0.50% of that portion of the aggregate gross proceeds to the Company that equals or exceeds $100 million; and (ii) for the sale of all other properties, compensation equal to 0.25% of the first $40 million of aggregate gross proceeds to the Company plus 0.20% of that portion of the aggregate gross proceeds to the Company that exceeds $40 million.

The fees were negotiated between the Board and Eastdil Secured. Payment of these fees to Eastdil Secured is and was not dependent upon completion of the liquidation or any strategic transaction or upon Eastdil Secured’s findings, including the findings of Eastdil Secured with respect to reasonableness. Eastdil Secured will be reimbursed for reasonable out-of-pocket expenses, up to $75,000, plus all reasonable legal fees and expenses, and Eastdil Secured and its affiliates will be indemnified against all liabilities arising out of this engagement, other than liabilities resulting from Eastdil Secured’s bad faith, gross negligence or willful misconduct. Other than these engagements, during the past two years, we or our affiliates have not engaged Eastdil Secured to provide any financial advisory or other services and have not paid any fees to Eastdil Secured.

Risk Factors Related to the Plan of Liquidation

The following risk factors, together with the other information in this Proxy Statement and in the “Risk Factors” sections included in the documents incorporated by reference herein (see “Where You Can Find Additional Information”), should be carefully considered by each stockholder before deciding whether to vote to approve the proposals, as described in this Proxy Statement. The risks described below could, among other things, result in: a decrease in the proceeds ultimately distributed to you in connection with the Plan of Liquidation; delays in the timing of the Estimated Liquidating Distributions Per Share of Common Stock; delays in our process to wind-down our business and affairs; ongoing public company compliance costs; reduced operating revenue, cash flows and net working capital; and impacts on the anticipated valuation of the Company’s assets. In addition, you should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. Additional risks that are not presently known to us, or that we believe are not material, may also prove to be important to you.

The amount and timing of any liquidating distributions to stockholders may vary substantially from the Estimated Liquidating Distributions Per Share of Common Stock.

There can be no assurance that the actual aggregate amount or per share amount of any liquidating distributions will be within the estimated range. Although we have provided in this Proxy

Statement an estimated range of potential liquidating distributions of $29.73 to $37.69 per share and, if our stockholders approve the Plan of Liquidation, we would expect to make one or more liquidating distributions over time, the timing and amount of those distributions may vary substantially from the Estimated Liquidating Distributions Per Share of Common Stock based on a number of factors, and we cannot determine at this time when, or whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions.

The Estimated potential Liquidating Distributions Per Share of Common Stock are based on numerous judgments, assumptions and estimates, including assumptions regarding the estimated values and timing of sales of our real estate assets; the amount of indebtedness secured by our properties and other indebtedness, including any fees or costs associated with repayment; the amount of cash on hand; estimated cash flow and net working capital to be generated from continuing operations during the liquidation process; estimated expenses to be incurred in connection with asset sales and the winding down and dissolution of the Company; the effect of distributions from partnerships in project entities; the amount and duration of reserves for known, contingent and future claims, liabilities and expenses; and the number of shares of common stock outstanding on a fully-diluted basis. Those judgments, assumptions and estimates may prove to be inaccurate and may not reflect future changes in interest rates, market volatility, economic conditions, local real estate market conditions or other developments.

If those judgments, assumptions and estimates prove incorrect, if the prices obtained in asset sales are lower than expected, if asset sales are delayed, if costs, taxes, indebtedness, liabilities or reserves are greater than anticipated, if operating cash flow or net working capital is lower than anticipated, or if we are required to retain assets or reserves for longer than expected, the aggregate amount and per share amount of any liquidating distributions could be substantially lower than the estimated range of potential liquidating distributions and the timing of any liquidating distributions could be delayed. In addition, the Estimated Liquidating Distributions Per Share of Common Stock was determined as of a specified date and does not reflect changes that may occur after that date, including changes in market conditions, interest rates or other factors that could affect the actual amount and timing of any liquidating distributions.

The Plan of Liquidation requires stockholder approval and may not be completed on the timetable or on the terms currently contemplated.

Although the Board has approved the Plan of Liquidation, we cannot implement the dissolution and liquidation of our assets unless the Plan of Liquidation Proposal is approved by the requisite vote of our stockholders, as disclosed in this Proxy Statement. Even if our stockholders do approve the Plan of Liquidation, the Company would retain broad discretion, to the extent permitted by Delaware law and the Plan of Liquidation, to determine whether and when to file the certificate of dissolution and how to sequence the winding-down process. Before the certificate of dissolution is filed, the Board could delay implementation, modify the Plan of Liquidation or abandon it if the Board determines that changed circumstances, new information or alternative courses of action make that advisable. If stockholder approval of the Plan of Liquidation is not obtained, or if the Board delays, modifies or abandons the Plan of Liquidation, there can be no assurance that we would be able to pursue an alternative strategy that provides equal or greater value, or that any value would be realized on a comparable timetable. In that event, we would continue to bear the risks, costs and uncertainties of operating as a public real estate company while also having incurred transaction costs in connection with the Plan of Liquidation.

If the Plan of Liquidation is approved, stockholders would not be entitled to vote separately on most implementation decisions, including decisions regarding the timing and terms of most asset sales, the size and duration of reserves, whether to delay dispositions to seek improved values, whether to establish a liquidating trust, whether to retain directors, officers, employees or consultants to assist in the winding-down process, or whether to obtain or maintain insurance coverage. In addition, after the Company’s dissolution is effected by filing a certificate of dissolution with the Office of the Delaware

Secretary of State, the Company will not hold annual meetings of stockholders to reelect directors, or elect successor directors, upon the expiration of director terms. As a result, stockholders will have limited ability to influence the execution of the liquidation and dissolution after approval of the Plan of Liquidation.

We may be unable to sell or otherwise monetize our assets on the terms or timeline expected in the Estimated Liquidating Distributions Per Share of Common Stock.

The Estimated Liquidating Distributions Per Share of Common Stock necessarily depends in significant part on assumptions regarding the timing, structure and pricing of future asset sales or other monetization transactions. Real estate assets are relatively illiquid, values can change materially over time and actual sale prices can be affected by a number of factors, including local and general economic conditions, interest rates, the availability of financing, buyer demand, the supply of competing properties, property-level operating performance, needed capital expenditures, zoning or regulatory issues and other factors outside our control. In addition, prospective buyers may seek to use the public announcement of the Plan of Liquidation, and the perception that we are a motivated seller, to negotiate lower prices or more favorable terms. If we are unable to complete asset dispositions on the terms or timeline currently assumed, or if we determine that quicker sales are preferable to reduce duration and risk, the liquidating distributions could be delayed or substantially reduced.

Our joint venture, partnership and subsidiary structures may limit our ability to control the timing and terms of dispositions and the timing of cash distributions to us.

We hold and manage certain projects through subsidiaries and project-level entities that include third-party investors. The agreements governing those entities may contain approval rights for specified major decisions, including sales and transfers of interests. They may also contain buy-sell provisions, rights of first refusal, transfer restrictions, deadlock procedures and distribution mechanics that constrain our flexibility or affect our economic participation.

These arrangements may delay asset dispositions, require us to negotiate with counterparties whose objectives differ from ours, change the allocation of disposition proceeds, require additional capital contributions or otherwise prevent us from monetizing assets on the timetable or terms we consider optimal. They may also delay the upstreaming of cash to us as the parent company, which would defer or reduce any liquidating distributions to our stockholders.

We may need additional capital, lender consents or waivers, refinancing or project-level expenditures to complete the winding-down process.

Our debt agreements and other obligations may require us to obtain lender consents, amendments, waivers or releases in connection with asset sales, changes in business plans, transfers of interests or other steps in the winding-down process. Loan documents may also impose restrictions on dividends and upstream distributions, reserve requirements, covenants that become harder to satisfy as assets are sold and obligations to repay indebtedness from sale proceeds before cash can be distributed to stockholders.

In addition, we may determine that capital expenditures, leasing costs, development spending, insurance expenditures, litigation costs, guarantee support or other project-level funding is necessary or appropriate in order to preserve or enhance value, comply with contractual obligations or facilitate a disposition. If we are unable to obtain additional capital or financing flexibility on acceptable terms, we may be forced to delay or restructure dispositions, accept less favorable pricing or incur additional costs that reduce the net amount available for distribution.

If we rely on an out-of-court dissolution and winding up and the amounts reserved for claims, liabilities, expenses and obligations prove inadequate, liquidating distributions could be delayed or reduced and stockholders could be required to return prior distributions.

If the Plan of Liquidation is approved and we proceed with an out-of-court dissolution and winding up under Section 281(b) of the DGCL, we will be required to pay or make reasonable provision for our claims and obligations, including known claims, pending proceedings and claims that, based on facts known to us, are likely to arise or become known within ten years after dissolution. Making those provisions would require substantial judgment concerning the nature, amount, timing and likelihood of claims, liabilities, taxes, expenses and other obligations that may not be fixed or fully known when reserves are established. If our estimates prove incorrect, we may need to increase reserves, delay liquidating distributions, retain assets longer than expected, or make lower distributions than currently contemplated. In addition, under Delaware law, if adequate provision is not made for claims and obligations, a stockholder who has received a liquidating distribution may, in certain circumstances, be required to return some or all of the amounts previously distributed to that stockholder, up to the amount distributed.

The announcement and pendency of the Plan of Liquidation may adversely affect our business, relationships and ability to retain personnel.

The announcement and pendency of the Plan of Liquidation may create uncertainty for our employees, tenants, joint venture partners, lenders, vendors, contractors, service providers and prospective buyers. This uncertainty may make it more difficult to retain and motivate key employees and may require us to implement retention, severance, consulting or other compensation arrangements that increase our costs.

The Plan of Liquidation may also divert significant management time and attention away from our ordinary business operations, including leasing, development and financing activities. Any deterioration in operating performance, relationships or employee continuity during this period could reduce the value realized in asset sales and increase the overall cost of the liquidation.

Winding-down costs, including public company costs, litigation, indemnification obligations, insurance and professional fees, may be substantial and may exceed our estimates.

The Plan of Liquidation and any subsequent wind-down process could involve substantial costs, including audit fees, SEC reporting and NASDAQ compliance costs while we remain a public company, legal and accounting fees, tax services, financial advisory fees, transfer agent and mailing costs, employee retention expenses, litigation costs, indemnification obligations and insurance premiums, including any tail coverage or other policies we deem advisable.

These types of corporate transactions also can result in stockholder, creditor, partner, contract, tax, employment or other litigation, disputes arising from asset sales or project operations, and related defense or settlement costs. In addition, we may continue to indemnify our directors, officers, employees and agents and may determine to obtain or maintain directors’ and officers’ insurance, tail coverage or other insurance policies in amounts the Board considers appropriate. If the Plan of Liquidation is approved and the liquidation and dissolution process takes longer than expected, or if disputes or unexpected obligations arise, these costs could exceed our estimates and substantially reduce the amount ultimately available for distribution to stockholders.

The market price of our Common Stock may fluctuate significantly during the pendency of the Plan of Liquidation and may bear little relationship to the amount ultimately distributed to stockholders.

During the pendency of the Plan of Liquidation, the market price of our Common Stock may be more volatile and may be influenced by speculation regarding whether our stockholders will approve the Plan of Liquidation, the timing and pricing of future asset sales, the amount and duration of reserves, expected taxes and expenses, the timing and amount of any liquidating distributions, general market conditions and other factors, many of which are beyond our control. As a result, the market price of our Common Stock during the pendency of the Plan of Liquidation may not reflect the amount that stockholders ultimately receive in liquidation and may trade at a significant discount, or occasionally a premium, to investors’ expectations of ultimate value.

In addition, if NASDAQ uses its discretionary authority to delist our Common Stock or we later fail to satisfy NASDAQ listing requirements, determine to delist our Common Stock, or suspend or terminate our reporting obligations under the Exchange Act in connection with the liquidation and dissolution process, trading in our common stock could become more limited, sporadic and volatile. Reduced liquidity and fewer market participants, among other things, could make it more difficult for stockholders to sell their shares and could cause our common stock to trade at a greater discount to the amount ultimately realized in liquidation.

If we transfer remaining assets and liabilities to a liquidating trust, stockholders may receive illiquid interests and may incur tax liabilities without concurrent cash distributions.

If the Board determines that it is desirable or necessary to transfer any remaining assets and liabilities to a liquidating trust, stockholders would receive beneficial interests in that trust in lieu of directly receiving those assets. It is anticipated that the declaration of trust would limit the transferability of those beneficial interests, and holders would have limited or no ability to accelerate the sale of trust assets or demand cash distributions. As a result, beneficial interests in a liquidating trust would be significantly less liquid than publicly traded Common Stock and may not be marketable at all.

In addition, stockholders may be treated for tax purposes as owning a pro rata interest in the underlying assets and liabilities of the liquidating trust. Accordingly, stockholders may be required to report taxable income, gain, loss, deduction or credit associated with the trust whether or not the trust distributes cash in the relevant period. If the liquidating trust were not to qualify for the intended tax treatment, the resulting tax burden could be greater than expected and the amount ultimately distributable to stockholders could be reduced.

During the course of the liquidation and dissolution process, we expect to change our basis of accounting, which could require us to write down our assets.

For as long as appropriate, we intend to continue to use the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets that are classified as held for sale are required to be reported at the lower of carrying amount or estimated fair value less costs to sell. For long-lived assets classified as held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all available information, we cannot recover those carrying amounts, an impairment loss will be recognized to the extent the carrying amounts exceed their estimated fair values.

If the Plan of Liquidation is implemented, we expect to change our basis of accounting from the going-concern basis to the liquidation basis of accounting. Under the liquidation basis of accounting, our assets must be measured at the estimated amount of consideration we expect to collect, and our liabilities must be measured at the contractual amounts due or the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Liquidation. The application of the liquidation basis of accounting could result in write-downs of certain of our assets to values substantially less than their carrying amounts and may require that certain of our liabilities be increased or recorded to reflect the anticipated effects of the liquidation.

Overview of the Plan of Liquidation

The following is a summary of the material terms of the Plan of Liquidation. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Liquidation, which is attached as Annex B to this Proxy Statement. Stockholders should read the Plan of Liquidation carefully before deciding how to vote.

If the Plan of Liquidation Proposal is approved by the requisite vote of the Company’s stockholders, the Board will be authorized, without further stockholder action except as required by Delaware law, to implement the Plan of Liquidation and to determine the timing of the filing of the Company’s certificate of dissolution. Although the Plan of Liquidation is drafted to preserve flexibility to proceed under any applicable provision of the DGCL, the Company currently expects to conduct the winding-up process on an out-of-court basis under Section 281(b) of the DGCL rather than using the court-supervised notice and security procedures set forth in Sections 280 and 281(a) of the DGCL. The Board could later decide to use the court-supervised notice and security procedures set forth in Sections 280 and 281(a) of the DGCL if the Board determines that doing so would be advisable. The Plan of Liquidation also is intended to constitute a plan of complete liquidation for U.S. federal income tax purposes, and the Company expects to make such tax elections and filings as required or appropriate in connection with the Liquidation and Dissolution.

Authorization and Effectiveness

The Board has adopted the Plan of Liquidation and has approved the Liquidation and Dissolution of the Company, including the sale of all or substantially all of the Company’s assets as contemplated by the Plan of Liquidation, subject to stockholder approval. If stockholders approve the Plan of Liquidation, it will become effective on that date. Following stockholder approval, and at the time the Board determines is appropriate, the Company would file a certificate of dissolution with the Secretary of State of the State of Delaware in accordance with Section 275 of the DGCL. The dissolution would become effective when the certificate of dissolution is filed, or at any later date and time specified in the certificate of dissolution.

Survival Period

Under Section 278 of the DGCL, after the effective time of the certificate of dissolution, the Company will continue for a period of three years, or for a longer period if the Delaware Court of Chancery so directs, as a corporate body for the limited purposes of prosecuting and defending suits, settling and closing its business, disposing of and conveying its property, discharging its liabilities and distributing any remaining assets to its stockholders. During this period, the Company may not continue the business for which it was organized except to the extent necessary or appropriate to preserve or enhance value and wind up its affairs, and such other activities as the Company determines necessary to implement the dissolution as permitted under applicable law. Under the Plan of Liquidation, the Company (and its subsidiaries) may continue to develop and complete any projects or other activities that are in process (as determined by the Company) at the effective time of the dissolution of the Company, so long as the Company determines that doing so will increase or otherwise enhance the value of the project, property or asset for sale or other disposition. Subsidiaries of the Company are party to certain partnerships with third parties that obligate the subsidiaries to continue to perform work, and in certain instances the Company has guaranteed the performance of its subsidiaries. The Company believes certain development activities are necessary to maximize the value of these properties for ultimate sale. The Company or its subsidiaries will use available funds, and the Company’s subsidiaries may raise capital through debt or equity financing from third parties that may need to be guaranteed by the Company, to complete these development activities. The Company anticipates that these projects will be completed and sold within 24 months following the dissolution of the Company, although the low-end of the Estimated Liquidating Distributions Per Share of Common Stock assumes completion within 36 months of such approval. Examples of development projects that require continued development during the liquidation include the construction of the required road infrastructure for the Lakeway multi-family project and the completion of ongoing construction and permitting for Holden Hills Phases 1 and 2. Our development projects are described in more detail under Items 1. and 2. “Business and Properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. During liquidation, the Company will wind-down the Company’s business and affairs and not undertake new property acquisitions and will not start new discretionary construction projects.

Any action, suit or proceeding commenced by or against the Company before, or during, this winding-up period would not abate by reason of the dissolution and, for purposes of that action, the Company would continue beyond the three-year period until any related judgments, orders or decrees are fully executed.

Sale and Disposition of Assets

The Plan of Liquidation authorizes the Company, acting for itself and, as applicable, in its capacity as an equity holder, general partner or manager of direct or indirect subsidiaries or affiliates, to collect, sell, convey, transfer, assign, exchange, abandon or otherwise dispose of all or substantially all of its remaining assets in one or more transactions, on such terms and conditions as the Company, in its sole and absolute discretion, determines to be advisable and in the best interests of the Company and its stockholders, without further stockholder action, except as required by applicable law. The Plan of Liquidation also authorizes the Company to collect accounts receivable and other claims owing to the Company and to take all actions necessary or advisable to preserve or enhance value and wind up the Company’s affairs.

Payment of Claims

Before the Company may make liquidating distributions to stockholders, the Company must pay or make reasonable provision for payment of its claims and obligations. Consistent with Section 281(b) of the DGCL, the Plan of Liquidation provides that the Company will: (i) pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional and unmatured contractual claims known to the Company; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim that is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not yet arisen but that, based on facts known to the Company, are likely to arise or become known within ten years after the effective time of the dissolution. If the Company has insufficient assets to satisfy all claims in full, claims and obligations would be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

Contingency Reserve

The Plan of Liquidation permits the Board to establish a contingency reserve consisting of cash and/or property to satisfy known, unknown, contingent or otherwise unresolved liabilities and expenses, including tax liabilities, professional fees, costs of preserving and disposing of assets, litigation-related expenses and indemnification obligations. The reserve may be reflected on the Company’s books and records, held in escrow or established by any other reasonable means the Board determines to be appropriate.

Liquidating Distributions

After payment of, or reasonable provision for, the Company’s claims and obligations, the Company would distribute any remaining assets to its stockholders on a pro rata basis in accordance with the number of shares of Common Stock held of record on the applicable record date established in accordance with the Plan of Liquidation. The Plan of Liquidation permits those distributions to be made in cash or in kind and in a single distribution or a series of distributions, in such amounts and at such times as the Board determines. The Board intends to make an initial liquidating distribution to stockholders as soon as practicable after the effectiveness of the filing of the certificate of dissolution. However, the timing and amount of any liquidating distributions will depend on many factors, including the timing and amount of proceeds realized from asset sales, the amount of liabilities and expenses ultimately incurred, tax matters, litigation and other contingencies, and the size and duration of any contingency reserve.

If the amount reserved for claims and expenses proves to be insufficient, a stockholder could be required to return all or a portion of prior liquidating distributions. Under Section 282 of the DGCL, however, a stockholder’s liability with respect to claims against a dissolved corporation is generally limited to the lesser of the stockholder’s pro rata share of the claim and the amount distributed to that stockholder, and the aggregate liability of any stockholder may not exceed the total amount distributed to that stockholder in the dissolution.

Possible Transfer to a Liquidating Trust

If the Board determines that it is desirable or appropriate, the Plan of Liquidation authorizes the Company to transfer all or substantially all of its remaining assets, together with related liabilities, to a liquidating trust formed under Delaware law or the law of another jurisdiction selected by the Board. A liquidating trust could be used, for example, to hold unsold assets, contingent claims, causes of action, reserves or other matters that the Board believes are more efficiently administered through a trust structure. If a liquidating trust is used, the trustees designated by the Board would generally be authorized to hold, protect, administer, liquidate and distribute the transferred assets in accordance with the governing trust instrument.

Under the Plan of Liquidation, if the Company transfers assets to a liquidating trust, each outstanding share of Common Stock would be deemed to represent a corresponding beneficial interest in the liquidating trust, and the distribution of those beneficial interests would constitute the final distribution of the Company’s remaining assets under the Plan of Liquidation. The beneficial interests in the liquidating trust would generally not be transferable, except by will, intestate succession or operation of law, and the trust would have a finite life subject to any extensions permitted by the governing trust instrument and applicable law. Approval of the Plan of Liquidation by the Company’s stockholders would also constitute approval of the transfer of assets to any such liquidating trust and the appointment of trustees designated by the Board, without further stockholder action.

Authority of the Board and Officers; Employees, Advisors and Expenses

After the effective time of the dissolution, the Company’s directors and officers would continue in office solely for purposes of implementing the Plan of Liquidation and winding up the Company’s affairs. The Plan of Liquidation authorizes the Board to interpret the Plan of Liquidation, retain employees, independent contractors and professional advisors, appoint agents or other persons to carry out aspects of the winding-up process, temporarily invest funds, settle or defend claims, withdraw the Company from jurisdictions in which it is qualified to do business and take any other action the Board or the Company’s officers deem necessary, appropriate or advisable to implement the Plan of Liquidation and complete the Liquidation and Dissolution. The Plan of Liquidation also authorizes the Company to pay compensation or additional compensation to directors, officers, employees, contractors and advisors in recognition of the additional services required in connection with the Liquidation and Dissolution and to pay the brokerage, agency, professional and other fees and expenses incurred in implementing the Plan of Liquidation.

Creation of New Asset Management Company

The Company expects a new asset management entity to be created to manage certain of the operations of the Company focusing on maintaining and enhancing asset value through the process of implementing the Plan of Liquidation. This new entity will be wholly owned by certain of the Company’s employees, whose deep knowledge of the Company’s real estate assets will ensure continuity for our partners and tenants. This entity is expected to continue to provide essential asset management services pursuant to one or more contracts with the Company, including with respect to contractual commitments with partners, continuing current entitlement and permitting efforts, construction oversight, and working toward project completion, where applicable. None of the Company’s directors or NEOs are expected to have any ownership of, receive any fees, compensation, or other remuneration from, or participate in any way in, the management of this new entity.

Indemnification and Insurance

The Plan of Liquidation provides that the Company will continue to indemnify and provide for advancement of expenses to its current and former directors, officers, employees and agents in accordance with the Company’s organizational documents, existing contractual arrangements and applicable law for actions taken or omissions in connection with the Plan of Liquidation and the winding up of the Company’s affairs. The Plan of Liquidation also authorizes the Board to obtain and maintain directors’ and officers’ liability insurance and other insurance as the Board determines to be necessary, appropriate or advisable, including insurance to address indemnification obligations, unknown liabilities and other liquidating expenses.

Stock Transfer Books; Cancellation of Shares

Under the Plan of Liquidation the Company is not required to close its stock transfer books or discontinue recording transfers of shares of the Common Stock at the effective time of the certificate of dissolution, and instead may close the transfer books and discontinue transfers at any later time determined by the Board to be advisable. After that date, shares of the Common Stock would no longer be transferable on the books of the Company except by will, intestate succession or operation of law. As a condition to receiving distributions, the Company or any trustee may require stockholders to surrender stock certificates, if any, or provide evidence satisfactory to the Company or the trustee of the loss, theft or destruction of those certificates.

If any distribution payable to a stockholder cannot be made because the stockholder cannot be located, has not complied with applicable transfer or surrender requirements or for any other reason, the distribution may be transferred to the appropriate governmental authority under applicable abandoned property or escheat laws and would not revert to the Company.

Amendment, Abandonment and Revocation

The Plan of Liquidation provides that, notwithstanding stockholder approval, the Board may modify, amend or abandon the Plan of Liquidation and the transactions contemplated by the Plan of Liquidation, without further stockholder action, to the extent permitted by the DGCL. Consistent with Section 275(e) of the DGCL, the Company expects that any abandonment of the dissolution without further stockholder action would occur, if at all, before the certificate of dissolution becomes effective. After the effective time of the dissolution, any revocation of the dissolution would be governed by Section 311 of the DGCL and would require, among other things, approval by the Board, approval by the requisite stockholders and the filing of a certificate of revocation of dissolution with the Delaware Secretary of State.

Delisting of Common Stock

In connection with the Plan of Liquidation, the Company currently expects that, at a future date as the Board determines and subject to applicable NASDAQ rules, it may voluntarily delist its Common Stock from NASDAQ in order to reduce the Company’s operating expenses and maximize the Estimated Liquidating Distributions Per Share of Common Stock. In the event the Company elects to voluntarily delist its Common Stock from NASDAQ, the Company would be required to comply with applicable NASDAQ and SEC procedures, including advance notice to NASDAQ and public notice requirements, before filing a Form 25.

Although the Company currently expects that the Common Stock will remain listed on NASDAQ until the Board makes such determination to voluntarily delist, NASDAQ may commence delisting proceedings against the Company at any time if (i) the Company and/or the Common Stock do not meet the continued listing standards of NASDAQ or (ii) NASDAQ exercises its discretionary authority to delist the Common Stock under NASDAQ Listing Rule 5110. Even if NASDAQ does not move to delist the Common Stock, the Company may voluntarily delist the Common Stock from NASDAQ in an effort to reduce the Company’s operating expenses and maximize the Estimated Liquidating Distributions Per Share of Common Stock. If the Common Stock is delisted from NASDAQ, stockholders may have difficulty trading their shares of Common Stock on the secondary market.

Termination of the Registration of Common Stock

The Common Stock is currently registered under the Exchange Act. At such time as the Board deems appropriate, in addition to delisting the Common Stock from NASDAQ, the Board and the proper officers of the Company are authorized under the Plan of Liquidation to file a Form 15 (or take other appropriate action) to deregister the Common Stock under the Exchange Act.

Termination of Existence of the Company; Cancellation of Common Stock

The Plan of Liquidation authorizes the Board and the Company’s officers, when appropriate, to file a certificate of dissolution with the Delaware Secretary of State and to take any other appropriate and necessary action to dissolve the Company under the DGCL. Following the filing of the certificate of dissolution, the Company will continue in existence as provided under the DGCL for the purpose of winding up its affairs, including selling assets (after they have been developed to a stage the Company determines is advisable to enhance the sale value, as applicable), discharging liabilities and distributing any remaining assets to stockholders. Subject to the need for a liquidating trust (or other liquidating entity) and the terms of the Company’s governing documents, the distributions contemplated by the Plan of Liquidation will be in complete liquidation of the Company.

Accounting Treatment of Liquidation

The Company expects that the Plan of Liquidation would, at some time during the liquidation process, result in a change in the Company’s basis of accounting from the going-concern basis to the liquidation basis of accounting. Under the liquidation basis of accounting, the Company’s assets must be measured at the estimated amount of consideration the Company expects to collect, and the Company’s liabilities must be measured at contractual amounts due or the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Liquidation. Valuations of assets presented in the consolidated financial statements will represent management’s estimates, based on then-present facts and circumstances, of the net realizable values of assets. Estimated costs associated with carrying out the Plan of Liquidation based upon management’s assumptions will be included in the liabilities in the consolidated financial statements. Under the liquidation basis of accounting, the Company expects to present a statement of net assets in liquidation and a statement of changes in net assets in liquidation.

The valuation of assets and liabilities will require estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Liquidation. Net realized amounts recognized upon final sale and liquidation for the Company’s assets and the settlement amounts for liabilities may potentially differ from estimates recorded in the Company’s consolidated financial statements.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Plan of Liquidation.

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the Liquidation and Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below and, collectively, “Holders”), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or

non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. The Company has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to Holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including but not limited to the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, or the alternative minimum tax. In addition, this discussion does not address tax consequences relevant to Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons that hold Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	Holders who hold Common Stock as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities, commodities, or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations (including private foundations) or international or governmental organizations;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	persons that hold or receive Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons that own, or are deemed to own, more than 5% of the Common Stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S.

FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.

U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Stock that is not an entity treated as a partnership for U.S. federal income tax purposes and that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person under applicable Treasury Regulations.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Common Stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Liquidation and Dissolution

The Company intends for distributions made pursuant to the Plan of Liquidation to be treated as a series of distributions in complete liquidation of the Company governed under Sections 331 and 336 of the Code, and the following discussion assumes that such treatment will be respected. See “Alternative U.S. Federal Income Tax Treatment of the Liquidation and Dissolution” below for the U.S. federal income tax consequences that would apply if the treatment of distributions made pursuant to the Plan of Liquidation were not to be treated as a part of a complete liquidation for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Liquidation and Dissolution to the Company

The Company generally will recognize gain or loss equal to the difference, if any, between the fair market value of any non-cash assets the Company distributes pursuant to the Plan of Liquidation and the Company’s adjusted tax basis in such assets. If a stockholder assumes a liability in connection with the Liquidation and Dissolution, the assumption or discharge of such liability in the Liquidation and Dissolution may increase the Company’s recognized gain (or reduce the Company’s recognized loss).

In addition, until all of the Company’s assets have been distributed pursuant to the Plan of Liquidation and the Liquidation and Dissolution is complete, the Company will continue to be subject to U.S. federal income tax on the Company’s income, if any, such as interest income. The Company generally will also recognize gain or loss, if any, upon the sale of any of the Company’s assets in connection with the Liquidation and Dissolution equal to the difference, if any, between the fair market value of the consideration received for such assets and the Company’s adjusted tax basis in such assets. The Company’s use of any net operating losses to offset such gain or income may be subject to limitations. Any of the foregoing tax liabilities will reduce the cash available for distribution pursuant to the Plan of Liquidation.

The Inflation Reduction Act of 2022 enacted a 1% excise tax (the “Excise Tax”) that generally applies to certain repurchases of stock of publicly traded U.S. corporations like the Company. However, Treasury Regulations except certain distributions in complete liquidation of a publicly traded U.S. corporation, as well as distributions made by such corporation during the taxable year in which such corporation completely liquidates and dissolves, from the Excise Tax.

Holders should consult their tax advisors regarding the tax consequences of the Liquidation and Dissolution to the Company and any resulting impact to Holders in their particular circumstances.

U.S. Federal Income Tax Consequences of the Liquidation and Dissolution to Holders

In accordance with the treatment of the Liquidation and Dissolution as a complete liquidation, each Holder generally will be treated as receiving its portion of distributions made pursuant to the Plan of Liquidation in exchange for its shares of Common Stock. If a Holder holds different blocks of shares of Common Stock (generally, shares of the Company’s Common Stock purchased or acquired on different dates or at different prices), the Holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the Holder and the gain or loss must be computed separately for each block of stock that the Holder owns.

U.S. Holders. Distributions made pursuant to the Plan of Liquidation to a U.S. Holder will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of Common Stock. The amount of any such distributions first will reduce the U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain, while any adjusted tax basis remaining in such shares following the final distribution made pursuant to the Plan of Liquidation will be treated as a capital loss recognized in the taxable year in which the final distribution is made. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations.

The IRS or a court could challenge the Company’s valuation of any non-cash asset distributed to a U.S. Holder pursuant to the Plan of Liquidation, which could change the amount of gain or loss recognized by the U.S. Holder. A U.S. Holder’s adjusted tax basis in any non-cash asset distributed to the U.S. Holder pursuant to the Plan of Liquidation immediately after such distribution will be the fair market value of such asset at the time of distribution. Distributions of non-cash assets pursuant to the Plan of Liquidation could result in a U.S. Holder having a tax liability in excess of the amount of cash distributed to the U.S. Holder pursuant to the Plan of Liquidation, which would require the U.S. Holder to satisfy such tax liability from other sources or by selling all or a portion of such non-cash assets. If the Company opts to use a trust, the timing of distributions to U.S. Holders will be as described below under “Liquidating Trust” below.

If a U.S. Holder is required to satisfy any of the Company’s liabilities not fully covered by its reserve (see the section of this Proxy Statement titled “—Calculation of the Range of Estimated Liquidating Distributions Per Share of Common Stock”), payments by U.S. Holders in satisfaction of such liabilities would generally result in a capital loss in the taxable year when the payment is made. In this circumstance, a capital loss recognized by an individual U.S. Holder cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of the Liquidation and Dissolution to them in light of their particular circumstances.

Non-U.S. Holders. The rules governing U.S. federal income taxation of Non-U.S. Holders are complex, and no attempt will be made in this Proxy Statement to provide more than a limited summary of such rules. A Non-U.S. Holder should consult with his, her or its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to the Plan of Liquidation and each Non-U.S. Holder’s receipt of liquidating distributions from the Company. Accordingly, this discussion does not address all aspects of U.S. federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Holder in light of his, her or its particular circumstances.

United States Federal Income Tax Consequences to Non-U.S. Holders Under the Foreign Investment In Real Property Tax Act of 1980 (“FIRPTA”). In general, Section 897 of the Code requires a Non-U.S. Holder that disposes of a “United States real property interest,” or USRPI, to treat any gain or loss from such disposition as gain that is effectively connected with the conduct of a trade or business within the United States or as loss that is allocable to such gain. A USRPI includes an interest in real property located in the United States and any interest other than that of a creditor in a domestic corporation that is a “United States real property holding corporation,” or USRPHC.

We believe that the Company constitutes a USRPHC. As a result, the liquidating distributions received by a Non-U.S. Holder generally will be subject to tax under FIRPTA. Under FIRPTA, the gain recognized by a Non-U.S. Holder generally would be subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale of the Company’s properties, and a corporate Non-U.S. Holder could also be subject to the branch profits tax on such FIRPTA gain. Accordingly, the Company intends to withhold U.S. federal income tax at a rate of 15% from the liquidating distributions paid to a Non-U.S. Holder.

A Non-U.S. Holder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.

Income Tax Treaties. If a Non-U.S. Holder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

Alternative U.S. Federal Income Tax Treatment of the Liquidation and Dissolution

Notwithstanding the Company’s position that distributions made pursuant to the Plan of Liquidation are intended to be treated as a series of distributions in complete liquidation of the Company governed under Sections 331 and 336 of the Code, it is possible that the IRS or a court could determine that any of such distributions is a current distribution. In addition, if the Liquidation and Dissolution is abandoned or revoked, any distributions previously made by the Company to Holders would be treated as current distributions.

Any distribution treated as current rather than liquidating would be taxable as a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as of the year when the distribution is made. Amounts not treated as dividends would constitute a return of capital and first be applied against and reduce a Holder’s adjusted tax basis in its shares of Common Stock, but not below zero. Any excess would be treated as capital gain. In addition, distributions to Non-U.S. Holders out of the Company’s current or accumulated earnings and profits would be subject to U.S. dividend withholding tax at 30%, or a lower rate specified in an applicable income tax treaty in the Non-U.S. Holder’s jurisdiction of tax residence. Holders should consult their tax advisors regarding the proper U.S. federal income tax treatment of the Liquidation and Dissolution and the resulting tax consequences in their particular circumstances, including the applicability of preferential tax rates, deductions, withholding, and income tax treaties.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes.

FATCA applies to dividends paid on Common Stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of Common Stock. Proposed Treasury Regulations, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of Common Stock. Taxpayers (including applicable withholding agents) may generally rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Holders should consult their tax advisors regarding the application of FATCA in their particular circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Liquidation. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily the individual’s social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

For Non-U.S. Holders, a distribution made pursuant to the Plan of Liquidation and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person and such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or applicable successor forms), or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Liquidation and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and any other information reporting requirements in connection with the Liquidation and Dissolution (e.g., certain Holders may be required to include certain information with their U.S. federal income tax returns).

Liquidating Trust

The Company may transfer its remaining assets and obligations to a liquidating trust if the Board determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to Holders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing private letter rulings with respect to liquidating trust status generally call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If the Company transfers assets to a liquidating trust and distributes interests in the liquidating trust to Holders, the Company intends that such transfer and distribution would be treated for U.S. federal income tax purposes as if the Company distributed an interest in each of the assets so transferred directly to such Holders. Each Holder would be treated as receiving a liquidating distribution from the Company, which would be treated generally as described above, with the Holder recognizing taxable proceeds in the year of the transfer to the trust in an amount equal to the fair market value of the Holder’s interest in the assets transferred into the trust.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the Company intends that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a Holder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A Holder would be taxed each year on its share of income from the liquidating trust, net of such Holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not such Holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to Holders, the Holders generally would recognize no additional gain or loss.

Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a Holder’s adjusted tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is treated as distributed to the Holder, which value would be determined by the Company and reported to the Holder. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a Holder of such Holder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust would provide to each Holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the Holder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each Holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to Holders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a Holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.

State and Local Taxes

Holders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. The state and local tax treatment of Holders may not conform to the U.S. federal income tax consequences discussed above. Consequently, Holders should consult their own tax advisors regarding the effect of state and local tax laws on the transactions described in this Proxy Statement and on the receipt of the liquidating distributions from the Company.

Holders should consult their tax advisors regarding the U.S. federal income tax consequences that would apply to them if the Company were to transfer assets to a liquidating trust.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE DISSOLUTION IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS, THE APPLICABILITY OF ANY TAX TREATIES, AND THE IMPACT OF ANY CHANGE IN LAW.

Interests of Our Directors and Executive Officers

In considering the Board’s recommendation that stockholders vote “FOR” approval of Proposals 2, 4 and 5, stockholders should be aware that our directors and executive officers have interests, including financial interests, in the Plan of Liquidation that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in reaching their respective decisions to approve the Plan of Liquidation. Such interests are described below. The approval by stockholders of a complete liquidation or dissolution of the Company will be a “change of control” for purposes of the Company executive compensation and benefit plans and agreements described below.

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

The assumed value per share is $33.71, which is the midpoint of the estimated range of Estimated Liquidating Distributions Per Share of Common Stock. The average closing price of Common Shares over the first five business days following the public announcement of the Plan of Liquidation was $30.76.

•	The change of control of the Company will occur on June 1, 2026 (which is the assumed date of the change of control of the Company solely for purposes of the disclosure in this section).

•	For our non-employee directors, the RSUs outstanding as of the record date continue to be outstanding as of June 1, 2026.

Treatment of Company Equity Awards

Our executive officers have outstanding unvested time-vesting restricted stock unit (RSU) awards granted pursuant to the Company’s 2022 Stock Incentive Plan. Our executive officers received these outstanding RSU awards in connection with payouts under the AIP or payouts under the Profit Plan. Pursuant to the terms of our RSU agreements for RSUs granted as a payout under our Profit Plan, LTIP or AIP, the termination of the executive’s employment by the Company without cause or by the executive for good reason will result in vesting of the RSUs, whether or not such termination is in connection with a change of control.

As of the record date, our non-employee directors also have unvested RSU awards, which will vest on May 13, 2026. On the date of the 2026 Annual Meeting, the non-employee directors will receive their annual RSU awards for 2026 under our director compensation program. Pursuant to the terms of the RSUs granted to our non-employee directors, all outstanding RSUs will immediately vest upon a change of control provided such change of control also qualifies as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Internal Revenue Code.

Based on the above, the following sets forth, for each person serving as a non-employee director or executive officer at any time since January 1, 2025, the number of RSU awards held by such non-employee director or executive officer as of the record date and the value of the liquidating distributions related to such RSUs based on the assumptions described above. All such amounts actually payable will be less any required withholding taxes and without interest. These amounts do not attempt to forecast any additional equity award grants, vestings, issuances or forfeitures that may occur following the date of this Proxy Statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the individuals identified in the table below may materially differ from the amounts set forth below.

Name	Number of Shares Subject to Company RSU Awards as of the Record Date	Value of Liquidating Distributions for Company RSU Awards ($)
Non-Employee Directors
Laurie L. Dotter	3,380	113,940
Kate B. Henriksen	3,380	113,940
James E. Joseph	3,380	113,940
Michael D. Madden	3,380	113,940
Charles W. Porter	3,380	113,940
Neville Rhone, Jr.	3,380	113,940
Executive Officers
William H. Armstrong III	37,691	1,270,564
Erin D. Pickens	11,647	392,620

See also “—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers” below for an estimate of the amounts that would be payable to each of the Company’s named executive officers in respect of their unvested Company RSU awards upon the assumed date of the change of control based on the relevant assumptions described thereunder.

Severance and Change of Control Agreements

Mr. Armstrong and Ms. Pickens are each a party to a severance and change of control agreement with the Company entered into effective April 1, 2025 and expiring March 31, 2028 (the “COC Agreements”). The COC Agreements entitle each executive to receive additional benefits in the event of the termination of his or her employment in connection with a change of control of the Company. Specifically, each COC Agreement provides that if, during the three-year period following a change of control, the Company or its successor terminates the executive without cause, or the executive voluntarily terminates his or her employment for good reason, the executive will be entitled to receive from the Company or its successor:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which his or her employment terminates;

•

a lump-sum cash severance payment equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the average annual bonus awarded to the executive for the three fiscal years immediately preceding the termination date (the “Average Bonus”); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment (the “Continuation Period”); provided, however, that if the payment of health insurance premiums for the executive is not permitted by the Patient Protection and Affordable Care Act, then in lieu of the benefit continuation provided for herein, the lump sum cash severance payment will by increased by an amount equal to the first monthly COBRA premium multiplied by the maximum number of months in the Continuation Period.

The pro-rata bonus shall be equal to the executive’s Average Bonus multiplied by the fraction obtained by dividing the number of days in the year through the executive’s termination date by 365. For purposes of calculating the Average Bonus, the COC Agreements provide that each year’s annual bonus amount shall include amounts paid in cash or RSUs, if applicable, in accordance with the terms of the AIP, and if the executive receives payout of an LTIP award in lieu of an annual bonus for a given fiscal year (pursuant to the terms of the AIP and the LTIP requiring the payment of only the greater of the two awards), the executive’s annual bonus for such fiscal year shall be the calculated annual bonus the executive would have received for such fiscal year.

If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

As a condition to receipt of these benefits, Mr. Armstrong and Ms. Pickens must retain in confidence all confidential information known to him or her concerning our business. Notwithstanding the timing of benefits noted above, in the event that Mr. Armstrong or Ms. Pickens are considered to be “specified employees” under Section 409A of the Internal Revenue Code at the time of their termination of employment, they may not receive certain severance benefits until the expiration of a six-month period following their respective terminations of employment.

See “Executive Officer Compensation—Potential Payments upon Termination or Change in Control” on page 47 of this Proxy Statement for definitions of “cause”, “change of control” and “good reason.”

Treatment of Participation Interests under the Profit Plan and the LTIP

Our executive officers have outstanding awards of participation interests granted under the Profit Plan and the LTIP. Pursuant to the terms of the Profit Plan and the LTIP, except as noted below, upon termination of employment prior to completion of a capital transaction with respect to an approved project or the grant of RSUs in connection with a valuation event for an approved project, a participant will forfeit his or her award relating to the approved project. However, if the termination is by the Company without cause or by the participant with good reason, then outstanding unvested awards will not be forfeited, and will remain outstanding and be paid out in accordance with the terms of the applicable plan; provided, that any payout owed due to a valuation event that otherwise would have been paid in RSUs instead will be made in a lump sum cash payment prior to March 15th of the following year. This treatment applies both before and after a change of control.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the stockholder’s approval of the Plan of Liquidation Proposal that the Company’s named executive officers could receive in connection with the Plan of Liquidation. Our named executive officers are William H. Armstrong III, our Chairman of the

Board, President and Chief Executive Officer, and Erin D. Pickens, our Senior Vice President and Chief Financial Officer.

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

The assumed value per share is $33.71, which is the midpoint of the estimated range of Estimated Liquidating Distributions Per Share of Common Stock. The average closing price of Common Stock over the first five business days following the public announcement of the Plan of Liquidation was $30.76.

•	The change of control of the Company will occur on June 1, 2026 (which is the assumed date of the change of control of the Company solely for purposes of the disclosure in this section).

•

The employment of each of our named executive officers will be terminated by the Company without “cause” or due to the executive’s resignation for “good reason” (each, as defined in the COC Agreement and the 2022 Plan, as applicable) on the change of control date.

The amounts indicated below are estimates based on multiple assumptions (including the assumptions described above) that may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before the change of control date. Accordingly, the actual amounts received may differ materially from the estimates set forth below.

Name	Cash Severance ($) (1)	Equity Awards ($) (2)	Benefits ($) (3)	Total ($)

Mr. Armstrong	$4,966,260	$1,270,564	$48,673	$6,285,496

Ms. Pickens	$2,326,042	$392,620	$48,673	$2,767,335

(1)

Cash. These amounts reflect the cash severance payable to each named executive officer in connection with his or her termination of employment without “cause” or for “good reason” in connection with the Plan of Liquidation as provided for under the COC Agreements. These severance payments are equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the executive’s Average Bonus (as defined above). The amounts in this column also include a pro-rata bonus for each named executive officer for the year in which the executive’s termination occurs pursuant to COC Agreements. The severance payments are “double trigger” and are only payable upon the occurrence of both the change of control and a qualifying termination of employment of each named executive officer. The estimated amount of each such payment is set forth in the table below. See “—Severance and Change of Control Agreements” above for more information.

Name	Cash Severance Amount ($)	Pro-rata Bonus Amount ($)	Total Cash ($)

Mr. Armstrong	$4,633,279	$332,981	$4,966,260

Ms. Pickens	$2,187,894	$138,148	$2,326,042

(2)

Equity Awards. These amounts reflect the potential value that each named executive officer could receive in connection with the accelerated vesting of unvested Company RSU awards. The Company RSU awards held by the Company’s named executive officers that are outstanding as of the record date will fully vest in the event of the executive’s termination of employment without “cause” or for “good reason” during the three-year period following a change of control of the Company (and such vesting is therefore pursuant to a “double-trigger” arrangement). See “—Treatment of Company Equity Awards” above for more information on these arrangements.

As described above, amounts in this column are based on an assumed per share distribution amount of $33.71, which is the midpoint of the estimated range of Estimated Liquidating Distributions Per Share of

Common Stock. If instead the average closing price of our common shares over the first five business days following the public announcement of the Plan of Liquidation were used, such amount would have been: Mr. Armstrong, $1,159,375 and Ms. Pickens, $358,262.

(3)

Benefits. These amounts reflect estimates of the lump sum cash payments for benefit continuation payable to each named executive officer in connection with his or her termination of employment in connection with a change of control as provided for under the COC Agreements, equal to the cost of continuation of insurance and welfare benefits until December 31, 2027. These severance payments are “double trigger” and are only payable upon the occurrence of both a change of control of the Company and the qualifying termination of employment of each named executive officer. See “—Severance and Change of Control Agreements” above for more information.

Regulatory Matters; Third-Party Consents

Other than in connection with the filing of this Proxy Statement with the SEC and any requirements under Delaware law, including any filing requirements with respect to the Liquidation and Dissolution of the Company’s assets and the Company, respectively, the Company is not aware of any material regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation.

In addition to stockholder approval, the Company expects to obtain required lenders consents under the Company’s loan agreements as well as consent from relevant third parties and partnerships, as necessary.

Marketing and Sale Process for the Company’s Real Estate Assets

As of the date of this Proxy Statement, at the direction of the Board, the Company has commenced marketing and sale activities with respect to certain of the Company’s real estate assets. Additionally, the Company may move forward with sales of certain real estate assets regardless of whether stockholders approve the Plan of Liquidation Proposal at the 2026 Annual Meeting, subject to the acceptability of pricing and other terms. As of the date of this Proxy Statement, the Company has entered into a contract to sell the New Caney land for approximately $12.7 million. The closing of this transaction is expected to occur later in 2026, subject to satisfaction of a number of closing conditions. In addition, the Company has received an offer of $46.5 million for the retail component of Jones Crossing, including undeveloped commercial acreage, and is negotiating a sales contract. There can be no assurance that a sales contract will be completed or a sale consummated.

If the Company’s stockholders do not approve the Plan of Liquidation Proposal, net proceeds from any future assets sales may be redeployed in a manner consistent with the Company’s current business strategy or in a manner consistent with any new business strategy adopted by the Company.

Vote Required to Approve the Plan of Liquidation Proposal

Approval of the Plan of Liquidation Proposal requires the affirmative vote of a majority of the outstanding shares (as of the close of business on the record date) of the Common Stock entitled to vote thereon. Abstentions and broker non-votes, if any, will have the effect of a vote against the Plan of Liquidation Proposal. For more information on the voting requirements, see “Information About the 2026 Annual Meeting” on page 99 of this Proxy Statement.

Recommendation of the Board of Directors

On March 24, 2026, following a review of the other alternatives described in this Proxy Statement, the Board unanimously (i) determined that a planned Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation and the other transactions contemplated thereby are advisable and in the Company’s and its stockholders’ best interests, and (ii) approved in all respects the Liquidation and Dissolution of the Company, the Plan of Liquidation and the other transactions contemplated thereby.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PLAN OF LIQUIDATION PROPOSAL.

Proposal No. 5: The Adjournment Proposal

The Adjournment Proposal is a proposal that would permit the Company (i) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the 2026 Annual Meeting, and (ii) subsequently, to adjourn the 2026 Annual Meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the 2026 Annual Meeting (such proposals are referred to as the “Delayed Proposals”).

In this Adjournment Proposal, the Company is asking stockholders to approve the adjournment of the 2026 Annual Meeting and any later adjournments to a later date or dates as determined by the Board or a committee of the Board, in order to enable the Company to solicit additional proxies in favor of the Delayed Proposals. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the 2026 Annual Meeting, and any adjourned session of the 2026 Annual Meeting, even if a quorum is present, and use the additional time to solicit additional proxies in favor of the Delayed Proposals, including the solicitation of proxies from the Company’s stockholders that have previously voted against the approval of the Delayed Proposals. Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the approval of any of the Delayed Proposals to defeat any of these proposals, the Company could adjourn the 2026 Annual Meeting without a vote on any of the Delayed Proposals and seek during that period to convince the holders of the shares that voted against the Delayed Proposals to change their votes to votes in favor of the approval of the Delayed Proposals.

The Board believes that if the number of shares of Common Stock, present or represented by proxy at the 2026 Annual Meeting and voting in favor of the approval of the Delayed Proposals is insufficient to approve the Delayed Proposals, it may be in the best interest of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Delayed Proposals to bring about the approval of these proposals. However, regardless of the results of voting for the Adjournment Proposal, under the Company’s By-Laws, the chairman of the 2026 Annual Meeting may adjourn or recess the 2026 Annual Meeting, at any time and for any reason, whether or not a quorum is present, to reconvene at the same or some other place. Notice need not be given to the Company’s stockholders of any such adjourned or recessed meeting if the time and place thereof are announced at the 2026 Annual Meeting at which the adjournment or recess is taken and at the adjourned or recessed meeting, the Company may transact any business which might have been transacted at the original meeting.

Vote Required to Approve the Adjournment Proposal

Whether or not a quorum is present, the Board will deem that approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the 2026 Annual Meeting. For more information on the voting requirements, see “Information About the 2026 Annual Meeting” on page 99 of this Proxy Statement.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Certain Transactions

Our corporate governance guidelines provide that any transaction that would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC must be reviewed and approved, or ratified, annually by the audit committee. Any such related party transaction will only be approved or ratified if the audit committee determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company. Below is a description of such transactions entered into or that remain in effect since January 1, 2024, each of which has been reviewed and approved or ratified by the audit committee.

MHLLC Stock Purchase Agreement and LCHM Holdings Assignment and Assumption Agreement

On March 15, 2012, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which the Company sold to MHLLC 625,000 shares of our Common Stock for an aggregate purchase price of $5.0 million, or $8.00 per share. In connection with the issuance and sale of such shares of our Common Stock, the Company entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, MHLLC was granted the right to designate one individual to serve on our Board as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our Common Stock. On March 15, 2012, Charles W. Porter was appointed to our Board as the designated director of MHLLC pursuant to the Investor Rights Agreement. On March 3, 2014, MHLLC redeemed and purchased the membership interest in MHLLC held by LCHM Holdings. In connection with such redemption, (1) LCHM Holdings received the 625,000 shares of our Common Stock held by MHLLC; and (2) MHLLC and LCHM Holdings entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) pursuant to which MHLLC assigned to LCHM Holdings its rights and obligations under the Investor Rights Agreement. The Company joined the Assignment and Assumption Agreement for the purpose of consenting to such transactions. As of April 13, 2026, LCHM Holdings owned approximately 7.8% of our outstanding Common Stock.

Mr. Porter continues to serve as the designated director of LCHM Holdings pursuant to the Investor Rights Agreement. Effective March 23, 2023, upon the recommendation of the nominating and corporate governance committee, the Board reclassified Mr. Porter from a Class III director to a Class II director. Mr. Porter was reclassified as a Class II director in order to fill the vacancy resulting from a former director’s retirement and to rebalance the class sizes to be as nearly equal in number as possible as required by the Company’s Charter. Mr. Porter’s current term as a Class II director expires at the 2027 annual meeting of stockholders.

Also under the Investor Rights Agreement, LCHM Holdings and its affiliates are limited or prohibited from, among other things, (1) acquiring an additional amount of our securities if the acquisition would result in LCHM Holdings and its affiliates having beneficial ownership of more than 24.9% of the outstanding shares of our Common Stock; (2) commencing any tender offer or exchange for any of our securities; (3) making or proposing a merger or acquisition involving the Company; (4) calling a meeting or initiating any stockholder proposal; (5) soliciting proxies; or (6) forming, joining, or in any way participating in or entering into agreements with a “group” (as defined in Section 13(d)(3) of the Exchange Act) with regard to the Company. These restrictions will terminate upon the last to occur of (1) the first date on which no director designated by LCHM Holdings has served on our Board for the preceding six months; and (2) the date that LCHM Holdings and its affiliates beneficially own less than 5.0% of the issued and outstanding shares of our Common Stock.

Stratus Block 150, L.P. Limited Partnership Interest

On September 1, 2021, Stratus Block 150, L.P. (the “Block 150, L.P.”), a Texas limited partnership and a subsidiary of the Company, completed financing transactions from which a portion of the proceeds were used to purchase the land for The Annie B, a proposed luxury multi-family high-rise development with ground-level retail in downtown Austin, Texas. Among the financing transactions, Block 150, L.P. issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of investors (the “Class B limited partners”), for $11.7 million, resulting in the Class B limited partners initially owning an aggregate 75.0% of the equity capital interest in Block 150, L.P. Among the participants in the offering,

JBM Trust, of which James R. Moffett, Jr. serves as co-trustee, purchased Class B limited partnership interests initially representing a 6.4% equity capital interest in Block 150, L.P. for a cash payment of $1.0 million, on the same terms as other Class B limited partners. Mr. Moffett has reported beneficial ownership of 625,000 shares (approximately 7.8%) of the Company’s outstanding Common Stock by virtue of serving as sole manager of LCHM Holdings. Mr. Porter, the designated director of LCHM Holdings, has advised the Company that he has not received any personal benefit from JBM Trust’s participation in this transaction or the limited partnership.

Stratus Kingwood Place, L.P. Limited Partnership Interest

On August 3, 2018, Stratus Kingwood Place, L.P., a Texas limited partnership and a subsidiary of the Company (the “Kingwood, L.P.”), completed financing transactions to purchase a 54-acre tract of land located in Kingwood, Texas for the development of Kingwood Place, an H-E-B grocery-anchored mixed-use development project. Among the financing transactions, Kingwood, L.P. issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of investors (the “Kingwood Class B limited partners”), for $10.7 million, resulting in the Kingwood Class B limited partners initially owning an aggregate 70% of the equity capital interest in Kingwood, L.P. Among the participants in the offering, LCHM Holdings and JBM Trust each purchased Kingwood Class B limited partnership interests each initially representing an 8.8% equity capital interest in Kingwood, L.P. for a cash payment of $1.0 million each, on the same terms as other Kingwood Class B limited partners. Kingwood, L.P. sold Kingwood Place in January 2026. In connection with the sale, the Company received $16.2 million from the Kingwood L.P. and $10.6 million of the net proceeds were distributed to the noncontrolling interest holders, including $1.8 million to each of LCHM Holdings and JBM Trust. Mr. Porter, the designated director of LCHM Holdings, has advised the Company that he has not received any personal benefit from LCHM Holdings’ or JBM Trust’s participation in this transaction or the limited partnership.

Former Employment of Related Party

Effective April 18, 2022, the Company hired Mr. Armstrong’s son, William H. Armstrong IV (“Buck Armstrong”), as an employee at an annual salary of $100,000. As an employee, he received the same health and retirement benefits provided to all of the Company’s employees and was eligible for annual incentive awards and for awards under the Profit Plan and the LTIP. The Company granted him awards under the Company’s Profit Plan in two approved development projects. In first-quarter 2023, he received $22,000 as an annual incentive award for 2022, and his annual salary was increased to $120,000. In first-quarter 2024, he received $22,000 as an annual incentive award for 2023, and his annual salary was increased to $124,000. In September 2024, Buck Armstrong resigned from employment with the Company, resulting in the forfeiture of his two outstanding awards under the PPIP.

Information About the 2026 Annual Meeting

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at our 2026 Annual Meeting because you owned shares of our Common Stock at the close of business on April 13, 2026, the record date for the 2026 Annual Meeting, and, therefore, are entitled to vote at the 2026 Annual Meeting. This Proxy Statement, along with a proxy card or voting instruction form and the 2025 annual report, is being mailed to stockholders on or about April 24, 2026. We have made the Proxy Statement and 2025 annual report available to you on the Internet and we have delivered printed proxy materials to you. You do not need to attend the 2026 Annual Meeting in person to vote your shares of our Common Stock.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as the Company’s proxies for the 2026 Annual Meeting. These officers are William H. Armstrong III and Kenneth N. Jones.

When and where will the 2026 Annual Meeting be held?

The 2026 Annual Meeting will be held on Monday, June 1, 2026 at 8:30 a.m. Central Time, at 212 Lavaca Street, Suite 300, Austin, TX 78701. You can obtain directions to the 2026 Annual Meeting by contacting us at (512) 478-5788.

What should I bring if I plan to attend the 2026 Annual Meeting in person?

You may attend the 2026 Annual Meeting if you are a stockholder of record or beneficial owner (who produces acceptable proof of ownership) of our Common Stock at the close of business on the record date, or you are a duly appointed proxy or legal representative of such stockholder of record or beneficial owner. If you plan to attend the 2026 Annual Meeting in person, please bring a government-issued picture identification and, if your shares of our Common Stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the stockholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Stratus Properties Inc. Common Stock on the record date.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the 2026 Annual Meeting, whether or not you attend in person. By marking, signing, dating and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions via the Internet or phone, you are authorizing the proxy holders to vote your shares of our Common Stock at the 2026 Annual Meeting as you have instructed.

On what matters will I be voting?

At the 2026 Annual Meeting, you will be asked to (1) elect three Class I directors; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify, on an advisory basis, the appointment of our independent registered public accounting firm for 2026; (4) approve the Plan of Liquidation; (5) approve one or more adjournments of the 2026 Annual Meeting, if necessary, and (6) consider any other matter that properly comes before the 2026 Annual Meeting.

How does the Board recommend that I cast my vote?

Our Board recommends that you vote:

Proposal		Board Recommendation
No. 1	Election of the three Class I directors	FOR each nominee
No. 2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR
No. 3	Ratification, on an advisory basis, of the appointment of our independent registered public accounting firm for 2026	FOR
No. 4	The Plan of Liquidation Proposal	FOR
No. 5	The Adjournment Proposal	FOR

We do not expect any matters to be presented for action at the 2026 Annual Meeting other than the matters described in this Proxy Statement. However, by marking, signing, dating and returning your proxy card or by following the instructions on your proxy card to submit your proxy and voting instructions via the Internet or phone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the 2026 Annual Meeting about which we did not have notice at least 45 days before the anniversary date on which we first sent our proxy materials for the prior year’s annual meeting of stockholders or by February 22, 2026. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our Common Stock that you owned on April 13, 2026, the record date for the 2026 Annual Meeting.

How many shares of Common Stock are eligible to be voted?

As of April 13, 2026, the record date, we had 7,982,723 shares of Common Stock outstanding. Each share of Common Stock outstanding as of the record date will entitle the holder to one vote.

How many shares of Common Stock must be present to hold the 2026 Annual Meeting?

Under Delaware law and our By-Laws, the holders of a majority of our Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2026 Annual Meeting. The inspector of election will determine whether a quorum is present at the 2026 Annual Meeting. If you are a beneficial owner (as defined below) of shares of our Common Stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, and your bank, broker, trustee or nominee submits a proxy with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the 2026 Annual Meeting for purposes of determining whether a quorum exists; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. In addition, stockholders of record who are present at the 2026 Annual Meeting in person or represented by proxy will be counted as present at the 2026 Annual Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

How do I vote?

Stockholders of Record

If your shares of our Common Stock are registered directly in your name with our transfer agent, Computershare Inc., you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may submit your proxy and voting instructions via the Internet or phone, or by mail as further described below. Your proxy, whether submitted via the Internet, phone or by mail, authorizes each of William H. Armstrong III and Kenneth N. Jones to act as your proxy at the 2026 Annual Meeting, each with the power to appoint his substitute, to represent and vote your shares of our Common Stock as you directed, if applicable.

Internet – Submit your proxy and voting instructions via the Internet as instructed on the enclosed proxy card.

•

Use the Internet to submit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 31, 2026.

•

Please have your proxy card available and follow the instructions on the proxy card.

Phone – Submit your proxy and voting instructions by phone (within the U.S., U.S. territories and Canada) using the number listed on the enclosed proxy card.

•

Telephone voting facilities will be available 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 31, 2026.

•

Please have your proxy card available and follow the instructions on the proxy card.

Mail – Submit your proxy and voting instructions by mail by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided.

If you submit your proxy and voting instructions via the Internet or by phone, you do not need to mail your proxy card. The proxies will vote your shares of our Common Stock at the 2026 Annual Meeting as instructed by the latest-dated validly executed proxy received from you, whether submitted via the Internet, phone or by mail. You may also vote in person at the 2026 Annual Meeting.

For a discussion of the treatment of a properly marked, signed and dated proxy card without voting instructions on any or all of the proposals, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

Beneficial Owners

If your shares of our Common Stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our Common Stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options, or by marking, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our Common Stock. For a discussion of the rules regarding the voting of shares of our Common Stock held by beneficial owners, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly mark, sign, date and return a proxy card or voting instruction form, your shares of our Common Stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares of our Common Stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our Common Stock for you, your shares of our Common Stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.

Which proposals are considered “discretionary” and which are considered “non-discretionary”?

We expect each proposal to be classified as discretionary or non-discretionary under the applicable rules as set forth below:

Proposal		Classification Under Applicable Rules
No. 1	Election of the three Class I directors	Non-Discretionary
No. 2	Approval, on an advisory basis, of the compensation of our named executive officers	Non-Discretionary
No. 3	Ratification, on an advisory basis, of the appointment of our independent registered public accounting firm for 2026	Discretionary
No. 4	The Plan of Liquidation Proposal	Non-Discretionary
No. 5	The Adjournment Proposal	Discretionary

If you are a beneficial owner and you do not provide voting instructions on the discretionary proposals to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted by such nominee on the discretionary proposals. If you are a beneficial owner and you do not provide voting instructions on non-discretionary proposals to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these non-discretionary proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions, if your shares are voted on any other proposal.

Will my shares be voted if I do nothing?

If your shares are registered in your name and you do nothing, your shares will not be voted. You must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person at the 2026 Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a bank, broker, trustee or other nominee) and you do not instruct your bank, broker, trustee or other nominee how to vote your shares, your shares may be voted by such nominee with respect to the discretionary proposals (i.e., ratification of the appointment of our independent registered public accounting firm for 2026 and the Adjournment Proposal); however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If you are a beneficial owner and you do not provide voting instructions on non-discretionary proposals to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to those proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions, if the shares are voted on any other proposal. We strongly encourage you to authorize your bank, broker, trustee or other nominee to vote your shares by following the instructions provided on the voting instruction form.

YOUR VOTE IS IMPORTANT. To assure that your shares are represented at the 2026 Annual Meeting, we urge you to mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the 2026 Annual Meeting. You can revoke your proxy at any time before the proxies you appointed cast your votes if you follow the procedures described under the question “Can I revoke my proxy or change my voting instructions after I deliver my proxy or voting instructions?” below. If your bank, broker, trustee or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow those instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions.

What vote is required, and how will my votes be counted, to elect the directors and to approve each of the other proposals discussed in this Proxy Statement?

The Board will deem the votes required and counted for each of the proposals discussed in the Proxy Statement in the manner set forth below:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

No. 1: Election of three Class I directors	For or withhold on each director nominee	Plurality of shares voted	N/A	No effect

No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote	Treated as votes against	Treated as votes against

No. 3: Ratification, on an advisory basis, of the appointment of our independent registered public accounting firm for 2026	For, against or abstain	Affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote	Treated as votes against	N/A*

No. 4: The Plan of Liquidation Proposal	For, against or abstain	Majority of the outstanding shares of Common Stock entitled to vote on the Plan of Liquidation Proposal	Treated as votes against	Treated as votes against

No. 5: The Adjournment Proposal	For, against or abstain	Affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote**	Treated as votes against	N/A*

*

Because this proposal is likely to be considered a discretionary proposal, banks, brokers, trustees and other nominees may vote our stockholders’ shares on this proposal without their instructions. Accordingly, we expect there will be no broker non-votes with respect to this proposal.

**

Regardless of the results of voting for the Adjournment Proposal, under the Company’s By-Laws, the chairman of the 2026 Annual Meeting may adjourn or recess the 2026 Annual Meeting, at any time and for any reason, whether or not a quorum is present, to reconvene at the same or some other place. Notice need not be given to the Company’s stockholders of any such adjourned or recessed meeting if the time and place thereof are announced at the 2026 Annual Meeting at which the adjournment or recess is taken and at the adjourned or recessed meeting, the Company may transact any business which might have been transacted at the original meeting.

Our directors are elected by a plurality of shares of our Common Stock voted. This means that the candidates receiving the highest number of “FOR” votes will be elected. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the 2026 Annual Meeting, but will not be considered to have been voted for the director nominee. The Board will deem that all other matters, except the Plan of Liquidation Proposal, require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by represented proxy and entitled to vote at the 2026 Annual Meeting. In accordance with the DGCL, the Plan of Liquidation Proposal requires the approval of a majority of the outstanding shares of Common Stock entitled to vote on the Plan of Liquidation (i.e., a majority of the outstanding shares of Common Stock).

What is the Plan of Liquidation?

The Plan of Liquidation contemplates the sale or disposition of all the Company’s assets, the wind-down of the Company’s business and affairs and the termination of the Company’s existence by voluntary dissolution. The Plan of Liquidation was approved by the Board on March 24, 2026, subject to stockholder approval.

Are there any risks related to the Plan of Liquidation?

Yes. You should carefully review the section titled “Risk Factors Related to the Plan of Liquidation.”

Why did the Board approve the Plan of Liquidation?

After considering the other strategic alternatives described in this Proxy Statement, the Board concluded that a planned Liquidation and Dissolution pursuant to the Plan of Liquidation was in the Company’s and its stockholders’ best interests and is the strategic alternative that is most likely to result in the greatest value for stockholders, as compared to the Company’s other strategic alternatives. In making this determination and evaluating the Plan of Liquidation, the Board consulted with Eastdil Secured and the Company’s legal advisors, and the Board considered a number of factors. See “Reasons for the Plan of Liquidation” and “Risk Factors Related to the Plan of Liquidation.”

What are the estimated liquidating distributions that stockholders will receive pursuant to the Plan of Liquidation?

The Company estimates that the Estimated Liquidating Distributions Per Share of Common Stock will range from approximately $29.73 to $37.69. Although the Company provided an estimated range for the Estimated Liquidating Distributions Per Share of Common Stock and intends to make distributions during the liquidation process, the timing and amount of those distributions may vary based on a number of factors and no assurance can be given as to when, or whether, the Company will be able to make any liquidating distributions to the stockholders or the amount of any such distributions. See the sections of this Proxy Statement titled “Risk Factors Related to the Plan of Liquidation” and “Calculation of the Range of Estimated Liquidating Distributions Per Share of Common Stock.”

Do the directors and executive officers of the Company have any interest in the Plan of Liquidation?

The interests of our directors and executive officers in the Plan of Liquidation are generally aligned with the interests of our stockholders; however, our directors and executive officers may have interests which differ from or are in addition to those of our stockholders generally. Certain compensation is expected to become payable to our named executive officers in connection with the Plan of Liquidation. See “Proposal No. 4: The Plan of Liquidation Proposal—Interests of Our Directors and Executive Officers.”

Will I still be able to sell or transfer my shares of Common Stock if stockholders approve the Plan of Liquidation Proposal?

Yes. If stockholders approve the Plan of Liquidation Proposal, stockholders generally will continue to be able to sell or otherwise transfer their shares of Common Stock unless and until trading in the Common Stock is suspended or the Common Stock is delisted from NASDAQ. However, there can be no assurance as to how long the Common Stock will remain listed on NASDAQ following such approval. Although the Company currently expects that the Common Stock will remain listed on NASDAQ until the Board makes such determination to voluntarily delist, NASDAQ may commence delisting proceedings against the Company at any time if (i) the Company and/or the Common Stock do not meet the continued listing standards of NASDAQ or (ii) NASDAQ exercises its discretionary authority to delist the Common Stock under NASDAQ Listing Rule 5110. Even if NASDAQ does not move to delist the Common Stock, the Company may voluntarily delist the Common Stock from NASDAQ in an effort to reduce the Company’s operating expenses and maximize the Estimated Liquidating Distributions Per Share of Common Stock. If the Company’s Common Stock is delisted from NASDAQ, stockholders may have difficulty trading their shares of Common Stock on the secondary market.

When does the Company expect to complete the Liquidation and Dissolution of the Company pursuant to the Plan of Liquidation?

Following stockholder approval, and at the time the Board determines is appropriate, the Company would file a certificate of dissolution with the Secretary of State of the State of Delaware in accordance with Section 275 of the DGCL. The dissolution would become effective when the certificate of dissolution is filed, or at any later date and time specified in the certificate of dissolution.

After the effective time of the certificate of dissolution, the Company will continue for a period of three years, or for a longer period if the Delaware Court of Chancery so directs, as a corporate body for the limited purposes of prosecuting and defending suits, settling and closing its business, disposing of and conveying its property, discharging its liabilities and distributing any remaining assets to its stockholders. During this period, the Company may not continue the business for which it was organized except to the extent necessary or appropriate to preserve or enhance value and wind up its affairs. Under the Plan of Liquidation, the Company (and its subsidiaries) may continue to develop and complete any projects or other activities that are in process (as determined by the Company) at the effective time of the dissolution of the Company, so long as the Company determines that doing so will increase or otherwise enhance the value of the project, property or asset for sale or other disposition.

Am I entitled to appraisal or dissenters’ rights in connection with the Plan of Liquidation?

No, under Delaware law our stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Plan of Liquidation.

Can I revoke my proxy or change my voting instructions after I deliver my proxy or voting instructions?

Yes. If your shares are registered in your name, your proxy can be revoked or changed at any time before it is used to vote your shares of our Common Stock if you: (1) deliver notice in writing to our corporate secretary before the 2026 Annual Meeting; (2) timely provide to us another proxy with a later date; or (3) are present at the 2026 Annual Meeting and either vote in person or notify the corporate secretary in writing at the 2026 Annual Meeting of your wish to revoke your proxy. Your attendance alone at the 2026 Annual Meeting will not be enough to revoke your proxy.

If your shares are held in “street name,” your proxy or voting instructions can be revoked or changed at any time before used to vote your shares of our Common Stock if you: (1) in accordance with the voting instructions from your bank, broker, trustee or other nominee, timely provide to your bank, broker, trustee or other nominee another proxy or voting instructions with a later date; or (2) are present at the 2026 Annual Meeting and either vote in person or notify the corporate secretary in writing at the 2026 Annual Meeting of your wish to revoke your proxy. Your attendance alone at the 2026 Annual Meeting will not be enough to revoke your proxy. If you hold your shares in “street name” and wish to attend the 2026 Annual Meeting and vote in person, you must provide a “legal proxy” from your bank, broker, trustee or other nominee and proof of ownership on the record date (such as a recent brokerage statement) or the voting instruction form mailed to you by your bank, broker, trustee or other nominee.

How will we solicit proxies and who pays for soliciting proxies?

U.S. federal securities laws require us to send you this Proxy Statement and any amendments or supplements thereto. The Company will bear the expenses of calling and holding the 2026 Annual Meeting and the solicitation of proxies therefor. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have also retained Innisfree M&A Incorporated, for an estimated fee of $40,000 plus reimbursement of out-of-pocket expenses, to assist us in the solicitation of proxies and otherwise in connection with the 2026 Annual Meeting. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the 2026 Annual Meeting?

Our Board does not expect to bring any other matter, other than the matters described in this Proxy Statement, before the 2026 Annual Meeting, and it is not aware of any other matter that may be considered at the 2026 Annual Meeting. In addition, pursuant to our By-Laws, the time has elapsed for any stockholder to properly bring a matter before the 2026 Annual Meeting. However, if any other matter does properly come before the 2026 Annual Meeting, each of the proxy holders will vote any shares of our Common Stock, for which he holds a proxy to vote at the 2026 Annual Meeting, in his discretion.

What happens if the 2026 Annual Meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the postponed or adjourned 2026 Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares if you follow the procedures described under the question “Can I revoke my proxy or change my voting instructions after I deliver my proxy or voting instructions?” above.

Where can I find the voting results of the 2026 Annual Meeting?

We will report the voting results of the 2026 Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days of our 2026 Annual Meeting, a copy of which will also be available on our website at stratusproperties.com under Investors–SEC Filings.

Where You Can Find Additional Information

The Company files certain reports and information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains the Company’s reports, proxy statements and other information at www.sec.gov.

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement. This means that the Company can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. This Proxy Statement may update and supersede the information incorporated by reference.

The following documents filed with the SEC are incorporated by reference in this Proxy Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 27, 2026; and

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March 11, 2026, and March 25, 2026.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this Proxy Statement.

We also incorporate by reference into this Proxy Statement the Plan of Liquidation attached to this Proxy Statement as Annex B.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of any of the documents incorporated by reference in this Proxy Statement. Requests for such copies should be directed to the Secretary of the Company at: Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. If you would like to request documents, please do so promptly in order to receive them before the 2026 Annual Meeting. If you wish to receive a copy of any documents incorporated by reference in this Proxy Statement, the Company will mail you these documents without charge excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this Proxy Statement).

These documents are also available on our website at stratusproperties.com under Investors–SEC Filings. The information provided on the Company’s website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.

2027 Stockholder Proposals

If the Company is dissolved prior to the date on which we would be required to hold an annual meeting of stockholders next year, we will not have an annual meeting of stockholders in 2027. However, if the Company is not dissolved prior to the date on which we would be required to hold an annual meeting of stockholders next year, stockholders will continue to be entitled to attend and participate in such stockholder meeting. Accordingly, we intend to hold an annual meeting of stockholders in 2027 only if the Plan of Liquidation is not completed by the date on which we would be required to hold an annual meeting of stockholders.

If you would like us to include a proposal in next year’s proxy statement, if any, you must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and deliver it in writing to: Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701 by December 25, 2026.

If you would like to present a proposal at the next annual meeting of stockholders but do not wish to have it included in next year’s proxy statement, you must submit it in writing to our corporate secretary, at the above address, by no later than the close of business February 1, 2027 and no earlier than the close of business on November 3, 2026, in accordance with the specific procedural requirements in our By-Laws. If the date of next year’s annual meeting of stockholders, if any, is moved to a date more than 30 days before or 90 days after the anniversary of the 2026 Annual Meeting, a stockholder’s proposal must be received no earlier than the close of business on the 120th day prior to next year’s annual meeting, if any, and no later than the close of business on the later of the 90th day prior to next year’s annual meeting, if any, or the 10th day following the day on which public announcement of the date of next year’s annual meeting, if any, is first made. If we hold an annual meeting next year, failure to comply with the procedures and deadlines in our By-Laws may preclude the presentation of your proposal at our 2027 annual meeting of stockholders.

If you would like a copy of the requirements or procedures described above, please contact our corporate secretary as provided above, or access our By-Laws on our website at stratusproperties.com under Investors–Corporate Governance.

ANNEX A

METHODOLOGY USED TO CALCULATE CERTAIN AIP METRICS

Reconciliation of U.S. GAAP Revenue and Cost of Sales for Leasing Operations to AIP NOI of Leasing Properties Stabilized Prior to 2025

For the Year Ended December 31, 2025 (in thousands)

	Revenue	Expenses	NOI
U.S. GAAP Leasing Operations revenue and cost of sales excluding depreciation per consolidated financial statements	$19,316	$8,978	10,338
Less:
Leasing Operations revenue and expenses from other than stabilized properties	(1,037)	(2,333)	1,296
Lease accounting U.S. GAAP adjustments	85	85	—
Amortization of leasing costs and concessions	88	(411)	499
Adjustments to annualize NOI for properties sold in 2025, in accordance with the metric	1,751	525	1,226
Other	(1)	9	(10)

NOI of Leasing Properties Stabilized Prior to 2025	$20,202	$6,853	$13,349

Reconciliation of U.S. GAAP G&A to AIP Cash G&A

For the Year Ended December 31, 2025 (in thousands)

U.S. GAAP general and administrative expenses per consolidated financial statements	$14,786
Less:
Non-cash compensation related to RSU vesting	(1,261)
Non-cash compensation credit associated with stock-based and Profit Plan/LTIP award accruals	167
Approved annual incentive awards	(1,693)
Approved profit sharing contribution	(418)

Cash G&A	$11,581

Reconciliation of U.S. GAAP Cash and Cash Equivalents to AIP Liquidity

As of December 31, 2025 (in thousands)

U.S. GAAP cash and cash equivalents per consolidated financial statements	$74,288
Less cash and cash equivalents of consolidated limited partnerships	(4,627)
Add availability under the Comerica Bank revolving credit facility	17,120
Add duplication between letters of credit and financing in place to fund related costs	7,587
Add approved stock repurchases during 2025	3,214

Liquidity	$97,582

A-1

ANNEX B

THE PLAN OF LIQUIDATION

STRATUS PROPERTIES INC.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

This Plan of Complete Liquidation and Dissolution (this “Plan”) is intended to describe and govern the implementation of the complete liquidation, dissolution, and winding up of Stratus Properties Inc., a Delaware corporation (such corporation or a successor entity, the “Company”), and the distribution of all of its assets available for distribution to its stockholders under the General Corporation Law of the State of Delaware (the “DGCL”) in accordance with Section 275 and other applicable provisions of the DGCL. This Plan includes a plan of liquidation that provides for the Company’s complete liquidation and dissolution in accordance with Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Approval of Plan. The Board of Directors of the Company (together with any authorized committee thereof, the “Board”) has approved and adopted resolutions determining it is advisable and in the best interests of the Company and its stockholders to (i) dissolve and liquidate the Company (including the sale of all or substantially all of the Company’s assets); (ii) approve and adopt this Plan; and (iii) call a meeting of the stockholders of the Company to approve the proposed dissolution and liquidation of the Company (including the sale of all or substantially all of the Company’s assets) pursuant to Section 275 of the DGCL and the approval and adoption of this Plan. If stockholders holding a majority of the outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company on the record date fixed by the Board entitled to vote thereon vote to approve the proposed dissolution and liquidation of the Company (including the sale of all or substantially all of the Company’s assets) and the adoption of this Plan, this Plan shall constitute the adopted Plan of the Company and become effective as of the date of such stockholder approval (the “Adoption Date”).

2. Certificate of Dissolution and Effective Time. Subject to Section 14 of this Plan, at such time after the Adoption Date as may be determined by the Company in its sole and absolute discretion, the Company shall file with the Delaware Secretary of State (the “SOS”) a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. The Company shall be dissolved at the time the Certificate of Dissolution is filed with the SOS or such later time as may be stated in the Certificate of Dissolution (the “Effective Time”).

3. Survival Period and Cessation of Business Activities. In accordance with Section 278 of the DGCL, for three (3) years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct), the Company shall be continued as a body corporate for the purpose of prosecuting and defending suits (civil, criminal, or administrative) by or against the Company, gradually settling and closing its business, disposing of and conveying its property, discharging its liabilities, and distributing its remaining assets to its stockholders in one or more distributions. However, after the Effective Time, the Company shall not engage in any business for which the Company was organized except for the period set forth in and the purposes allowed by Section 278 of the DGCL. For the avoidance of doubt, during the three (3) years following the Effective Time, the Company is authorized to, and to cause its subsidiaries to, continue to develop and/or complete any projects or activities that are in process at the Effective Time, so long as the Company determines that doing so will increase or otherwise enhance the value of the project, property or asset for sale or other disposition.

4. Dissolution Process. From and after the Effective Time and subject to the provisions of this Plan, the Company shall complete the following corporate actions:

a. Sale of Non-Cash Assets. After the Effective Time, the Company, acting for itself and/or in its capacity as an equity holder, general partner, or manager of any direct or indirect subsidiaries or its controlled affiliates, is authorized to and shall collect, sell, convey, transfer, assign, exchange, abandon, or otherwise dispose of all or substantially all of its and its subsidiaries or its controlled affiliates’ non-cash property and assets, including, without limitation, all tangible assets, intellectual property, and other intangible assets, in one or more transactions upon such terms and conditions as the Company, in its sole and absolute discretion, deems advisable and in the best interests of the Company and its stockholders, without any further vote or action by the Company’s stockholders, except as required by applicable law. The Company shall not be required to obtain appraisals, fairness opinions, or other third-party opinions as to the value of its or its subsidiaries or its controlled affiliates’ properties and assets in connection with the liquidation. In connection with such collections, sales, conveyances, transfers, exchanges, and other dispositions, the Company shall collect or make provision for the collection of all accounts receivable, debts, and claims owing to the Company. The Company is authorized to take actions necessary or advisable to preserve or enhance value and wind up its affairs.

b. Liquidation of Remaining Assets. The Company may, if the Board determines it advisable, determine whether and when to transfer some of all the Company’s remaining property and assets to a liquidating trust established pursuant to Section 7 of this Plan.

c. Payment Obligations. The Company shall (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company; (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company , are likely to arise or to become known to the Company within ten (10) years after the Effective Time, if any. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate, or desirable by the Board in its sole and absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations or other unascertained or contingent liabilities and expenses against the Company or its subsidiaries, including, without limitation, tax obligations and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan. Creation of the Contingency Reserve may be accomplished by a recording in the Company’s books and records of any accounting or bookkeeping entry which indicates the setting aside of such funds for payment. The Company is also authorized, but not required, to create one or more reserve funds for the Contingency Reserve by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in any such escrowed Contingency Reserve at the end of its term shall be returned to the Company or such other successor-in-interest to the Company as may then exist for payment to the former stockholders of the Company as of the Effective Time or, if so determined to be appropriate or convenient by the Board or the successor(s) thereto, to satisfy other liabilities or liquidating expenses of the Company. The Company may also create one or more reserve funds by any other reasonable means.

d. Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the making of reasonable provision for the payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to the stockholders of the Company in accordance with the respective number of shares then held of record as of a date fixed by the Board for determining entitlement to distributions. Such distribution may occur all at once or in a series of distributions and shall be in cash and/or assets, in such amounts, and at such time or times, as the Board, in its sole and absolute discretion, may determine.

e. Subsidiaries. As part of its liquidation and winding up, the Company may take any and all actions with respect to its subsidiaries in accordance with the requirements of the laws and the documents governing its subsidiaries, to liquidate, dissolve and wind up such subsidiaries.

Without limiting the generality of the foregoing, the Board, in its sole and absolute discretion, may instruct the officers of the Company to delay taking any of the foregoing steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate, or advisable for the Company to maximize the value of the Company’s assets upon liquidation; provided, that such steps may not be delayed longer than is permitted by applicable law.

In addition, this Plan is intended to constitute the plan of distribution contemplated by Section 281(b) of the DGCL unless and until (if ever) the Board elects, in its sole and absolute discretion, to cause the Company to proceed with the dissolution and liquidation of the Company in accordance with Sections 280 and 281(a) of the DGCL.

5. Cancellation of Stock; Stock Transfer Books. Subject to Section 7 below and the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Second Amended and Restated By-Laws of the Company, as amended (collectively, the “Governing Documents”), the liquidating distributions contemplated by this Plan shall be in complete liquidation of the Company. As a condition to receipt of any distribution to the stockholders, the Company may require the stockholders to (i) surrender their certificates evidencing their shares of stock to the Company or (ii) furnish the Company with evidence satisfactory to the Company of the loss, theft, or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. The Company shall not be required to close its stock transfer books or discontinue recording transfers of shares of stock of the Company at the Effective Time, and instead may close the transfer books and discontinue transfers at any later time determined by the Board to be advisable.

6. Authority of Directors and Officers.

a. Director and Officer Positions and Authority. Directors and officers of the Company shall wind up the affairs of the Company as contemplated by this Plan and Delaware law. The Board may appoint officers, hire employees, and retain independent contractors, consultants and advisors in connection with the winding up process, and may, in the absolute discretion of the Board, but subject to applicable legal and regulatory requirements, pay to the Company’s directors, officers, employees, contractors, and advisors or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by the stockholders of the Company as provided in Section 1 above shall constitute the approval by the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

The adoption of this Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Board, without further stockholder action, to do and perform, or cause the officers, employees, agents and representatives of the Company, to do and perform, any and all acts and to make, execute, deliver and adopt any and all agreements, resolutions, conveyances, assignments, transfers, certificates, and other documents of any kind and character that the Board or its designees deem necessary, appropriate, or advisable: (i) to implement this Plan and the transactions contemplated by this Plan and dissolve the Company in accordance with Delaware law; (ii) to cause all filings or acts required by any local, state, federal or foreign law or regulation, to liquidate and wind up the affairs of the Company; (iii) to sell, convey, transfer, exchange, and otherwise dispose of all of the assets and properties of the Company; (iv) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL or if the Board determines, in accordance with Sections 280 and 281(a) of the DGCL; and (v) to distribute any remaining properties and assets of the Company to the stockholders of the Company.

b. General Authorization. The Board and the officers of the Company as the Board may direct are hereby authorized to interpret the provisions of this Plan and are hereby authorized and directed to take any further actions and to execute any agreements, conveyances, assignments, transfers, certificates, and other documents as may in their judgment be necessary or desirable in order to wind-down expeditiously the affairs of the Company and its subsidiaries and its controlled affiliates and complete this Plan, including, without limitation, (i) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of any and all property of the Company and its subsidiaries and its controlled affiliates whether real or personal, tangible or intangible; (ii) the appointment of other persons to carry out any aspect of this Plan; (iii) the temporary investment of funds in any investment as the Board may deem appropriate; (iv) the entering into of agreements with, or modifying or amending of existing agreements with any advisor, agent, employee, officer, trustee, representative, or contractor of the Company or its subsidiaries; and (v) the modification of this Plan as may be necessary to implement this Plan. The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. The Board may change its size after the Effective Time, and a majority of the directors then in office may fill any vacant or newly-created directorship.

7. Liquidating Trust. If the Board determines in its sole and absolute discretion that it is desirable, advisable, or appropriate to do so in order to facilitate the liquidation and winding up of the Company, the Board may cause the Company to make the final distribution to stockholders as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole and absolute discretion. The Liquidating Trust shall have such terms and conditions as the Board may determine in its sole and absolute discretion, including any of the following provisions:

a. Creation of Trust and Transfer of Assets. The Company may create the Liquidating Trust under statutory or common law of Delaware or such other jurisdiction as the Board deems advisable and may transfer and assign to the Liquidating Trust all or substantially all of the remaining assets of the Company and its subsidiaries of every sort whatsoever, including its unsold properties, assets, claims, contingent claims, and causes of action, subject to all of their unsatisfied debts, liabilities, and expenses, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company shall have no interest of any character in and to any such assets and all of such assets shall thereafter be held by the Liquidating Trust. The trustees of the Liquidating Trust (individually, a “Trustee,” and collectively, the “Trustees”) shall in general be authorized to take charge of the Company’s property, and to sell and convert into cash any and all non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint one or more agents under it and to do all other acts which might be done by the Company that may be necessary, appropriate, or advisable for the final settlement of the unfinished business of the Company.

b. Deemed Distribution of Beneficial Interest in Trust. Simultaneously with such transfer and assignment to the Liquidating Trust, certificates evidencing Common Stock will be deemed to represent ownership in the Liquidating Trust, each holder of one or more Common Stock shall automatically and without any need for notice or presentment of a certificate be deemed to hold a corresponding number of shares of common beneficial interest in the Liquidating Trust. Such deemed distribution of shares of common beneficial interest shall constitute the final distribution of all of the assets of the Company to the stockholders under this Plan.

c. Declaration of Trust. The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Liquidating Trust Declaration of Trust”) in such form and containing such terms and conditions as the Board determines in its sole and absolute discretion. Without limiting the generality of the foregoing, the Liquidating Trust Declaration of Trust shall provide that: (i) shares of common beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession, or operation of law); (ii) the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Company’s assets were first transferred to it, subject to extensions of determinate duration; and (iii) the Liquidating Trust shall provide such reports to beneficial holders as are required by applicable law.

d. Trustees. The Board shall designate the initial trustees of the Liquidating Trust. The Board is authorized to appoint one or more individuals or entities, or any combination, to act as a trustee or trustees for the Liquidating Trust. Any past or current officer, director, employee, agent, or representative of the Company may act as a trustee of the Liquidating Trust.

e. Approval. Approval of this Plan shall constitute the approval by the stockholders of (i) the transfer and assignment to the Liquidating Trust; (ii) the form and substance of the Liquidating Trust Declaration of Trust, as approved by the Board; and (iii) the appointment of trustees of the Liquidating Trust designated by the Board.

8. Tax Forms. This Plan is intended to be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code and the regulations promulgated thereunder. The Company’s officers are authorized to take such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the regulations promulgated thereunder. The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as such officers deem appropriate and in the best interests of the Company. Within thirty (30) days after the Adoption Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of this Plan, as advised and approved by the Board and approved by the stockholders of the Company. The Company shall also file in due course all other tax (federal, state, local, or otherwise) returns, certificates, documents, and information required to be filed by reason of the complete liquidation of the Company.

9. Indemnification and Advancement. The Company shall continue to indemnify and provide for advancement of expenses to its directors, officers, employees, and agents in accordance with the Governing Documents and any contractual arrangements, for actions taken or omissions in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate, or advisable to cover the Company’s indemnification obligations, including, without limitation, directors’ and officers’ liability coverage.

10. Insurance. The Company is authorized, but not required, to procure one or more insurance policies in a reasonable amount to be determined by the Board in its sole and absolute discretion, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses, including for indemnification of the Company, its subsidiaries and its controlled affiliates, and their respective directors, officers, managers, members, employees, advisors, trustees, and other representatives, if the Board in its sole and absolute discretion deems such insurance policies desirable.

11. Absence of Appraisal Rights. Under Delaware law, the stockholders of the Company are not entitled to appraisal rights for their shares of capital stock in the Company in connection with the transactions contemplated by this Plan.

12. Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the Common Stock as may be required hereunder, or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

13. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency, professional, and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, conveyance, transfer, exchange, or other disposition of the Company’s property and assets and the implementation of this Plan.

14. Modification or Abandonment of this Plan. Notwithstanding approval of the complete liquidation and dissolution of the Company and this Plan by the Company’s stockholders, the Board may modify, amend, or abandon the dissolution of the Company and terminate this Plan and the transactions contemplated hereby without further action by the stockholders of the Company to the extent permitted by the DGCL.

15. Governing Law. The validity, interpretation, and performance of this Plan shall be controlled by and construed under the laws of the State of Delaware. No provision of this Plan (including no provision vesting the Board with discretionary authority) shall relieve the directors of their fiduciary duties imposed by Delaware law.

16. Severability. To the extent any provision of this Plan is found to be invalid or unenforceable, (i) such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Plan; (ii) such provision found to be invalid or unenforceable shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent manifested by the such provision; and (iii) to the fullest extent possible, this Plan shall be construed so as to give effect to the intent manifested thereby.

ANNEX C

OPINION OF EASTDIL SECURED

March 24, 2026

The Board of Directors of

Stratus Properties Inc

212 Lavaca St., Suite 300

Austin, Texas 78701

Ladies and Gentlemen:

We understand that Stratus Properties Inc. (the “Company”) is contemplating the adoption of a plan of complete liquidation and dissolution, pursuant to which the Company will be dissolved and will sell all or substantially all of the assets of the Company (the “Plan of Liquidation”) and will distribute the net proceeds to the stockholders of the Company (the “Stockholders”), after the payment of or reasonable provision for the Company’s liabilities and obligations.

In connection with the contemplated Plan of Liquidation, we have been advised that the Company may enter into one or a series of transactions for the sale of the properties owned by the Company (the “Properties”), after conducting negotiations to establish commercially fair and reasonable terms for such transactions.

We have also been advised that if the Company pursues such Plan of Liquidation, the Company will obtain the approval of: (i) the board of directors of the Company (the “Board of Directors”); and (ii) the Stockholders holding a majority of the outstanding shares (as of the close of business on the record date set by the Board of Directors) of the common stock, par value $0.01 per share, of the Company entitled to vote on the approval of the Plan of Liquidation pursuant to a proxy statement to be provided to such Stockholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include an estimate prepared by management of the Company (“Management”) of the range of expected per share aggregate liquidating distributions to the Stockholders from the Plan of Liquidation (“Management’s Estimated Range of Liquidating Distributions Per Share”), which estimate reflects Management’s best good faith estimate of such distributions taking into account various factors. We have been advised further that Management’s Estimated Range of Liquidating Distributions Per Share is $29.73 to $37.69 per share.

You have requested our opinion as to the reasonableness, from a financial point of view, of Management’s Estimated Range of Liquidating Distributions Per Share to be paid to Stockholders pursuant to the Plan of Liquidation.

For purposes of the opinion set forth herein, we have, among other things:

•

Reviewed certain publicly available business, financial and other information regarding the Company, including information set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly report on Form 10-Q for the quarter ended September 30, 2025 and certain current reports on Form 8-K filed thereafter;

•

Reviewed certain other business and financial information regarding the Company and the Properties furnished to us by Management, including historical operating statements, projected budgets, appraisals, broker opinions of value, regional property sale transactions, internal financial analyses and projections prepared for the Plan of Liquidation;

•	Discussed with Management the physical conditions, market conditions and current and projected operations and performance of each Property;

•

Discussed with Management and reviewed Management’s estimates of Company expenses, including but not limited to, corporate general and administrative expenses, public company costs and other relevant wind-down costs over the course of the projected liquidation period;

•	Performed site visits of certain Properties;

•	Reviewed Management’s estimated range of liquidation values, inclusive of transaction costs and debt repayment, where applicable, for each of the Properties;

•	Reviewed the estimated timeline for the liquidation of each of the Properties provided by Management;

•	Reviewed the number of outstanding shares of common stock of the Company on a fully-diluted basis provided by Management; and

•	Considered such other information, such as financial, economic and market criteria, and made such other inquiries, as we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including Property-level information and financial projections (both corporate and Property-level), and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of Management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. We have not performed an independent appraisal of the assets and liabilities of the Company, including its real estate portfolio, and have relied upon and assumed the accuracy of information (and have not made any independent verification of such information) provided by Management concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Company’s ownership interest in each of the Properties and the economic terms of any interests held by other parties in the Properties; (iv) the number of common shares of the Company outstanding and class of such shares; and (v) the balance sheet value determinations for non-real estate assets and liabilities of the Company and any transaction expenses, general liquidation costs and other adjustments to determine Management’s Estimated Range of Liquidating Distributions Per Share, including but not limited to, corporate general and administrative expenses, public company costs and other relevant wind-down costs. With respect to the financial forecasts, estimates, projections, budgets, value or distribution estimates or adjustments and other information relating to the Company or the Properties that we have been directed to utilize in our analyses, we have been advised by Management and we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of Management and, as the case may be, as to the future financial performance of the Company and the Properties. We assume no responsibility for, and express no view as to, any forecasts, estimates or other information utilized in our analyses or the judgments or assumptions upon which they are based. We also have assumed that there have been no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of the Company or the Properties since the respective dates of the most recent financial statements and other information provided to us.

We have further assumed that: (i) the Company will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in Management’s Estimated Range of Liquidating Distributions Per Share; (ii) the Company’s interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or third-party profit participation other than for those included in Management’s Estimated Range of Liquidating Distributions Per Share and identified to us; (iii) the Company will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation; (iv) the Company will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, or accept any consideration for the sale or exchange of any Company assets which has a market value which is less than the assets exchanged therefor, including any deferred, contingent or earn-out type consideration; (v) the Company will not incur any costs associated with the assumption or prepayment of its loans other than for those included in Management’s Estimated Range of Liquidating Distributions Per Share; (vi) the Company will not incur any additional wind-down costs associated with the Plan of Liquidation other than those included in Management’s Estimated Range of Liquidating Distributions Per Share; (vii) the Company will sell its real estate assets within three years from the date of adoption of the Plan of Liquidation; and (viii) any potential options, warrants, or grants are included in the share count.

Our opinion only addresses the reasonableness, from a financial point of view, of Management’s Estimated Range of Liquidating Distributions Per Share to be paid to Stockholders pursuant to the Plan of Liquidation to the extent expressly specified herein, and does not address any other terms, aspects or implications of the Plan of Liquidation. In arriving at our opinion, we did not: (i) appraise the Company or the assets and liabilities of the Company; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to the Company, the Board of Directors, or the Stockholders with respect to whether or not to pursue a Plan of Liquidation, whether to accept or reject any transaction, or the tax impact of acceptance or rejection of any transaction or the Plan of Liquidation; (iv) express any opinion as to (a) the business decision to pursue a Plan of Liquidation, (b) the amount of total corporate expenses, including corporate general and administrative expenses, public company costs and other relevant wind-down costs over the course of the projected liquidation period, and cash flow items utilized in the calculation of Management’s Estimated Range of Liquidating Distributions Per Share, and (c) any terms of any transaction; (v) provide any implied or explicit guarantee or warranty that the amounts actually realized upon the sale of all or substantially all of the Properties will be within the estimates contained within Management’s Estimated Range of Liquidating Distributions Per Share and that the distributions per share resulting from the Plan of Liquidation will be within Management’s Estimated Range of Liquidating Distributions Per Share, which realized amounts may be higher or lower than Management’s estimates; or (vi) opine as to the fairness of the amount or the nature of any compensation to any of the Company’s officers or directors or any officers, directors, or employees of any affiliates of the Company, or any class of such persons, relative to the compensation to the Stockholders. Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of our analysis and addresses Management’s estimates in the context of information available as of the date of our analysis. We also have not evaluated the solvency or fair value, as the case may be, of Properties, the Company or any other entity under state, federal or other laws relating to bankruptcy, insolvency or similar matters. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In addition, our opinion does not address the merits of the underlying decision by the Company to pursue the Plan of Liquidation or the relative merits of the Plan of Liquidation compared with other business strategies or transactions available or which have been or might be considered by Management or the Board of Directors of the Company or in which the Company might engage. We also are not expressing any view or opinion with respect to, and with the consent of the Company have relied upon the assessments of representatives of the Company regarding, accounting, tax, regulatory, legal or similar matters as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.

We have been engaged to provide this opinion and will receive a fee for such services, which will be payable upon delivery of this opinion.

The Company has agreed to indemnify us and certain related parties against certain liabilities that may arise out of our engagement. We and our affiliates provide a full range of investment banking and financial advisory, property sales and debt placement services in the ordinary course of business, for which we and such affiliates receive customary fees. We and our affiliates currently are providing and in the future may provide investment banking and other financial services to the Company and certain of its affiliates for which we and our affiliates have received and would expect to receive fees.

This opinion has been approved by a committee of Eastdil Secured Advisors investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors and does not constitute a recommendation as to how any stockholder should vote, and may not be used for any other purpose or disclosed without our prior written consent.

Based on and subject to the foregoing, we are of the opinion on the date hereof that Management’s Estimated Range of Liquidating Distributions Per Share to be paid to Stockholders pursuant to the Plan of Liquidation is reasonable from a financial point of view.

Very truly yours,

/s/ Eastdil Secured Advisors LLC

Eastdil Secured Advisors LLC

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Proxies (whether submitted online, by phone, or by mail) must be received by 11:59 p.m. (Central Time), on May 31, 2026.

Online
Go to www.investorvote.com/STRS or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Mail Mark, sign, date and return the bottom portion in the enclosed envelope.

2026 Annual Meeting Proxy Card

IF VOTING BY MAIL, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR each director nominee in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of three Class I directors:					For	Against	Abstain
	For	Withhold		3. Ratification, on an advisory basis, of the appointment of Cohn Reznick LLP as our independent registered public accounting firm for 2026.
01 - Laurie L. Dotter					For	Against	Abstain

02 - James E. Joseph				4. Approval of the plan of complete liquidation and dissolution of the Company.

03 - Michael D. Madden
	For	Against	Abstain	5. Approval of one or more adjournments of the 2026 annual meeting of stockholders, if necessary or advisable as determined by the Board of Directors or a committee thereof.	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of our named executive officers.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

1 U P X

049QYB

STRATUS PROPERTIES INC.

2026 Annual Meeting of Stockholders

June 1, 2026 8:30 a.m., Central Time

212 Lavaca Street

Suite 300

Austin, TX 78701

Upon arrival, please present this admission ticket and photo identification at the registration desk.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS.

The material is available at: www.edocumentview.com/STRS

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/STRS

IF VOTING BY MAIL, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Stratus Properties Inc.

Notice of 2026 Annual Meeting of Stockholders

This Proxy is Solicited by the Board of Directors for the 2026 Annual Meeting to be Held on June 1, 2026

The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the undersigned’s shares of common stock of Stratus Properties Inc. at the annual meeting of stockholders to be held on Monday, June 1, 2026, at 8:30 a.m., Central Time, at 212 Lavaca Street, Suite 300, Austin, TX 78701, on all matters coming before the annual meeting or any adjournment or postponement thereof.

You can obtain directions to the annual meeting by contacting Stratus Properties Inc. at (512) 478-5788.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder, or if no direction is made, will be voted FOR each director nominee in Proposal 1 and FOR Proposals 2, 3, 4 and 5. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders for any other matter properly coming before the annual meeting, including any adjournment or postponement thereof.

If you wish your shares to be voted on all matters as the Board of Directors recommends, simply sign, date and return this proxy card. If you wish your shares to be voted as you specify on a matter or all matters, please also mark the appropriate box or boxes on the back of this proxy card.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.